As filed with the U.S. Securities and Exchange Commission on May 12, 2022.

Registration No. 333-264675

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

Amendment No. 1 to

Form F-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Imperial Petroleum Inc.

(Exact name of registrant as specified in its charter)

Republic of the Marshall Islands	4412	N/A
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

331 Kifissias Avenue

Erithrea 14561, Athens, Greece

(Address of principal executive offices)

Harry N. Vafias

331 Kifissias Avenue

Erithrea 14561, Athens, Greece

Telephone: (011) (30) (210) 625 0001

Facsimile: (011) (30) (210) 625 0018

(Name, Telephone, E-mail and/or Facsimile number and Address of Company Contact Person)

Puglisi & Associates

850 Library Avenue, Suite 204

Newark, Delaware 19711

(302) 738-6680

(Name, address and telephone number of agent for service)

Copies to:

Finn Murphy, Esq. Goodwin Procter LLP The New York Times Building 620 Eighth Avenue New York, New York 10018 (212) 813-8800	Barry Grossman, Esq. Sarah Williams, Esq. Matthew Bernstein, Esq. Ellenoff Grossman & Schole LLP 1345 Avenue of the Americas New York, New York 10105 (212) 370-1300

Approximate date of commencement of proposed sale to the public:

As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company.  ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☒

† The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS

SUBJECT TO COMPLETION

PRELIMINARY PROSPECTUS DATED MAY 12, 2022

56,338,000 Units consisting of

Common Stock or Pre-Funded Warrants to Purchase Common Stock and Class C Warrants to Purchase Common Stock

IMPERIAL PETROLEUM INC.

We are offering 56,338,000 Units consisting of one share of common stock and one Class C Warrant to purchase one share of common stock on a firm commitment basis. Each Class C Warrant will be immediately exercisable for one share of common stock at an exercise price of $             per share and expire five years after the issuance date. We are also offering to each purchaser of Units that would otherwise result in the purchaser’s beneficial ownership exceeding 4.99% of our outstanding common stock immediately following the consummation of this offering, the opportunity to purchase Units consisting of one pre-funded warrant (in lieu of one share of common stock) and one Class C Warrant. Subject to limited exceptions, a holder of pre-funded warrants will not have the right to exercise any portion of its pre-funded warrants if the holder, together with its affiliates, would beneficially own in excess of 4.99% (or, at the election of the holder, such limit may be increased to up to 9.99%) of the number of shares of common stock outstanding immediately after giving effect to such exercise. Each pre-funded warrant will be exercisable for one share of common stock. The purchase price of each Unit including a pre-funded warrant will be equal to the price per Unit including one share of common stock, minus $0.01, and the remaining exercise price of each pre-funded warrant will equal $0.01 per share. The pre-funded warrants will be immediately exercisable (subject to the beneficial ownership cap) and may be exercised at any time until all of the pre-funded warrants are exercised in full. For each Unit including a pre-funded warrant we sell (without regard to any limitation on exercise set forth therein), the number of Units including a share of common stock we are offering will be decreased on a one-for-one basis. The common stock and pre-funded warrants, if any, can each be purchased in this offering only with the accompanying Class C Warrant (other than pursuant to the option of the representative of the underwriters to purchase additional shares of common stock and/or pre-funded warrants and/or Class C Warrants) as part of a Unit, but the components of the Units will immediately separate upon issuance. See “Description of Securities We Are Offering” in this prospectus for more information.

We are also registering the common stock included in the units and the common stock issuable from time to time upon exercise of the Class C Warrants and pre-funded warrants offered hereby.

Our common stock is traded on the Nasdaq Capital Market under the symbol “IMPP.” The reported sale price of our common stock on the

Nasdaq Capital Market on May 10, 2022 was $0.71 per share.

There is no established trading market for the pre-funded warrants or Class C Warrants, and we do not expect an active trading market to develop. We do not intend to list the pre-funded warrants or the Class C Warrants on any securities exchange or other trading market. Without an active trading market, the liquidity of these securities will be limited.

Investing in our securities involves risks. See “Risk Factors” beginning on page 18 of this prospectus before you make an investment in our securities.

	Per Unit including Common Stock	Per Unit including Pre-funded Warrants	Total(2)
Public Offering Price	$	$	$
Underwriting Discounts and Commissions (6.1%)(1)	$	$	$
Proceeds to Imperial Petroleum Inc. (before expenses)	$	$	$

(1)

We have also agreed to issue warrants to purchase shares of our common stock to the underwriter and to reimburse the underwriter for certain expenses. The underwriter’s warrants are exercisable for a number of shares of common stock equal to up to 2.5% of the number of shares of common stock sold in this offering, at an exercise price equal to 125% of the public offering price per Unit. See “Underwriting” for additional information regarding total underwriter compensation.

(2)	Assumes no pre-funded warrants are issued and all units issued in the offering include shares of common stock.

The underwriters are obligated to take and pay for all of the common stock and/or pre-funded warrants and Class C Warrants if any such securities are taken. We have granted the underwriters an option for a period of up to 45 days to purchase up to 8,450,700 additional shares of common stock and/or pre-funded warrants and/or up to an additional 8,450,700 Class C Warrants.

We are an “emerging growth company” as that term is used in the Securities Act of 1933, as amended (the “Securities Act”), and, as such, we may elect to comply with certain reduced public company reporting requirements. See “Risk Factors” and “Prospectus Summary—Implications of Being an Emerging Growth Company.”

Neither the U.S. Securities and Exchange Commission (the “SEC”) nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The underwriters expect to deliver the securities to purchasers on or about                 , 2022.

Maxim Group LLC

Prospectus dated                 , 2022.

-i-

ABOUT THIS PROSPECTUS

You should rely only on the information contained in this prospectus and in any free writing prospectus filed with the SEC. We have not, and the underwriters have not, authorized anyone to provide you with different information or to make representations other than those contained in this prospectus. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer is not permitted. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front of this prospectus.

Unless otherwise indicated, references to “Imperial Petroleum,” the “Company,” “we,” “our,” “us” or similar terms refer to the registrant, Imperial Petroleum Inc., and its subsidiaries, except where the context otherwise requires.

FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements. These forward-looking statements include information about possible or assumed future results of our operations or our performance. Words such as “expects,” “intends,” “plans,” “believes,” “anticipates,” “estimates,” and variations of such words and similar expressions are intended to identify the forward-looking statements. Although we believe that the expectations reflected in such forward-looking statements are reasonable, no assurance can be given that such expectations will prove to have been correct. These statements involve known and unknown risks and are based upon a number of assumptions and estimates which are inherently subject to significant uncertainties and contingencies, many of which are beyond our control. Actual results may differ materially from those expressed or implied by such forward-looking statements. Forward-looking statements include, but are not limited to, statements regarding:

•	future operating or financial results;

•	global and regional economic and political conditions including the conflict in Ukraine and related sanctions;

•

the impact of the COVID-19 pandemic and efforts throughout the world to contain its spread, including effects on global economic activity, demand for seaborne transportation of oil and oil products, the ability and willingness of charterers to fulfill their obligations to us and prevailing charter rates, availability of shipyards performing scrubber installations, drydocking and repairs, changing vessel crews and availability of financing;

•	pending or recent acquisitions, business strategy and expected capital spending or operating expenses;

•	competition in the marine transportation industry;

•	shipping market trends, including charter rates, factors affecting supply and demand and world tanker fleet composition;

•

potential disruption of shipping routes due to accidents, diseases, pandemics, political events, piracy or acts by terrorists, including the impact of the COVID-19 pandemic and the ongoing efforts throughout the world to contain it and the conflict in Ukraine and the related global response;

•	ability to employ our vessels profitably;

•	performance by the counterparties to our charter agreements;

•	future refined petroleum product and oil prices and production;

•	future supply and demand for oil and refined petroleum products;

•

our financial condition and liquidity, including our ability to obtain financing in the future to fund capital expenditures, acquisitions and other general corporate activities, the terms of such financing and our ability to comply with covenants set forth in our financing arrangements;

•	performance by the shipyards constructing any newbuilding vessels we order; and

•	expectations regarding vessel acquisitions and dispositions.

WE UNDERTAKE NO OBLIGATION TO PUBLICLY UPDATE OR REVISE ANY FORWARD-LOOKING STATEMENTS CONTAINED IN THIS PROSPECTUS OR THE DOCUMENTS TO WHICH WE REFER YOU IN THIS PROSPECTUS, TO REFLECT ANY CHANGE IN OUR EXPECTATIONS WITH RESPECT TO SUCH STATEMENTS OR ANY CHANGE IN EVENTS, CONDITIONS OR CIRCUMSTANCES ON WHICH ANY STATEMENT IS BASED, EXCEPT AS REQUIRED BY LAW.

ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated under the laws of the Republic of the Marshall Islands and our principal executive offices are located outside the United States. Our directors and officers reside outside the United States. In addition, substantially all of our assets and the assets of our directors and officers are located outside the United States. As a result, it may not be possible for you to serve legal process within the United States upon us or any of these persons. It may also not be possible for you to enforce, both in and outside the United States, judgments you may obtain in United States courts against us or these persons in any action, including actions based upon the civil liability provisions of U.S. federal or state securities laws.

Furthermore, there is substantial doubt that courts in jurisdictions outside the U.S. (i) would enforce judgments of U.S. courts obtained in actions against us or our directors or officers based upon the civil liability provisions of applicable U.S. federal and state securities laws or (ii) would enforce, in original actions, liabilities against us or our directors or officers based on those laws.

MARKET DATA

The Company uses market data throughout this prospectus. The Company has obtained certain market data from publicly available information and industry publications. These sources generally state that the information they provide has been obtained from sources believed to be reliable, but the accuracy and completeness of the information are not guaranteed. The forecasts and projections are based on industry surveys and the preparers’ experience in the industry, and there is no assurance that any of the projections or forecasts will be achieved. The Company believes that the surveys and market research others have performed are reliable, but the Company has not independently verified this information.

PROSPECTUS SUMMARY

This summary highlights information that appears later in this prospectus and is qualified in its entirety by the more detailed information and financial statements included elsewhere in this prospectus. This summary may not contain all of the information that may be important to you. As an investor or prospective investor, you should carefully review the entire prospectus, including the section of this prospectus entitled “Risk Factors” and the more detailed information that appears later in this prospectus before making an investment in our securities.

Imperial Petroleum Inc. was incorporated under the laws of the Republic of the Marshall Islands on May 14, 2021, by StealthGas Inc. (“StealthGas”) to serve as the holding company of four subsidiaries, each owning one of the tanker vessels in our initial fleet, that it subsequently contributed to us in connection with the Spin-Off (as defined below). On December 3, 2021, StealthGas distributed all of our outstanding shares of common stock, par value $0.01 per share (“common stock”), and 8.75% Series A Cumulative Redeemable Perpetual Preferred Stock, par value $0.01 per share, liquidation preference $25.00 per share (“Series A Preferred Stock”), to its stockholders, which completed our separation from StealthGas (the “Spin-Off”).

Unless otherwise indicated, references to “Imperial Petroleum,” the “Company,” “we,” “our,” “us” or similar terms refer to the registrant, Imperial Petroleum Inc., and its subsidiaries, except where the context otherwise requires. We use the term deadweight tons (“dwt”), expressed in metric tons, each of which is equivalent to 1,000 kilograms, in describing the size of our vessels. Unless otherwise indicated, all references to “U.S. dollars,” “dollars,” “U.S. $” and “$” in this prospectus are to the lawful currency of the United States of America.

Overview

We are a provider of international seaborne transportation services to oil producers, refineries and commodities traders. We own and operate a fleet of four medium range (“MR”) refined petroleum product tankers that carry refined petroleum products such as gasoline, diesel, fuel oil and jet fuel, as well as edible oils and chemicals, and one Aframax tanker which is used for carrying crude oil. The total cargo carrying capacity of our fleet is 305,804 dwt. We have also agreed to acquire one MR refined petroleum product tanker, built at Shin Kurushima Dockyard, Japan in 2011, with a carrying capacity of 46,000 dwt, which is scheduled to be delivered to us on a charter-free basis by the end of May 2022.

Upon the completion of the Spin-Off on December 3, 2021, we began operating as a separate company from StealthGas, the Nasdaq-listed ship-owning company serving the liquefied petroleum gas (“LPG”) sector of the international shipping industry, of which we were previously a part.

Our Fleet

As of May 1, 2022, the profile and deployment of our fleet is the following:

Name	Year Built	Country Built	Vessel Size (dwt)	Vessel Type	Employment Status	Daily Charter Rate	Expiration of Charter(1)
Clean Nirvana	2008	Korea	50,000	MR product tanker	Spot
Magic Wand	2008	Korea	47,000	MR product tanker	Time Charter	$12,250	May 2023(2)
Clean Thrasher	2008	Korea	47,000	MR product tanker	Time Charter	$14,500	May 2022
Falcon Maryam	2009	Korea	46,000	MR product tanker	Bareboat	$7,800	September 2022
Stealth Berana	2010	Korea	115,804	Aframax oil tanker	Time Charter	$33,000	May 2022
Fleet Total			305,804

(1)	Earliest date charters could expire.
(2)	The charter daily rate will be adjusted to $14,500 from May 5, 2022 through expiration.

We plan to expand our fleet by investing in vessels, which may include vessels in other seaborne transportation sectors in addition to the product and crude tanker sectors, under favorable market conditions; and, as described above, have recently entered into agreements to acquire two MR product tankers, one of which was delivered to us on March 28, 2022. We also intend to take advantage of the cyclical nature of the market by buying and selling ships when we believe favorable opportunities exist. We will deploy our fleet on a mix of period charters, including time and bareboat charters which can last up to several years, and spot market charters, which generally last from one to six months, according to our assessment of market conditions.

As of May 1, 2022, four of our tanker vessels were employed under a time charter or a bareboat contract, and one of our product tankers was operating in the spot market. As of April 1, 2022, approximately 40% of the remaining ship capacity days in 2022 for the five vessels in our current fleet is under contract.

The Vafias family, of which our President and Chief Executive Officer, Harry Vafias, is a member, is one of our largest stockholders. The Vafias family has been active in shipping for over 40 years. The Vafias family formed Stealth Maritime Corporation S.A. (“Stealth Maritime”) in 1999, which, as our fleet manager, is responsible for all aspects of our administration and operations. During 2021, StealthGas and affiliates of our Manager, Stealth Maritime, owned or partially owned in total 76 vessels (including 21 tankers).

Management of Our Fleet

All of our vessels are managed by Stealth Maritime, a company controlled by members of the Vafias family, of which our Chief Executive Officer is a member. We have a management agreement with Stealth Maritime pursuant to which Stealth Maritime provides us with technical, administrative, commercial and certain other services. In relation to the technical services, Stealth Maritime is responsible for arranging for the crewing of the vessels, the day to day operations, inspections and vetting, maintenance, repairs, drydocking and insurance. Administrative functions include but are not limited to accounting, back-office, reporting, legal and secretarial services. In addition, Stealth Maritime provides services for the chartering of our vessels and monitoring thereof, freight collection, and sale and purchase. In providing most of these services, Stealth Maritime pays third parties and receives reimbursement from us. In addition, Stealth Maritime subcontracts technical management and crew management for some of our vessels to third parties, including Hellenic Manning Overseas Inc. and Bernard Shulte Management based in Athens. These technical managers are supervised by Stealth Maritime.

Our management agreement, which we entered into in conjunction with our separation from StealthGas and the Spin-Off, is substantially similar to the management agreement between StealthGas and Stealth Maritime relating to our vessels that were previously owned by StealthGas, including providing for the same fee levels. Under our management agreement we pay Stealth Maritime a fixed management fee of $440 per vessel operating under a voyage or time charter per day on a monthly basis in advance, pro-rated for the calendar days we own the vessels. We pay a fixed fee of $125 per vessel per day for each of our vessels operating on bareboat charter. We are also be obligated to pay Stealth Maritime a fee equal to 1.25% of the gross freight, demurrage and charter hire collected from the employment of our vessels. Stealth Maritime will also earn a fee equal to 1.0% of the contract price of any vessel bought or sold by them on our behalf. Additional vessels that we may acquire in the future may be managed by Stealth Maritime or by other unaffiliated management companies.

The initial term of our management agreement with Stealth Maritime will expire on December 31, 2025. Unless six months’ notice of non-renewal is given by either party prior to the end of the then current term, this agreement will automatically extend for additional 12-month periods. See “Item 7. Major Stockholders and Related Party Transactions—B. Related Party Transactions—Management and Other Fees” in our Annual Report on Form 20-F for the year ended December 31, 2021 incorporated by reference herein for additional information regarding the management agreement, including management fees and termination provisions.

Market Opportunity

The Company believes that the following current tanker industry trends create attractive market opportunities:

•	Advancements in technology, tanker modification, globalization and macroeconomic events are major drivers affecting the global tanker shipping market, and demand for seaborne transportation.

•

The tanker market remained under substantial pressure in 2021 as the impacts of the pandemic along with recent short-term oil supply shortages arising from certain OPEC+ countries not being able to meet production targets continued to affect demand for tanker transportation. As a result, crude tanker dwt demand is estimated to have contracted by 2.8% in full year 2021 while signs of improvement are projected to be seen in 2022 where crude tanker dwt demand is expected to increase by 7.1%. Demand for product tankers in dwt terms is estimated to have increased by around 7.8% in full year 2021, supported by increasing demand for oil products and is expected to increase by around 7.0% in 2022 as demand for oil transportation further recovers and the refinery capacity in key exporting regions further expands. (Clarkson Research Services (Oil and Tanker Trades Outlook, February 2022)). However, the recent conflict between Russia and Ukraine is creating significant uncertainty around its effect in global shipping markets. In 2021, Russia accounted for approximately 9% of seaborne crude oil exports and 11% of refined petroleum exports. Escalating tensions in the region and fears of potential shortages in the supply of Russian crude oil have caused the price of crude oil to currently trade above $100 per barrel while tanker charter rates increased significantly as charterers seek to secure tanker tonnage. Although the exact impact of the geopolitical and humanitarian crisis cannot be quantified yet, we believe that if sanctions are imposed on Russian oil exports, trade patterns of Russian exports will change and oil may be transported via longer haul distances, increasing ton-mile demand.

With regards to the broader shipping industry, we believe that the changing landscape creates new investment opportunities:

•

The COVID-19 pandemic remission has had a positive impact on seaborne demand across industries and sectors. It is expected that trade volumes will grow more strongly in 2022, which combined with older less efficient vessels being scrapped, should improve freight rates and secondhand prices.

•

The market outlook is heavily supported by new regulations. The International Maritime Organization (“IMO”) has implemented new regulations in order to reduce CO2 intensity on the shipping industry by at least 40% by 2030, and greenhouse gas emissions by 50% by 2050. This demand for more environmental sustainability in supply chains has given rise to new services, technologies and business processes which create a new framework around shipping investments and opportunities across all shipping sectors.

We can provide no assurance that the industry dynamics described above will continue or that we will be able to expand our business. For further discussion of the risks that we face, see “Risk Factors” beginning on page 18 of this prospectus.

Our Competitive Strengths

We believe that we possess the following competitive strengths:

•

Experienced Management Team and Manager. Our management team has significant experience in all aspects of commercial, technical, operational and financial areas of our business. Our Chief Executive Officer, Harry Vafias, has over 20 years of experience in the shipping industry, including the tanker, gas and drybulk sectors. Mr. Vafias is a member of the Vafias family, which has been active in shipping for over 40 years. As noted above, the Vafias family formed Stealth Maritime, S.A., in 1999 which, as our fleet manager, is responsible for all aspects of our administration and operations.

•

Cost Efficient Vessel Operations. We believe that we have developed a reputation as an efficient and dependable vessel manager that maintains high standards of operation, vessel technical condition, safety and environmental protection. We believe that by relying on the experience of our fleet manager, Stealth Maritime, we will continue to contain our operating costs by making available to us the operating efficiencies and economies of scale enjoyed by Stealth Maritime and by using Stealth Maritime’s shipping experience in supervising the operations of the technical managers it employs for our fleet. Our total daily operating expenses, including general and administrative expenses and excluding management fees and drydocking expenses, were $5,041 per vessel per day for the year ended December 31, 2020 and $5,512 for the year ended December 31, 2021 (during which time periods we had one vessel on bareboat charter). We actively manage our fleet and strive to maximize utilization and minimize maintenance expenditures. For the years ended December 31, 2019, 2020 and 2021, our fleet operational utilization was 99.7%, 95.7% and 90.5%, respectively.

•

Strong Relationships with Customers and Financial Institutions. We believe our management team, Stealth Maritime and the Vafias family, which has been active in the tanker market since 1999, have developed strong industry relationships and have gained acceptance with charterers, lenders and insurers because of long-standing reputation for safe and reliable service and financial responsibility through various shipping cycles. We believe our ability to attract high-quality charterers is a result of our focus on fulfilling our customers’ expectations for efficiency and reliability. Key to maintaining our relationships with these companies are high standards of safety and consistency of service. Our vessels, office and operations routinely pass the industry’s strictest vetting standards, which enables us to charter our fleet with major oil companies, oil and petrochemical traders.

Our Business Strategy

Our business strategy is focused on providing consistent stockholder returns by timing and structuring acquisitions of vessels and by reliably, safely and efficiently operating our vessels. We continuously evaluate purchase and sale opportunities, as well as employment opportunities for our vessels. Key elements of the above strategy are:

•

Renew and Expand our Fleet. We expect to grow our fleet in a disciplined manner through timely and selective acquisitions of quality vessels. We perform in-depth technical and condition assessment review of each potential acquisition and only purchase vessels as market opportunities present themselves. We focus on purchasing secondhand vessels, newbuildings or newbuilding resales based on the evaluation of each investment option at the time it is made.

•

Optimize Charter Mix. In the current product tanker and crude oil tanker charter market, we are mainly focusing on short to medium term charters, including time and bareboat charters, of one or two years. As the charter market changes and we grow our fleet, we may continue to adjust our chartering strategy to include longer duration term charters or a higher percentage of spot market charters. We seek to charter our vessels to high quality charterers as we have done in the past such as national and independent oil companies, energy traders and industrial companies.

•

Operate a High Quality Fleet. Our primary focus is the operation of medium and large-sized product tankers and crude oil tankers, and as we grow our fleet in the future potentially add vessels in other seaborne transportation sectors that we assess as exhibiting favorable market conditions. We believe that owning a high quality fleet reduces operating costs, improves safety and provides us with a competitive advantage in securing favorable charters. We limit our acquisition of vessels to those that meet rigorous industry standards and that are capable of meeting the stringent certification requirements of major oil companies. We maintain the quality of our vessels by carrying out regular inspections, both while in port and at sea, and adopting a comprehensive maintenance program for each vessel.

•

Maintain Financial Flexibility. We intend to use bank debt to partially fund our further vessel acquisitions and which we hope will increase financial returns for our stockholders. We intend to manage our balance sheet to maintain an adequate level of liquidity and actively assess the level and maturity profile of debt we incur in light of the level of cash flow generated from our chartering strategy and our efficient operating cost structure. We have moderate leverage which we believe will well position us to obtain additional financing and grow our fleet by pursuing selective acquisitions.

Risk Factors Summary

An investment in our securities is subject to a number of risks, including risks related to our industry, business and corporate structure. The following summarizes some, but not all, of these risks. Please carefully consider all of the information discussed in “Risk Factors” in this prospectus for a more thorough description of these and other risks.

•

The cyclical nature of the demand for seaborne transportation of oil and petroleum products, which is currently at low levels, may lead to significant changes in our chartering and vessel utilization, which may result in difficulty finding profitable charters for our vessels.

•

Economic and political factors, including increased trade protectionism and tariffs and health pandemics, such as the COVID-19 pandemic, could materially adversely affect our business, financial position and results of operations.

•

The COVID-19 pandemic will continue to have negative consequences for the shipping industry, including demand for oil and charter rates, which may continue to negatively affect our results of operations.

•	The tanker industry is highly dependent upon the crude oil and petroleum products industries, with the level of availability and demand for oil and petroleum products.

•	An over-supply of ships may lead to a reduction in charter rates, vessel values and profitability.

•

Our operations outside the United States expose us to global risks, such as political conflict, terrorism and public health concerns, including the conflict in Ukraine and related sanctions, which may interfere with the operation of our vessels.

•	We are subject to regulation and liability under environmental, health and safety laws that could require significant expenditures.

•	The small size of our fleet and any limitation in the availability or operation of these vessels could have a material adverse effect on our business, results of operations and financial condition.

•	We are dependent on the ability and willingness of our charterers to honor their commitments to us for all our revenues.

•

We are exposed to the volatile spot market and charters at attractive rates may not be available when the charters for our vessels expire which would have an adverse impact on our revenues and financial condition.

•	Unless we set aside reserves for vessel replacement, at the end of a vessel’s useful life, our revenue will decline, which would adversely affect our cash flows and income.

•

The market values of our vessels may decrease, which could cause us to breach covenants in our expected loan agreements, and could have a material adverse effect on our business, financial condition and results of operations.

•

Our fleet’s average age is above the average age of the global tanker fleet, and as our vessels age we may have difficulty competing with younger, more technologically advanced tankers for charters from oil majors and other top-tier charterers.

•

The book value of our vessels is currently substantially higher than their market value, and if we sell a vessel at a time when vessel prices have not increased, the sale may be for less than the vessel’s carrying value, which would result in a reduction in our profits.

•	We depend on our manager, Stealth Maritime, to operate our business.

•	You may experience future dilution as a result of future equity offerings and other issuances of our common stock, preferred stock or other securities.

Recent Developments

In the first quarter of 2022, we completed an underwritten public offering for 11,040,000 of our common stock and 11,040,000 Class A Warrants, each exercisable for one share of common stock at a price per share of $1.25, including full exercise of the underwriter’s overallotment option. We also issued the underwriters of the offering 552,000 warrants (the “February 2022 Representative Purchase Warrants”), each exercisable for one share of common stock at a price per share of $1.375. The offering resulted in gross proceeds to us of $13.8 million, and net proceeds, after underwriting discounts and commissions and expenses, of approximately $12.4 million.

In March 2022, we completed an underwritten public offering, including the full exercise of the underwriter’s overallotment option, of 43,124,950 units for $1.60 per unit, each unit consisting of (i) one share of common stock of the Company (or pre-funded warrants, all of which were subsequently exercised for common stock, in the case of 3,900,000 units) and (ii) one Class B Warrant to purchase one share of common stock at an exercise price of $1.60 per share. We also issued 1,724,998 warrants to the representative of the underwriters (the “March 2022 Representative Purchase Warrants”) to purchase up to an aggregate of 1,724,998 share of common stock at an exercise price of $2.00 per share.

As of May 1, 2022, (1) an aggregate of 10,997,000 Class A Warrants had been exercised for 10,997,000 shares of our common stock, resulting in proceeds to us of $13,746,250, and (2) an aggregate of 172,950 Class B Warrants had been exercised for 172,950 shares of our common stock, resulting in proceeds to us of $276,720. A total of (1) 43,000 Class A Warrants, with an exercise price of $1.25 per share, and (2) 42,952,000 Class B Warrants, with an exercise price of $1.60 per share, remained outstanding as of May 1, 2022.

We also entered into agreements to acquire two MR refined petroleum product tankers, the Clean Justice and the Clean Nirvana, built at Shin Kurushima Dockyard, Japan in 2011 and at SLS Shipbuilding, South Korea

in 2008, respectively, with an aggregate capacity of approximately 96,000 dwt, from Brave Maritime, which is affiliated with members of the Vafias family other than our Chief Executive Officer, for an aggregate purchase price of $31.0 million. On March 28, 2022, we took delivery of the Clean Nirvana, on a charter-free basis, and we expect to take delivery of the Clean Justice, on a charter-free basis, by the end of May 2022. We funded the $12.5 million purchase price for the Clean Nirvana from cash on hand, and expect to finance the $18.5 million purchase price for the Clean Justice with cash-on-hand and new senior secured bank debt. We are in discussions with an international financial institution for a senior secured credit facility to finance or refinance a portion of the purchase price of these two vessels.

Corporate Structure

Imperial Petroleum Inc. is a holding company existing under the laws of the Marshall Islands, and is the sole owner of the outstanding stock of the subsidiaries listed in Exhibit 21.1 hereto, each of which owns one of the vessels in our current fleet or has contracted to acquire a vessel. Our principal executive offices are located at 331 Kifissias Avenue, Erithrea 14561 Athens, Greece. Our telephone number from the United States is 011 30 210 625 0001. Our website address is www.imperialpetro.com. The information on or linked to on our website is not a part of this prospectus.

Other Information

Because we are incorporated under the laws of the Republic of the Marshall Islands, you may encounter difficulty protecting your interests as stockholders, and your ability to protect your rights through the U.S. federal court system may be limited. Please refer to the sections entitled “Risk Factors” and “Service of Process and Enforcement of Civil Liabilities” for more information.

Implications of Being an “Emerging Growth Company”

We qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act (the “JOBS Act”). As such, we are eligible, for up to five years, to take advantage of certain exemptions from various reporting requirements that are applicable to other publicly traded entities that are not emerging growth companies. These exemptions include:

•

the ability to present more limited financial data, including presenting only two years of audited financial statements and only two years of selected financial data in the registration statement on Form F-1 of which this prospectus is a part;

•	not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes- Oxley Act of 2002 (“Section 404”); and

•

not being required to comply with any requirement that may be adopted by the Public Company Accounting Oversight Board (“PCAOB”) regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis).

We may take advantage of these provisions until the last day of our fiscal year following the fifth anniversary of the completion of the Spin-Off, or such earlier time that we are no longer an emerging growth company. As a result, we do not know if some investors will find our common stock less attractive. The result may be a less active trading market for our common stock, and the price of our common stock may become more volatile.

We will remain an emerging growth company until the earliest of: (i) the last day of the first fiscal year in which our annual gross revenues exceed $1.07 billion; (ii) the last day of the fiscal year following the fifth anniversary of the date of this offering; (iii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our common stock that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter; or (iv) the date on which we have issued more than $1 billion in non-convertible debt securities during any three-year period.

In addition, the JOBS Act provides that an “emerging growth company” can take advantage of an extended transition period for complying with new or revised accounting standards. This provision allows an emerging growth company to delay the adoption of some accounting standards until those standards would otherwise apply to private companies. We have irrevocably elected not to avail ourselves of this exemption, and therefore, we will be subject to the same new or revised accounting standards as other public companies that are not emerging growth companies.

The Offering

Issuer	Imperial Petroleum Inc., a Marshall Islands corporation

Securities offered by us	56,338,000 Units on a firm commitment basis. Each Unit consists of one share of common stock and one Class C Warrant (together with the common stock underlying the Class C Warrants).

We are also offering to each purchaser, with respect to the purchase of Units that would otherwise result in the purchaser’s beneficial ownership exceeding 4.99% of our outstanding common stock immediately following the consummation of this offering, the opportunity to purchase one pre-funded warrant in lieu of one share of common stock. Subject to limited exceptions, a holder of pre-funded warrants will not have the right to exercise any portion of its pre-funded warrant if the holder, together with its affiliates, would beneficially own in excess of 4.99% (or, at the election of the holder, such limit may be increased to up to 9.99%) of the number of shares of common stock outstanding immediately after giving effect to such exercise. Each pre-funded warrant will be exercisable for one share of common stock. The purchase price per pre-funded warrant will be equal to the price per share, minus $0.01, and the exercise price of each pre-funded warrant will equal $0.01 per share. The pre-funded warrants will be immediately exercisable (subject to the beneficial ownership cap) and may be exercised at any time in perpetuity until all of the pre-funded warrants are exercised in full.

The Units will not be certificated or issued in stand-alone form. The common stock and/or pre-funded warrants and the Class C Warrants comprising the Units are immediately separable upon issuance and will be issued separately in this offering.

Public offering price	$ per Unit

Description of Class C Warrants	Each Class C Warrant will have an exercise price of $ per share, will be exercisable upon issuance and will expire five years from issuance. Each Class C Warrant is exercisable for one share of common stock, subject to adjustment in the event of stock dividends, stock splits, stock combinations, reclassifications, reorganizations or similar events affecting our common stock as described herein. The terms of the Class C Warrants will be governed by a Warrant Agency Agreement, dated as of the closing date of this offering, that we expect to be entered into between us and American Stock Transfer & Trust Company, LLC or its affiliate (the “Warrant Agent”). This prospectus also relates to the offering of the common stock issuable upon exercise of the Class C Warrants. For more information regarding the Class C Warrants, you should carefully read the section titled “Description of Securities We Are Offering” in this prospectus.

Over-allotment option	We have granted the underwriters an option for a period of up to 45 days to purchase up to 8,450,700 additional shares of common stock and/or pre-funded warrants and/or 8,450,700 additional Class C Warrants.

Underwriter’s warrants	Upon the closing of this offering, we will issue to Maxim Group LLC or its designee, as the representative of the underwriters in this offering, warrants entitling it to purchase a number of shares of common stock equal to up to 2.5% of the shares of common stock sold in this offering at an exercise price equal to 125% of the public offering price of the units in this offering. The warrants shall be exercisable commencing six months after the commencement of sales of this offering and will expire five years from the commencement of sales of the offering.

Common stock to be outstanding immediately after the offering(1)	126,448,172 shares of common stock (or 134,898,872 shares of common stock, assuming full exercise of the underwriters’ option to purchase additional shares of common stock), assuming we do not issue any pre-funded warrants and assuming that none of the holders of Class C Warrants issued in this offering exercise their Class C Warrants.

Use of proceeds	We estimate that we will receive net proceeds of approximately $37.2 million, and approximately $42.8 million if the underwriters exercise their option to purchase additional shares of common stock and/or pre-funded warrants and Class C Warrants in full, after deducting underwriting discounts and commissions and estimated expenses payable by us. This amount is based on an assumed public offering price of $0.71 per unit, the reported sale price of our common stock on the Nasdaq Capital Market on May 10, 2022 and assuming no exercise of the Class C Warrants sold in this offering.

We intend to use the net proceeds of this offering for capital expenditures, including acquisitions of additional vessels which we have not yet identified, which may include vessels in seaborne transportation sectors other than the product and crude tanker sectors in which we currently operate, and for other general corporate purposes. See “Use of Proceeds.”

Listing	Our common stock currently trades on the Nasdaq Capital Market under the symbol “IMPP.” There are no established public trading markets for the pre-funded warrants or the Class C Warrants, and we do not expect such markets to develop. We do not intend to apply for listing of the pre-funded warrants or the Class C Warrants on any securities exchange or other nationally recognized trading system. Without an active trading market, the liquidity of the pre-funded warrants and the Class C Warrants will be limited.

Risk factors

Your investment in our securities will involve risks. You should carefully consider all the information in this prospectus, including the information referred to in the section entitled “Risk Factors” on page 18 of this prospectus, including information under the heading “Forward-Looking Statements,” before deciding whether to purchase our securities.

(1)	The number of shares of common stock to be outstanding after this offering is based on 70,110,172 shares of common stock outstanding as of May 1, 2022, and excludes:

•	43,000 shares of common stock subject to outstanding Class A Warrants with an exercise price of $1.25 per share, which expire on February 2, 2027;

•	42,952,000 shares of common stock subject to outstanding Class B Warrants with an exercise price of $1.60 per share, which expire on March 23, 2027;

•

1,724,998 shares of common stock subject to outstanding March 2022 Representative’s Purchase Warrants with an exercise price of $2.00 per share, which become exercisable on September 18, 2022 and expire on March 18, 2027; and

•

552,000 shares of common stock subject to outstanding February 2022 Representative’s Purchase Warrants with an exercise price of $1.375 per share, which become exercisable on July 31, 2022 and expire on January 31, 2027.

Except as otherwise noted, all information in this prospectus assumes: (i) no sale of pre-funded warrants in this offering, which, if sold, would reduce the number of shares of common stock that we are offering on a one-for-one basis, (ii) no exercise of the underwriters’ over-allotment option and (iii) no exercise of the Underwriter’s Warrants to be issued to the representative in connection with this offering.

SUMMARY CONSOLIDATED FINANCIAL AND OTHER DATA

The following table presents selected consolidated financial and other operating data for the periods and at the dates indicated. Excluding fleet data, the selected consolidated financial data of Imperial Petroleum Inc. as of December 31, 2020 and 2021 and for the years ended December 31, 2019, 2020 and 2021 is a summary of, is derived from, and is qualified by reference to, our audited consolidated financial statements and notes thereto. Our consolidated financial statements of have been prepared in accordance with U.S. generally accepted accounting principles (“U.S. GAAP”).

The table should be read together with “Item 5. Operating and Financial Review and Prospects” and the audited consolidated financial statements contained in our Annual Report on Form 20-F for the year ended December 31, 2021 incorporated by reference herein.

Imperial Petroleum Inc. – Summary of Selected Historical Financials

(in US Dollars except for Fleet Data and number of shares of common stock)

	Year Ended December 31,
Statement of Operations Data	2019	2020	2021
Voyage revenues	13,329,640	20,302,052	17,362,669
Voyage expenses	405,965	2,944,071	3,366,223
Voyage expenses-related party	166,588	250,241	218,192
Vessel operating expenses	3,775,700	7,112,094	7,346,527
Vessel operating expenses-related party	24,000	48,500	86,500
Dry-docking costs	22,265	935,565	14,380
Vessel depreciation	8,613,177	8,643,920	8,674,663
Management fees-related party	365,515	503,355	527,425
General and administrative expenses-related party	331,408	219,717	614,786
Loss from operations	(374,978)	(355,411)	(3,486,027)
Other expenses, net	(206)	(38,350)	(153,952)
Net loss	(375,184)	(393,761)	(3,639,979)

	As of December 31,
Balance Sheet Data	2020	2021
Cash and cash equivalents	6,451,524	3,389,834
Current assets	9,431,958	6,005,747
Vessels, net	128,689,447	119,962,984
Total assets	138,121,405	128,468,731
Current liabilities	4,059,482	8,633,917
Total liabilities	4,059,482	31,722,888
Former parent company investment	134,061,923	—
Total stockholders’ equity	—	96,745,843

	Year Ended December 31,
Cash Flow Data	2019	2020	2021
Net cash provided by operating activities	8,573,456	8,867,595	5,239,205
Net cash used in investing activities	—	(728,000)	(142,600)
Net cash used in financing activities	(4,168,177)	(9,325,887)	(6,372,101)

	Year Ended December 31,
Fleet Data	2019	2020	2021
Average number of vessels(1)	4.0	4.0	4.0
Total voyage days for fleet(2)	1,456	1,417	1,428
Total time charter days for fleet(3)	569	615	762
Total bareboat charter days for fleet(3)	880	446	365
Total spot market days for fleet(4)	7	356	301
Total calendar days for fleet(5)	1,460	1,464	1,460
Fleet utilization(6)	99.7%	96.8%	97.8%
Fleet operational utilization(7)	99.7%	95.7%	90.5%

Average Daily Results	(In U.S. dollars per day per vessel)
Adjusted average charter rate(8)	8,762	12,073	9,649
Vessel operating expenses(9)	2,603	4,891	5,091
General and administrative expenses(10)	227	150	421
Management fees(11)	250	344	361
Total daily operating expenses(12)	2,830	5,041	5,512

(1)

Average number of vessels is the number of owned vessels that constituted our fleet for the relevant period, as measured by the sum of the number of days each vessel was a part of our fleet during the period divided by the number of calendar days in that period.

(2)

Our total voyage days for our fleet reflect the total days the vessels we operated were in our possession for the relevant periods, net of off-hire days associated with major repairs, drydockings or special or intermediate surveys.

(3)	Total time and bareboat charter days for fleet are the number of voyage days the vessels in our fleet operated on time or bareboat charters for the relevant period.
(4)	Total spot market charter days for fleet are the number of voyage days the vessels in our fleet operated on spot market charters for the relevant period.
(5)

Total calendar days are the total days the vessels we operated were in our possession for the relevant period including off-hire days associated with major repairs, drydockings or special or intermediate surveys.

(6)

Fleet utilization is the percentage of time that our vessels were available for revenue generating voyage days, and is determined by dividing voyage days by fleet calendar days for the relevant period.

(7)

Fleet operational utilization is the percentage of time that our vessels generated revenue, and is determined by dividing voyage days excluding commercially idle days by fleet calendar days for the relevant period.

(8)

Adjusted average charter rate is a measure of the average daily revenue performance of a vessel on a per voyage basis. We determine the adjusted average charter rate by dividing voyage revenue net of voyage expenses by voyage days for the relevant time period. Voyage expenses primarily consist of port, canal and fuel costs that are unique to a particular voyage and are payable by us under a spot charter (which would otherwise be paid by the charterer under a time or bareboat charter contract), as well as commissions or any voyage costs incurred while the vessel is idle. Charter equivalent revenues and adjusted average charter rate are non-GAAP measures which provide additional meaningful information in conjunction with voyage revenues, the most directly comparable GAAP measure, because they assist Company management in making decisions regarding the deployment and use of its vessels and in evaluating their financial performance. They are also standard shipping industry performance measures used primarily to compare period-to-period changes in a shipping company’s performance despite changes in the mix of charter types (i.e., spot charters or time charters, but not bareboat charters) under which the vessels may be employed between the periods. Our calculation of charter equivalent revenues and adjusted average charter rate may not be comparable to that reported by other companies in the shipping or other industries. Under bareboat charters, we are not responsible for either voyage expenses, unlike spot charters, or vessel operating expenses, unlike spot charters and time charters; Reconciliation of charter equivalent revenues as reflected in the consolidated statements of operations and calculation of adjusted average charter rate follow:

	Year Ended December 31,
	2019	2020	2021
Voyage revenues	$13,329,640	$20,302,052	$17,362,669
Voyage expenses	$572,553	$3,194,312	$3,584,415
Charter equivalent revenues	$12,757,087	$17,107,740	$13,778,254
Total voyage days for fleet	1,456	1,417	1,428
Adjusted average charter rate	$8,762	$12,073	$9,649

(9)

Vessel operating expenses, including related party vessel operating expenses, consist of crew costs, provisions, deck and engine stores, lubricating oil, insurance, maintenance and repairs, is calculated by dividing vessel operating expenses by fleet calendar days for the relevant time period.

(10)	Daily general and administrative expenses are calculated by dividing total general and administrative expenses by fleet calendar days for the relevant period.
(11)

Management fees are based on a fixed rate management fee of $440 per day for each vessel in our fleet under spot or time charter and a fixed rate fee of $125 per day for each of the vessels operating on bareboat charter. Daily management fees are calculated by dividing total management fees by fleet calendar days for the relevant period.

(12)

Total operating expenses (“TOE”) is a measurement of our total expenses associated with operating our vessels. TOE is the sum of vessel operating expenses and general and administrative expenses. Daily TOE is calculated by dividing TOE by fleet calendar days for the relevant time period.

RISK FACTORS

Any investment in our securities involves a high degree of risk. In addition to the other information included or incorporated by reference in this prospectus, you should consider carefully the following factors and the factors set forth under the heading “Item 3. Key Information—Risk Factors” in our Annual Report on Form 20-F for the year ended December 31, 2021 filed with the SEC on March 29, 2022 and incorporated herein by reference, before making an investment in our securities. Any of the described risks could significantly and negatively affect our business, financial condition, operating results and prices of our securities. The following risk factors describe the material risks that are presently known to us.

Industry Risk Factors

The tanker industry is cyclical and volatile, which may adversely affect our earnings and available cash flow.

The tanker industry is both cyclical and volatile in terms of charter rates and profitability. Periodic adjustments to the supply of and demand for crude oil and product tankers cause the industry to be cyclical in nature. We expect continued volatility in market rates for our vessels in the foreseeable future with a consequent effect on our short and medium-term liquidity. A worsening of current global economic conditions may cause tanker charter rates to decline and thereby adversely affect our ability to charter or re-charter our vessels and any renewal or replacement charters that we enter into, may not be sufficient to allow us to operate our vessels profitably. In addition, the conflict in Ukraine is disrupting energy production and trade patterns, including shipping in the Black Sea and elsewhere, and its impact on energy prices and tanker rates, which initially have increased, is uncertain. Fluctuations in charter rates and vessel values result from changes in the supply and demand for tanker capacity and changes in the supply and demand for oil and oil products. The factors affecting the supply and demand for tankers are outside of our control, and the nature, timing and degree of changes in industry conditions are unpredictable.

The factors that influence demand for tanker capacity include:

•	supply and demand for energy resources and oil and petroleum products;

•	regional availability of refining capacity and inventories compared to geographies of oil production regions;

•	national policies regarding strategic oil inventories (including if strategic reserves are set at a lower level in the future as oil decreases in the energy mix);

•	global and regional economic and political conditions, including armed conflicts, terrorist activities, embargoes and strikes;

•	currency exchange rates;

•	the distance over which oil and oil products are to be moved by sea;

•	changes in seaborne and other transportation patterns;

•	changes in governmental or maritime self-regulatory organizations’ rules and regulations or actions taken by regulatory authorities;

•	environmental and other legal and regulatory developments;

•	weather and natural disasters;

•	developments in international trade, including those relating to the imposition of tariffs;

•	competition from alternative sources of energy; and

•	international sanctions, embargoes, import and export restrictions, nationalizations and wars.

The factors that influence the supply of tanker capacity include:

•	supply and demand for energy resources and oil and petroleum products;

•	demand for alternative sources of energy;

•	the number of newbuilding orders and deliveries, including slippage in deliveries;

•	the number of vessel casualties;

•	technological advances in tanker design and capacity;

•	the number of shipyards and ability of shipyards to deliver vessels;

•	availability of financing for new vessels and shipping activity;

•	the degree of scrapping or recycling rate of older vessels, depending, amongst other things, on scrapping or recycling rates and international scrapping or recycling regulations;

•	price of steel and vessel equipment;

•	the number of conversions of tankers to other uses or conversions of other vessels to tankers;

•	the number of product tankers trading crude or “dirty” oil products (such as fuel oil);

•	the number of vessels that are out of service, namely those that are laid up, drydocked, awaiting repairs or otherwise not available for hire;

•	changes in government and industry environmental and other regulations that may limit the useful lives of tankers and environmental concerns and regulations;

•	product imbalances (affecting the level of trading activity);

•	developments in international trade, including refinery additions and closures;

•	port or canal congestion; and

•	speed of vessel operation.

In addition to the prevailing and anticipated freight rates, factors that affect the rate of newbuilding, scrapping and laying-up include newbuilding prices, secondhand vessel values in relation to scrap prices, costs of bunkers and other operating costs, costs associated with classification society surveys, normal maintenance costs, insurance coverage costs, the efficiency and age profile of the existing tanker fleet in the market, and government and industry regulation of maritime transportation practices, particularly environmental protection laws and regulations. These factors influencing the supply of and demand for shipping capacity are outside of our control, and we may not be able to correctly assess the nature, timing and degree of changes in industry conditions.

We anticipate that the future demand for our tankers will be dependent upon economic growth in the world’s economies, seasonal and regional changes in demand, changes in the capacity of the global tanker fleet and the sources and supply of oil and petroleum products to be transported by sea. Given the number of new tankers currently on order with shipyards, the capacity of the global tanker fleet seems likely to increase and there can be no assurance as to the timing or extent of future economic growth. Adverse economic, political, social or other developments could have a material adverse effect on our business and operating results.

Declines in oil and natural gas prices for an extended period of time, or market expectations of potential decreases in these prices, could negatively affect our future growth in the tanker sector. Sustained periods of low oil and natural gas prices typically result in reduced exploration and extraction because oil and natural gas companies’ capital expenditure budgets are subject to cash flow from such activities and are therefore sensitive to changes in energy prices. These changes in commodity prices can have a material effect on demand for our services, and periods of low demand can cause excess vessel supply and intensify the competition in the industry, which often results in vessels, particularly older and less technologically-advanced vessels, being idle for long periods of time. We cannot predict the future level of demand for our services or future conditions of the oil and natural gas industry. Any decrease in exploration, development or production expenditures by oil and natural gas companies could reduce our revenues and materially harm our business, results of operations and cash available for distribution.

Various economic and political factors, including increased trade protectionism and tariffs and health pandemics, such as the COVID-19 pandemic, could materially adversely affect our business, financial position and results of operations, as well as our future prospects.

Our business and operating results have been, and will continue to be, affected by global and regional economic conditions. The recovery of the global economy from the severe decline in prior years remains subject to downside risks. In particular, an adverse change in economic conditions affecting China, Japan, India or Southeast Asia generally could have a negative effect on the demand for refined petroleum products and oil, thereby adversely affecting our business, financial position and results of operations, as well as our future prospects. In recent years China and India have been among the world’s fastest growing economies in terms of gross domestic product, and any economic slowdown in the Asia Pacific region particularly in China or India may adversely affect demand for seaborne transportation of refined petroleum products and oil demand and our results of operations. Moreover, any deterioration in the economy of the United States or the European Union (“EU”), may further adversely affect economic growth in Asia. In addition, although to date, the continuing adverse economic conditions in Greece have not had an adverse effect on our managers’ operations, the slow recovery of, and any renewed deterioration in, the Greek economy may result in the imposition of new regulations that may require us to incur new or additional compliance or other administrative costs and may require that we pay to the Greek government new taxes or other fees. Our business, financial position and results of operations, as well as our future prospects, could be adversely affected by adverse economic conditions in any of these countries or regions.

The imposition by the U.S., China or other governments of protectionist trade measures, including tariffs and other trade restrictions, the exit of the United Kingdom from the EU, the current war in Ukraine, the continuing war in Syria, renewed terrorist attacks around the world and the refugee crisis could also adversely affect global economic conditions and the world oil and petroleum markets and in turn the demand for seaborne transportation of these commodities. The global response to the emergence of a pandemic crisis such as the COVID-19 pandemic and the economic impact thereof adversely affected our financial performance both in 2020 and 2021, and could have a material adverse effect on our future financial performance, particularly for our vessels operating in the spot market or with charters expiring in 2022, if the recent improvement in global economic conditions and energy demand falters, due to vaccines and other measures failing to effectively contain the pandemic or otherwise.

The conflict in Ukraine could disrupt our operations and negatively impact charter rates and costs.

The conflict in Ukraine, and the economic sanctions imposed by the EU, U.S. and other countries in response to Russian action, is disrupting energy production and trade patterns, including shipping in the Black Sea and elsewhere, and its impact on energy prices and tanker rates, which initially have increased, is uncertain. In 2021, Russia is estimated to have accounted for approximately 9% of seaborne crude oil exports and 11% of refined petroleum exports, and escalating tensions in the region and fears of potential shortages in the supply of Russian crude oil have caused the price of crude oil to currently trade above $100 per barrel. If Russian crude oil is not available for export, due to the extension of economic sanctions, boycotts or otherwise, it could result in a reduction in the supply of crude oil and refined petroleum products cargoes available for transportation and, while initially tanker rates have increased, negatively impact tanker charter rates over the longer term. In addition, high oil prices could reduce demand for oil and refined petroleum products, including in the event of any slowdown in the global economy due such high oil prices or the impact of economic sanctions or geopolitical tensions and uncertainty, and in turn reduce demand for tankers and tanker charter rates. The conflict may also impact various costs of operating our business, such as bunker expenses, for which we are responsible when our vessels operate in the spot market, which have increased with oil prices, war risk insurance premiums and crewing services, as Russia and the Ukraine are significant sources of crews, which may be disrupted or more expensive.

In addition, to the extent our vessels carry cargoes originating in Russia, in compliance with existing sanctions, oil majors and other charterers may elect not to charter our vessels simply for doing business with companies that do lawful business in Russia. In addition, it may not be possible for us to obtain war risk insurance for any vessel loading Russian origin cargoes. In such a case, if the vessel was damaged in connection with such a voyage, which could result in the total loss of the vessel, we would have to bear the repair and other costs associated with such an incident, as well as the lack of revenue from any off-hire period, in reliance on our existing cash resources, and we would remain obligated to service and repay our outstanding indebtedness secured by such vessel.

The situation in Ukraine, and the global response, continues to evolve and its impact on energy supply and demand, energy prices and tanker operations and charter rates remains subject to considerable uncertainty, which could adversely impact our business, results of operations and financial condition.

Global economic conditions and disruptions in world financial markets, including renewed disruptions as a consequence of the current COVID-19 pandemic, and the resulting governmental action could have a material adverse impact on our results of operations, financial condition and cash flows.

Global financial markets and economic conditions have been disrupted and volatile at times over the past decade, including in 2020, 2021 and 2022 as a result of the COVID-19 pandemic and the conflict in Ukraine in 2022. While the global economy had improved in recent years, the recent outbreak of COVID-19 has dramatically disrupted the global economy. This may also prolong tight credit markets and potentially cause such conditions to become more severe. These issues, along with the limited supply of credit to the shipping industry and the re-pricing of credit risk and the difficulties currently experienced by financial institutions, have made, and will likely continue to make, it difficult to obtain financing, all of which could be exacerbated by the COVID-19 pandemic. As a result of the disruptions in the credit markets and higher capital requirements, many lenders had already in prior years increased margins on lending rates, enacted tighter lending standards, required more restrictive terms (including higher collateral ratios for advances, shorter maturities and smaller loan amounts), or refused to refinance existing debt on terms similar to existing debt or at all, which may also be further negatively impacted by the COVID-19 pandemic. Furthermore, certain banks that have historically been significant lenders to the shipping industry have reduced or ceased lending activities in the shipping industry in recent years. New banking regulations, including tightening of capital requirements and the resulting policies adopted by lenders, could further reduce lending activities. We may experience difficulties in obtaining financing commitments, or be unable to fully draw on the capacity under our committed credit facilities in the future, or refinance our credit facilities when our current facilities mature if our lenders are unwilling to extend financing to us or unable to meet their funding obligations due to their own liquidity, capital or solvency issues. We cannot be certain that financing will be available on acceptable terms or at all. In the absence of available financing, we also may be unable to take advantage of business opportunities or respond to competitive pressures.

The COVID-19 pandemic and the resulting disruptions to the international shipping industry and decreased energy demand may continue to negatively affect our business, financial performance and our results of operations, including our ability to obtain charters and financing.

The COVID-19 pandemic has led a number of countries, ports and organizations to take measures against its spread, such as quarantines and restrictions on travel. Such measures were taken initially in Chinese ports, where we conduct a significant amount of our operations, and expanded to other countries globally covering most ports where we conduct business. These measures have and will likely continue to cause severe trade disruptions due to, among other things, the unavailability of personnel, supply chain disruption, interruptions of production, delays in planned strategic projects and closure of businesses and facilities.

The COVID-19 pandemic has introduced uncertainty in a number of areas of our business, including our operational, commercial and financial activities. It also negatively impacted global economic activity and demand for energy, including refined petroleum products and oil, in the second half of 2020 and 2021, and despite some recovery recently, may continue to negatively impact global economic activity and demand for energy. The global response to the outbreak and the economic impact thereof, in particular decreased energy demand and lower oil prices, adversely affected our ability to secure charters at profitable rates in 2020 and 2021, and may continue to do so, particularly for our vessels operating in the spot market or with charters expiring in 2022 that may then operate in the spot market, as demand for additional charters may continue to be affected. These factors could also have a material adverse effect on the business of our charterers, which could adversely affect their ability and willingness to perform their obligations under our existing charters as well as decreasing demand for future charters. COVID-19 is also affecting oil major vetting processes, which could lead to the loss of oil major approvals to conduct business with us and in turn the loss of revenue under existing charters or future chartering opportunities.

Travel restrictions imposed on a global level also caused disruptions in scheduled crew changes on our vessels and delays in carrying out of certain hull repairs and maintenance during 2020 and 2021, which disruptions could also continue to affect our operations. Our business and the shipping industry as a whole may continue to be impacted by a reduced workforce and delays of crew changes as a result of quarantines applicable in several countries and ports, as well as delays in the construction of newbuild vessels, scheduled drydockings, intermediate or special surveys of vessels and scheduled and unscheduled ship repairs and upgrades. In addition, any case of COVID-19 amongst crew, could result in a quarantine period for that vessel and, in turn, loss of charter hire and additional costs, as occurred for one of our vessels during the second and third quarter of 2021. Complications relating to changing crews due to restrictions in various ports throughout the world increased the costs related to these activities in 2020 and 2021 and may continue to do so. Prolongment of the COVID-19 pandemic could impact credit markets and financial institutions and result in increased interest rate spreads and other costs of, and difficulty in obtaining bank financing, our ability to finance the purchase price of vessel acquisitions, which could limit our ability to grow our business in line with our strategy.

A resurgence of the declines in the price of oil experienced in 2020 and early 2021, in part due to the COVID-19 outbreak, before rebounding to high levels, and changes in production by oil producing countries, could reduce demand for oil and oil products and generally lead to reduced production of oil. Reduced demand for oil and seaborne transportation of petroleum products and crude oil would have an adverse effect on our future growth and would harm our business, results of operations and financial condition.

Failure of the continued spread of the COVID-19 virus to be controlled, including due to the emergence of variants such as Delta and Omicron, could significantly impact economic activity, and demand for petroleum products and crude oil shipping, which could further negatively affect our business, financial condition, results of operations and cashflows.

The tanker industry is highly dependent upon the crude oil and petroleum products industries.

The employment of our subsidiaries’ vessels is driven by the availability of and demand for crude oil and petroleum products, the availability of modern tanker capacity and the scrapping, conversion, or loss of older vessels. Historically, the world oil and petroleum markets have been volatile and cyclical because of the many conditions and events that affect the supply, price, production and transport of oil, including:

•	increases and decreases in the demand and price for crude oil and petroleum products;

•	availability of crude oil and petroleum products;

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demand for crude oil and petroleum product substitutes, such as natural gas, coal, hydroelectric power and other alternate sources of energy that may, among other things, be affected by environmental regulation;

•	actions taken by OPEC and major oil producers and refiners;

•	political turmoil in or around oil producing nations;

•	global and regional political and economic conditions;

•	developments in international trade;

•	international trade sanctions;

•	environmental factors;

•	natural catastrophes;

•	terrorist acts;

•	weather; and

•	changes in seaborne and other transportation patterns.

Despite turbulence in the world economy at times in recent years, worldwide demand for oil and oil products has continued to rise; however, the COVID-19 pandemic has caused demand for oil and oil products to stagnant. In the event that this recent softness persists and the long-term trend falters, the production of and demand for crude oil and petroleum products will encounter pressure which could lead to a decrease in shipments of these products and consequently this would have an adverse impact on the employment of our vessels and the charter rates that they command. Also, if oil prices decline to levels that are uneconomic for producers, it may lead to declining output. As a result of any reduction in demand or output, the charter rates that we earn from our vessels employed on charters related to market rates may decline, as they have since the second half of 2020, and possibly remain at low levels for a prolonged period.

An over-supply of ships may lead to a reduction in charter rates, vessel values and profitability.

The market supply of tankers is affected by a number of factors, such as supply and demand for energy resources, including oil and petroleum products, supply and demand for seaborne transportation of such energy resources, and the current and expected purchase orders for new-buildings. If the capacity of new tankers delivered exceeds the capacity of such vessel types being scrapped and converted to non-trading vessels, global fleet capacity will increase. If the supply of tanker capacity, for the vessel class sizes comprising our fleet in particular, increases, and if the demand for the capacity of such vessel types decreases, or does not increase correspondingly, charter rates could materially decline. A reduction in charter rates and the value of our vessels may have a material adverse effect on our results of operations.

The market values of our vessels may remain at relatively low levels for a prolonged period and over time may fluctuate significantly. When the market values of our vessels are low, we may incur a loss on sale of a vessel or record an impairment charge, which may adversely affect our profitability and possibly lead to defaults under our loan agreements.

The market value of our vessels may fluctuate significantly, and these experienced significant declines during the economic crisis. Tanker values are currently at relatively low levels and remain well below the highs reached in 2007 and 2008. The market values of our vessels are subject to potential significant fluctuations depending on a number of factors including:

•	general economic and market conditions affecting the shipping industry;

•	age, sophistication and condition of our vessels;

•	types and sizes of vessels;

•	availability of other modes of transportation;

•	cost and delivery of schedules for new-buildings;

•	governmental and other regulations;

•	supply and demand for refined petroleum products;

•	the prevailing level of product tanker charter rates and crude oil tanker rates; and

•	technological advances.

The book value of our vessels is currently substantially higher than their market value. Although we believe that, with respect to each of these vessels, we will recover their carrying values at the end of their useful lives, based on their undiscounted cash flows, if we sell vessels at a time when vessel prices have not increased, the sale may be for less than the vessel’s carrying value in our financial statements, resulting in a reduction in profitability. Furthermore, if vessel values or anticipated future cash flows experience further declines, we may have to record an impairment adjustment in our financial statements, which would also result in a reduction in our profits. If the market value of our fleet declines, we may not be in compliance with certain provisions of our current and potential future loan agreements and we may not be able to refinance our debt or obtain additional financing or, if instituted, pay dividends. If we are unable to pledge additional collateral, our lenders could accelerate our debt and foreclose on our fleet. The loss of our vessels would mean we could not run our business.

If we cannot meet our charterers’ quality and compliance requirements, including regulations or costs associated with the environmental impact of our vessels, we may not be able to operate our vessels profitably which could have an adverse effect on our future performance, results of operations, cash flows and financial position.

Customers, and in particular oil majors and large oil traders, have a high and increasing focus on quality, emissions and compliance standards with their suppliers across the entire value chain, including shipping and transportation. There is also increasing focus on the environmental footprint of marine transportation. Our continuous compliance with existing and new standards and quality requirements is vital for our operations. Related risks could materialize in multiple ways, including a sudden and unexpected breach in quality and/or compliance concerning one or more vessels and/or a continuous decrease in the quality concerning one or more tankers occurring over time. Moreover, continuously increasing requirements from oil and gas industry constituents can further complicate our ability to meet the standards. Any non-compliance by us, either suddenly or over a period of time, or an increase in requirements by our charterers above and beyond what we deliver, may have a material adverse effect on our future performance, results of operations, cash flows, financial position and our ability to pay cash dividends to our stockholders.

We are subject to regulation and liability under environmental laws that could require significant expenditures and affect our financial conditions and results of operations.

Our business and the operation of our vessels are materially affected by government regulation in the form of international conventions and national, state and local laws and regulations in force in the jurisdictions in which the vessels operate, as well as in the country or countries of their registration. These regulations include, but are not limited to the U.S. Oil Pollution Act of 1990 (the “OPA”), that establishes an extensive regulatory and liability regime for the protection and cleanup of the environment from oil spills and applies to any discharges of oil from a vessel, including discharges of fuel oil (bunkers) and lubricants, the U.S. Clean Air Act, U.S. Clean Water Act and the U.S. Marine Transportation Security Act of 2002, and regulations of the International Maritime Organization, (the “IMO”), including the International Convention for the Prevention of Pollution from Ships of 1975, the International Convention for the Prevention of Marine Pollution of 1973, and the International Convention for the Safety of Life at Sea of 1974. To comply with these and other regulations, including the January 1, 2020 entry into force of the MARPOL Annex VI sulfur emission requirements instituting a global 0.5% (lowered from 3.5%) sulfur cap on marine fuels used by vessels not equipped with scrubbers and the International Convention for the Control and Management of Ships’ Ballast Water and Sediments (the “BWM

Convention”), which requires vessels to install expensive ballast water treatment systems, we may be required to incur additional costs to meet maintenance and inspection requirements, to develop contingency plans for potential spills, and to obtain additional insurance coverage. Environmental laws and regulations are often revised, and we cannot predict the ultimate cost of complying with them, or the impact they may have on the resale prices or useful lives of our vessels. However, a failure to comply with applicable laws and regulations may result in administrative and civil penalties, criminal sanctions or the suspension or termination of our operations. Additional laws and regulations may be adopted which could limit our ability to do business or increase the cost of our doing business and which could materially adversely affect our operations. We are also required by various governmental and quasi-governmental agencies to obtain permits, licenses, certificates and financial assurances with respect to our operations. These permits, licenses, certificates and financial assurances may be issued or renewed with terms that could materially and adversely affect our operations.

The operation of our vessels is affected by the requirements set forth in the International Management Code for the Safe Operation of Ships and Pollution Prevention (“ISM Code”). The ISM Code requires ship owners and bareboat charterers to develop and maintain an extensive “Safety Management System” (“SMS”) that includes the adoption of a safety and environmental protection policy setting forth instructions and procedures for safe operation of the ship and describing procedures for dealing with emergencies. The failure of a ship owner or bareboat charterer to comply with the ISM Code may subject the owner or charterer to increased liability, may decrease available insurance coverage for the affected vessels, may result in a denial of access to, or detention in, certain ports or may result in a breach of our bank covenants. Currently, each of the vessels in our fleet is ISM Code-certified. Because these certifications are critical to our business, we place a high priority on maintaining them. Nonetheless, there is the possibility that such certifications may not be renewed.

We currently maintain for each of our vessels’ pollution liability insurance coverage in the amount of $1.0 billion per vessel, per incident. In addition, we carry hull and machinery and protection and indemnity insurance to cover the risks of fire and explosion. Under certain circumstances, fire and explosion could result in a catastrophic loss. We believe that our present insurance coverage is adequate, but not all risks can be insured, and there is the possibility that a specific claim may not be paid, or that we will not always be able to obtain adequate insurance coverage at reasonable rates. If the damages from a catastrophic spill exceed our insurance coverage, the effect on our business would be severe and could possibly result in our insolvency.

We believe that regulations of the shipping industry will continue to become more stringent and compliance with such new regulations will be more expensive for us as well as our competitors. Substantial violations of applicable requirements or a catastrophic spill from one of our vessels could have a material adverse impact on our financial condition and results of operations.

Climate change and greenhouse gas restrictions may adversely impact our operations and markets.

Due to concern over the risks of climate change, a number of countries and the IMO have adopted, or are considering the adoption of regulatory frameworks to reduce greenhouse gas emission from ships. These regulatory measures may include adoption of cap and trade regimes, carbon taxes, increased efficiency standards and incentives or mandates for renewable energy. Emissions of greenhouse gases from international shipping currently are not subject to the Kyoto Protocol to the United Nations Framework Convention on Climate Change (the “Kyoto Protocol”) or any amendments or successor agreements, including the Paris Agreement adopted under the United Nations Framework Convention on Climate Change in December 2015, which contemplates commitments from each nation party thereto to take action to reduce greenhouse gas emissions and limit increases in global temperatures but did not include any restrictions or other measures specific to shipping emissions. However, restrictions on shipping emissions are likely to continue to be considered, and a new treaty may be adopted in the future that includes additional restrictions on shipping emissions to those already adopted under MARPOL. Compliance with future changes in laws and regulations relating to climate change could increase the costs of operating and maintaining our ships and could require us to install new emission controls, as well as acquire allowances, pay taxes related to our greenhouse gas emissions or administer and manage a greenhouse gas emissions program.

Adverse effects upon the oil and gas industry relating to climate change, including growing public concern about the environmental impact of climate change, may also have an effect on demand for our services. For example, increased regulation of greenhouse gases or other concerns relating to climate change may reduce the demand for oil or refined petroleum products in the future or create greater incentives for use of alternative energy sources. Any long-term material adverse effect on the oil and gas industry could have significant financial and operational adverse impacts on our business that we cannot predict with certainty at this time.

Our vessels are subject to periodic inspections by a classification society.

The hull and machinery of every commercial vessel must be classed by a classification society authorized by its country of registry. The classification society certifies that a vessel is safe and seaworthy in accordance with the applicable rules and regulations of the country of registry of the vessel and the Safety of Life at Sea Convention. Our fleet is currently classed with Lloyds Register of Shipping and Bureau Veritas.

A vessel must undergo annual surveys, intermediate surveys and special surveys. In lieu of a special survey, a vessel’s machinery may be on a continuous survey cycle, under which the machinery would be surveyed periodically over a five-year period. Our vessels are on special survey cycles for hull inspection and continuous survey cycles for machinery inspection. Every vessel is also required to be dry docked every two to three years for inspection of the underwater parts of such vessel. However, for vessels not exceeding 15 years that have means to facilitate underwater inspection in lieu of dry docking, the dry docking may be skipped and be conducted concurrently with the special survey.

If a vessel does not maintain its class and/or fails any annual survey, intermediate survey or special survey, the vessel will be unable to trade between ports and will be unemployable; we would then be in violation of covenants in our loan agreements and insurance contracts or other financing arrangements. This would adversely impact our operations and revenues.

Changes in fuel, or bunker, prices may adversely affect profits.

While we do not bear the cost of fuel or bunkers under time and bareboat charters, fuel is a significant expense in our shipping operations when vessels are deployed under spot charters. The cost of fuel, including the fuel efficiency or capability to use lower priced fuel, can also be an important factor considered by charterers in negotiating charter rates. Changes in the price of fuel may adversely affect our profitability. The price and supply of fuel is unpredictable and fluctuates based on events outside our control, including geopolitical developments, supply and demand for oil and gas, actions by the OPEC (“Organization of Petroleum Exporting Countries”) and other oil and gas producers, war and unrest in oil producing countries and regions, regional production patterns and environmental concerns. Furthermore, fuel may become significantly more expensive in the future, which may reduce our profitability. In addition, the recent entry into force, on January 1, 2020, of the 0.5% global sulfur cap in marine fuels used by vessels that are not equipped with sulfur oxide (“SOx”) exhaust gas cleaning systems (“scrubbers”) under the International Convention for Prevention of Pollution from Ships (“MARPOL”) Annex VI may lead to changes in the production quantities and prices of different grades of marine fuel by refineries and introduces an additional element of uncertainty in fuel markets, which could result in additional costs and adversely affect our cash flows, earnings and results from operations.

Maritime claimants could arrest our vessels, which could interrupt our cash flow.

Crew members, suppliers of goods and services to a vessel, shippers of cargo and others may be entitled to a maritime lien against that vessel for unsatisfied debts, claims or damages. In many jurisdictions, a maritime lien holder may enforce its lien by arresting a vessel through foreclosure proceedings. The arrest or attachment of one or more of our vessels could interrupt our cash flow and require us to pay large sums of funds to have the arrest lifted.

In addition, in some jurisdictions, such as South Africa, under the “sister ship” theory of liability, a claimant may arrest both the vessel which is subject to the claimant’s maritime lien and any “associated” vessel, which is any vessel owned or controlled by the same owner. Claimants could try to assert “sister ship” liability against one vessel in our fleet for claims relating to another of our ships or, possibly, another vessel managed by Stealth Maritime, as was the case with the arrest of one of our vessels in August 2015.

Governments could requisition our vessels during a period of war or emergency, resulting in loss of revenues.

A government could requisition for title or seize our vessels. Requisition for title occurs when a government takes control of a vessel and becomes the owner. Also, a government could requisition our vessels for hire. Requisition for hire occurs when a government takes control of a vessel and effectively becomes the charterer at dictated charter rates. Generally, requisitions occur during a period of war or emergency. Government requisition of one or more of our vessels would adversely impact our operations and revenues, thereby resulting in loss of revenues.

Risks involved with operating ocean-going vessels could affect our business and reputation, which would adversely affect our revenues and stock price.

The operation of an ocean-going vessel carries inherent risks. These risks include the possibility of:

•	marine accident or disaster;

•	piracy and terrorism;

•	explosions;

•	environmental accidents;

•	pollution;

•	loss of life;

•	cargo and property losses or damage; and

•	business interruptions caused by mechanical failure, human error, war, political action in various countries, labor strikes or adverse weather conditions.

Any of these circumstances or events could increase our costs or lower our revenues. The involvement of our vessels in a serious accident could harm our reputation as a safe and reliable vessel operator and lead to a loss of business.

Our vessels may suffer damage and we may face unexpected repair costs, which could affect our cash flow and financial condition.

If our vessels suffer damages, they may need to be repaired at a shipyard facility. The costs of repairs are unpredictable and can be substantial. For example, the conflict in Ukraine may increase the risk that our vessels may suffer damages or face unexpected repair costs, and increase the cost of war risk insurance premiums. We may have to pay repair costs that our insurance does not cover. There is the possibility that a specific claim may not be paid, or that we will not always be able to obtain adequate insurance coverage at reasonable rates. The loss of earnings while these vessels are being repaired and repositioned, as well as the actual cost of these repairs, particularly if the damages exceed our insurance coverage, would have an adverse effect on our cash flow and financial condition. We do not intend to carry business interruption insurance.

Acts of piracy on ocean-going vessels could adversely affect our business.

Acts of piracy have historically affected ocean-going vessels trading in regions of the world such as the South China Sea, the Indian Ocean and in the Gulf of Aden, off the coast of Somalia. If these piracy attacks occur in regions in which our vessels are deployed and are characterized by insurers as “war risk” zones, as the Gulf of Aden continues to be, or Joint War Committee (“JWC”) “war and strikes” listed areas, premiums payable for such coverage, for which we are responsible with respect to vessels employed on spot charters, but not vessels employed on bareboat or time charters, could increase significantly and such insurance coverage may be more difficult to obtain. In addition, crew costs, including employing onboard security guards, could increase in such circumstances. We usually employ armed guards on board the vessels on time and spot charters that transit areas where Somali pirates operate. We may not be adequately insured to cover losses from these incidents, which could have a material adverse effect on us. In addition, detention hijacking as a result of an act of piracy against our vessels, or an increase in cost, or unavailability of insurance for our vessels, could have a material adverse impact on our business, financial condition and results of operations.

Our operations outside the United States expose us to global risks, such as political conflict, terrorism and public health concerns, including the current conflict in Ukraine, which may interfere with the operation of our vessels.

We are an international company and primarily conduct our operations outside the United States. Changing economic, political and governmental conditions in the countries where we are engaged in business or where our vessels are registered affect us. In the past, political conflicts, particularly in the Arabian Gulf, resulted in attacks on vessels, mining of waterways and other efforts to disrupt shipping in the area. Continuing conflicts, instability and other recent developments in Ukraine, the Middle East and elsewhere, including attacks in recent years involving vessels and vessel seizures in the Strait of Hormuz and off the coast of Gibraltar, the attack on an Iranian tanker near the Saudi Arabian port city of Jeddah and in Syria and Afghanistan, may lead to additional acts of terrorism or armed conflict around the world, and our vessels may face higher risks of being attacked or detained, or shipping routes transited by our vessels, such as the Strait of Hormuz or the Black Sea, may be otherwise disrupted. Acts of terrorism may increase with the continuing conflicts in the Middle East and North Africa, and therefore our vessels may face higher risks of being attacked.

In addition, future hostilities or other political instability in regions where our vessels trade could affect our trade patterns and adversely affect our operations and performance. If certain shipping lanes were to close, it could adversely affect the availability of, and the demand for crude oil and petroleum products. This would negatively affect our business and our customers’ investment decisions over an extended period of time. In addition, sanctions against oil exporting countries such as Iran, Syria and Venezuela, and the events in Ukraine and related sanctions against Russia and regions of Ukraine, may also impact the availability of crude oil and petroleum products and which would increase the availability of applicable vessels, thereby impacting negatively charter rates. Changes in laws and regulations, including tax matters and their implementation by local authorities could affect our vessels chartered to customers in certain countries, including Chinese customers, as well as our vessels calling to ports in certain countries, including Chinese ports, and could have a material adverse effect on our business, results of operations and financial condition.

Terrorist attacks, or the perception that oil refineries and product tankers or crude oil tankers are potential terrorist targets, could materially and adversely affect the continued supply of refined petroleum products and crude oil to the United States and to other countries. Furthermore, future terrorist attacks could result in increased volatility of the financial markets in the United States and globally, and could result in an economic recession in the United States or the world. Any of these occurrences could have a material adverse impact on our operating results, revenues and costs.

In addition, public health threats, such as the coronavirus, influenza and other highly communicable diseases or viruses, outbreaks of which have from time to time occurred in various parts of the world in which we operate, including China, could adversely impact our operations, and the operations of our customers.

The smuggling of drugs or other contraband onto our vessels may lead to governmental claims against us.

Our vessels call in ports in certain geographic areas where smugglers attempt to hide drugs and other contraband on vessels, with or without the knowledge of crew members. To the extent our vessels are found with contraband, whether inside or attached to the hull of our vessel and whether with or without the knowledge of any of our crew, we may face governmental or other regulatory claims or penalties which could have an adverse effect on our business, results of operations, cash flows and financial condition.

Our vessels may call on ports located in countries that are subject to sanctions and embargoes imposed by the U.S. or other governments, which could adversely affect our reputation and the market for our common stock.

From time to time on charterers’ instructions, our vessels have called and may again call on ports located in countries subject to sanctions and embargoes imposed by the United States government and countries identified by the United States government as state sponsors of terrorism, such as Iran, Syria and North Korea. The U.S. sanctions and embargo laws and regulations vary in their application, as they do not all apply to the same covered persons or proscribe the same activities, and such sanctions and embargo laws and regulations may be amended or strengthened over time.

On January 16, 2016, “Implementation Day” for the Iran Joint Comprehensive Plan of Action (“JCPOA”), the United States lifted its nuclear-related secondary sanctions against Iran which prohibited certain conduct by non-U.S. companies and individuals that occurred entirely outside of U.S. jurisdiction involving specified industry sectors in Iran, including the energy, petrochemical, automotive, financial, banking, mining, shipbuilding and shipping sectors. By lifting the secondary sanctions against Iran, the U.S. government effectively removed U.S. imposed restraints on dealings by non-U.S. companies, such as our Company, and individuals with these formerly targeted Iranian business sectors.

Non-U.S. companies continued to be prohibited under U.S. sanctions from (i) knowingly engaging in conduct that seeks to evade U.S. restrictions on transactions or dealings with Iran or that causes the export of goods or services from the United States to Iran, (ii) exporting, re-exporting or transferring to Iran any goods, technology, or services originally exported from the U.S. and / or subject to U.S. export jurisdiction and (iii) conducting transactions with of the Iranian or Iran-related individuals and entities that remain or are placed in the future on OFAC’s list of Specially Designated Nationals and Blocked Persons (“SDN List”), notwithstanding the lifting of secondary sanctions. However, on August 6, 2018, the U.S. re-imposed an initial round of secondary sanctions and as of November 5, 2018, all of the secondary sanctions the U.S. had suspended under the JCPOA were re-imposed.

The U.S. government’s primary Iran sanctions have remained largely unchanged, including during the period from the JCPOA Implementation Day to the re-imposition of secondary sanctions in 2018, and as a consequence, U.S. persons also continue to be broadly prohibited from engaging in transactions or dealings with the Government of Iran and Iranian financial institutions, which effectively impacts the transfer of funds to, from, or through the U.S. financial system whether denominated in US dollars or any other currency.

We believe all of our vessels port calls have been made in full compliance with applicable economic sanctions laws and regulations, including those of the United States, the EU and other relevant jurisdictions. Our charter agreements include provisions that restrict trades of our vessels to countries targeted by economic sanctions unless such transportation activities involving sanctioned countries are permitted under applicable economic sanctions and embargo regimes. Our ordinary chartering policy is to seek to include similar provisions in all of our period charters. Prior to agreeing to waive existing charter party restrictions on carrying cargoes to or from ports that may implicate sanctions risks, we ensure that the charterers have proof of compliance with international and U.S. sanctions requirements, or applicable licenses or other exemptions.

Although we believe that we are in compliance with all applicable sanctions and embargo laws and regulations and intend to maintain such compliance, there can be no assurance that we will be in compliance in the future, particularly as the scope of certain laws may vary or may be subject to changing interpretations and we may be unable to prevent our charterers from violating contractual and legal restrictions on their operations of the vessels. Any such violation could result in fines or other penalties for us, and could result in some investors deciding, or being required, to divest their interest, or not to invest, in the Company. Additionally, some investors may decide to divest their interest, or not to invest, in the Company simply because we do business with companies that do lawful business in sanctioned countries. Moreover, our charterers may violate applicable sanctions and embargo laws and regulations as a result of actions that do not involve us or our vessels, and those violations could in turn negatively affect our reputation, which could result in the termination of existing or future contracts with major oil companies, oil and petrochemical traders or other adverse effects on our business. Investor perception of the value of our stock may also be adversely affected by the consequences of war, the effects of terrorism, civil unrest and governmental actions in these and surrounding countries. In particular, the ongoing conflict in Ukraine could result in the imposition of further economic sanctions by the United States and the European Union against Russia.

Failure to comply with the U.S. Foreign Corrupt Practices Act and other anti-bribery legislation in other jurisdictions could result in fines, criminal penalties, contract terminations and an adverse effect on our business.

We operate in a number of countries through the world, including countries that may be known to have a reputation for corruption. We are committed to doing business in accordance with applicable anti-corruption laws and have adopted policies which are consistent and in full compliance with the U.S. Foreign Corrupt Practices Act of 1977 (the “FCPA”) and other anti-bribery laws. We are subject, however, to the risk that we, our affiliated entities or their respective officers, directors, employees and agents may take actions determined to be in violation of such anti-corruption laws, including the FCPA. Any such violation could result in substantial fines, sanctions, civil and/or criminal penalties, curtailment of operations in certain jurisdictions, and might adversely affect our business, results of operations or financial condition. In addition, actual or alleged violations could damage our reputation and ability to do business. Furthermore, detecting, investigating, and resolving actual or alleged violations is expensive and can consume significant time and attention of our senior management.

A cyber-attack could materially disrupt our business.

Our business operations could be targeted by individuals or groups seeking to sabotage or disrupt our information technology systems and networks, or to steal data. A successful cyber-attack could materially disrupt our operations, including the safety of our operations, or lead to unauthorized release of information or alteration of information on our systems. Any such attack or other breach of our information technology systems could have a material adverse effect on our business, financial condition, results of operations and cash flows.

Risks Related To Our Business

Our fleet consists of five tankers. The small size of our fleet and any limitation in the availability or operation of these vessels could have a material adverse effect on our business, results of operations and financial condition.

Our fleet consists of four product tankers and one crude oil tanker. We have also entered into an agreement to acquire one additional product tanker, which we expect to take delivery of by the end of May 2022. Unless and until we take delivery of this vessel or identify and acquire additional vessels, we will depend upon these five vessels for all of our revenue. If any of our vessels are unable to generate revenues as a result of off-hire time, early termination of the applicable charter or otherwise, our business, results of operations financial condition and ability to pay dividends on our common stock, if any, and Series A Preferred Stock could be materially adversely affected.

In addition, due to the relatively small size of our fleet we may face additional difficulty arranging debt financing from lenders to fund the expansion of our fleet, or refinance then existing debt upon maturity or otherwise, on favorable terms or at all and achieving acceptance from oil majors and other charterers, which increasingly seek to do business with established shipping companies with substantial resources.

We are dependent on the ability and willingness of our charterers to honor their commitments to us for all our revenues.

We derive all our revenues from the payment of charter hire by charterers of our vessels. The ability and willingness of each of our counterparties to perform their obligations under charter agreements with us will depend on a number of factors that are beyond our control and may include, among other things, general economic conditions, the condition of the refined petroleum product tanker sector and in the case of our crude oil tanker the crude oil tanker sector, of the shipping industry and the overall financial condition of the counterparties, all of which may continue to be negatively impacted by the COVID-19 pandemic and related containment efforts. In addition, in depressed market conditions, charterers may seek to renegotiate their charters or may default on their obligations under charters and our charterers may fail to pay charter hire or attempt to renegotiate charter rates. Should a counterparty fail to honor its obligations under agreements with us, it may be difficult to secure substitute employment for such vessel, and any new charter arrangements we secure in the spot market or on bareboat or time charters could be at lower rates. If we lose a charter, we may be unable to re-deploy the related vessel on terms as favorable to us. We would not receive any revenues from such a vessel while it remained unchartered, but we may be required to pay expenses necessary to maintain the vessel in proper operating condition, insure it and service any indebtedness secured by such vessel. The failure by charterers to meet their obligations to us or an attempt by charterers to renegotiate our charter agreements could have a material adverse effect on our revenues, results of operations and financial condition.

Employment of our vessels on time or bareboat charters may prevent us from taking advantage of rising spot charter rates.

The spot market may fluctuate significantly based upon tanker, crude oil and refined petroleum product supply and demand. The factors affecting supply and demand for tankers, crude oil and refined petroleum products are outside of our control, and the nature, timing and degree of changes in industry conditions are unpredictable.

One of our vessels, the Clean Nirvana, is currently operating in the spot market, and we have recently and may seek again to employ additional vessels in the spot market in the future if we employ our vessels on time and bareboat charters, the charter rates for such vessels will be fixed for a specified time period. We cannot assure you that charter rates will not increase during the period of such employment. If our vessels are employed on time or bareboat charters during a period of rising spot market charter rates, we would be unable to pursue opportunities to charter our vessels at such higher charter rates.

Charters at attractive rates may not be available when the charters for our vessels expire, which would have an adverse impact on our revenues and financial condition.

As of May 1, 2022, three of our product tankers are employed on fixed-rate time or bareboat charters expiring in May 2022, September 2022 and May 2023, one of our product tankers is operating in the spot market and our Aframax tanker is employed on a time charter expiring in May 2022. We will be exposed to prevailing charter rates in the product and crude tanker sectors when these vessels’ existing charters expire, the vessel we have agreed to acquire is delivered to us and to the extent the counterparties to our fixed-rate charter contracts fail to honor their obligations to us. The successful operation of our vessels in the competitive and highly volatile spot charter market will depend on, among other things, obtaining profitable spot charters, which depends greatly on vessel supply and demand, and minimizing, to the extent possible, time spent waiting for charters and time spent traveling unladen to pick up cargo. When the current charters for our fleet expire or are terminated, it may not be possible to re-charter these vessels at similar rates, or at all, or to secure charters for any vessels we agree to acquire at similarly profitable rates, or at all. As a result, we may have to accept lower rates or experience off hire time for our vessels, which would adversely impact our revenues, results of operations and financial condition.

We depend upon a few significant customers, due to the small size of our fleet, for our revenues. The loss of one or more of these customers could adversely affect our financial performance.

We derive a significant part of our revenue from a small number of charterers. For the year ended December 31, 2020, we had four customers from which we derived 80.9% of our revenues and for the year ended December 31, 2021, we had four customers from which we derived 60.7% of our revenues. We anticipate a limited number of customers will continue to represent significant amounts of our revenue. If these customers cease doing business or do not fulfill their obligations under the charters of our vessels, due to the increasing financial pressure on these customers or otherwise, our results of operations and cash flows could be adversely affected. Further, if we encounter any difficulties in our relationships with these charterers, our results of operations, cash flows and financial condition could be adversely affected.

Technological innovation could reduce our charter hire income and the value of our vessels.

The charter hire rates and the value and operational life of a vessel are determined by a number of factors including the vessel’s efficiency, operational flexibility and physical life. Efficiency includes speed, fuel economy and the ability to load and discharge cargo quickly, including the ability to use alternative combustion fuels. Flexibility includes the ability to enter harbors, utilize related docking facilities and pass through canals and straits. The length of a vessel’s physical life is related to its original design and construction, its maintenance and the impact of the stress of operations. More technologically advanced tankers have been built since our vessels, which have an average age of 13.4 years as of April 1, 2022, were constructed and tankers with further advancements may be built that are even more efficient or more flexible or have longer physical lives, including new vessels powered by alternative fuels or which are otherwise perceived as more environmentally friendly by charterers. Competition from these more technologically advanced vessels could adversely affect the amount of charter hire payments we receive for our vessels, and the resale value of our vessels could significantly decrease, which could also result in impairment costs. In these circumstances, we may also be forced to charter our vessels to less creditworthy charterers, either because the oil majors and other top tier charters will not charter older and less technologically advanced vessels or will only charter such vessels at lower contracted charter rates than we are able to obtain from these less creditworthy, second tier charterers. Consequently, our results of operations and financial condition could be adversely affected.

The aging of our fleet may result in our vessels being less attractive to charterers and in increased operating costs in the future, which could adversely affect our earnings.

Our fleet’s average age, which was approximately 13.4 years, as of April 1, 2022, is above the average age of the global tanker fleet, and as our vessels age we may have difficulty competing with younger, more technologically advanced tankers for charters from oil majors and other top-tier charterers. In general, the costs to maintain a tanker in good operating condition increase with the age of the vessel. Older vessels are typically less fuel-efficient and more costly to maintain than more recently constructed tankers due to improvements in engine technology. Cargo insurance rates also increase with the age of a vessel, as do charterer’s concerns regarding the perceived reliability of the vessel’s technical performance. As a result, older vessels are generally less desirable to charterers, particularly oil majors and other top tier charterers.

Unless we set aside reserves for vessel replacement, at the end of a vessel’s useful life, our revenue will decline, which would adversely affect our cash flows and income.

As of April 1, 2022, the vessels in our fleet had an average age of approximately 13.4 years. Unless we maintain cash reserves for vessel replacement, we may be unable to replace the vessels in our fleet upon the expiration of their useful lives. We estimate the useful life of our vessels to be 25 years from the completion of their construction. Our cash flows and income are dependent on the revenues we earn by chartering our vessels to customers. If we are unable to replace the vessels in our fleet upon the expiration of their useful lives, our business, financial condition and results of operations may be materially adversely affected. Any reserves set aside for vessel replacement would not be available for other cash needs or dividends, if any.

Our senior secured credit facility contains, and other further future financing arrangements may contain, restrictive covenants that may limit our liquidity and corporate activities.

We entered into a senior secured term loan facility with DNB (which we refer to as the “2021 DNB Senior Secured Credit Facility”) in conjunction with the Spin-Off, which, and other future financing arrangements may, imposes, operating and financial restrictions on us. These restrictions may limit our ability to:

•	incur additional indebtedness;

•	create liens on our assets;

•	sell capital stock of our subsidiaries;

•	make investments;

•	engage in mergers or acquisitions;

•	pay dividends; and

•	make capital expenditures.

The 2021 DNB Senior Secured Credit Facility requires us to maintain specified financial ratios, satisfy financial covenants and contain cross-default clauses. See “Item 5. Operating and Financial Review and Prospects” in our Annual Report on Form 20-F for the year ended December 31, 2021 incorporated by reference herein In addition, the 2021 DNB Senior Secured Credit Facility includes restrictions on the payment of dividends after June 30, 2022 in amounts exceeding 50% of our free cash flow for the last four consecutive quarters without the lenders’ consent.

Under the original terms of our 2021 DNB Senior Secured Credit Facility, if certain members of the Vafias family cease to own at least 10% of our outstanding capital stock, cease to be involved in the management and control of Imperial Petroleum, including Harry Vafias serving as Chief Executive Officer, or cease to control the conduct of the business of Imperial Petroleum, it would constitute a change of control under our 2021 DNB Senior Secured Credit Facility and the lenders would have the right to require us to repay all amounts outstanding thereunder. We have entered into a supplemental agreement with DNB that amended the definition of Change of Control such that no minimum share ownership by the Vafias family is required so long as we are publicly-listed and trading on NASDAQ and certain members of the Vafias family own any voting stock and Harry Vafias is required to remain our Chief Executive Officer. Under the terms of the amendment, if Harry Vafias were to be incapacitated or otherwise unable to serve as our chief executive officer, or be removed or resign from such position, it would constitute a Change of Control under our 2021 DNB Senior Secured Credit Facility entitling our lenders to require repayment of all amounts outstanding thereunder, in which case we would have to seek to refinance such amounts, which may be difficult to do on similar terms or at all.

Our manager, Stealth Maritime, has also provided the lenders with an undertaking to continue to provide us with management services, not subcontract or delegate commercial or technical management of the vessels and to subordinate all claims against us to the claims of our lenders, the security trustee and applicable hedge counterparties, and its failure to comply with such undertaking would be an event of default under our 2021 DNB Senior Secured Credit Facility.

As a result of the restrictions in our 2021 DNB Senior Secured Credit Facility, or similar restrictions in our future financing arrangements we may enter into with respect to future vessels which we have yet to identify, we may need to seek permission from our lenders in order to engage in some corporate actions. Our lenders’ interests may be different from ours, and we may not be able to obtain their permission when needed. This may prevent us from taking actions that we believe are in our best interest which may adversely impact our revenues, results of operations and financial condition.

A failure by us to meet our payment and other obligations, including our financial covenants and collateral coverage requirement, or our manager to comply with its undertaking to our lenders thereunder, could lead to defaults under our secured loan agreements. Our lenders could then accelerate our indebtedness and foreclose on our fleet. The loss of our vessels would mean we could not run our business.

Our 2021 DNB Senior Secured Credit Facility, which is secured by liens on our vessels, contains various financial covenants, which if we are unable to comply with, including due to a decline in the market values of our vessels, could have a material adverse effect on our business, financial condition and results of operations.

Our 2021 DNB Senior Secured Credit Facility, which is secured by liens on our vessels, contains various financial covenants, including requirements that relate to our financial condition, operating performance and liquidity, as described in “Item 5. Operating and Financial Review and Prospects” in our Annual Report on Form 20-F for the year ended December 31, 2021 incorporated by reference herein. For example, we will be required to maintain a maximum consolidated leverage ratio that is based, in part, upon the market value of the vessels securing the applicable loan, as well as a minimum ratio of the market value of vessels securing a loan to the principal amount outstanding under such loan. The market value of product tankers and crude oil tankers is sensitive to, among other things, changes in the product tanker and crude oil tanker charter markets, respectively, with vessel values deteriorating in times when product tanker and crude oil tanker charter rates, as applicable, are falling and improving when charter rates are anticipated to rise. Lower charter rates in the product tanker and crude oil tanker markets coupled with the difficulty in obtaining financing for vessel purchases have adversely affected product tanker and Aframax tanker values. A continuation or worsening of these conditions would lead to a significant decline in the fair market values of our vessels, which may affect our ability to comply with these loan covenants. If the value of our vessels deteriorates, we may have to record an impairment adjustment in our financial statements which would adversely affect our financial results and could further hinder our ability to raise capital.

A failure to comply with our covenants and/or obtain covenant waivers or modifications could result in our lenders requiring us to post additional collateral, enhance our equity and liquidity, increase our interest payments or pay down our indebtedness to a level where we are in compliance with our loan covenants, sell vessels in our fleet or accelerate our indebtedness, which would impair our ability to continue to conduct our business. If our indebtedness is accelerated, we may not be able to refinance our debt or obtain additional financing and could lose our vessels if our lenders foreclose their liens. In addition, if we find it necessary to sell our vessels at a time when vessel prices are low, we will recognize losses and a reduction in our earnings, which could affect our ability to raise additional capital necessary for us to comply with our loan agreements.

Our ability to obtain additional debt financing may be dependent on the performance of our then existing charters and the creditworthiness of our charterers, as well as the perceived impact of emissions by our vessels on the climate.

The actual or perceived credit quality of our charterers, and any defaults by them, may materially affect our ability to obtain the additional capital resources that we will require in order to purchase additional vessels or may significantly increase our costs of obtaining such capital. Our inability to obtain additional financing, or obtain financing at a higher than anticipated cost may materially affect our results of operation and our ability to implement our business strategy.

In 2019, a number of leading lenders to the shipping industry and other industry participants announced a global framework by which financial institutions can assess the climate alignment of their ship finance portfolios, called the Poseidon Principles, and additional lenders have subsequently announced their intention to adhere to such principles. If the ships in our fleet are deemed not to satisfy the emissions and other sustainability standards contemplated by the Poseidon Principles, or other Environmental Social Governance (“ESG”) standards required by lenders or investors, the availability and cost of bank financing for such vessels may be adversely affected.

A significant increase in our debt levels may adversely affect us and our cash flows.

As of December 31, 2021, we had outstanding indebtedness net of arrangement fees of $27.8 million of indebtedness under our 2021 DNB Senior Secured Credit Facility which we incurred in conjunction with the Spin-Off to refinance outstanding indebtedness of StealthGas secured by the four tanker vessels that were spun-off to Imperial Petroleum Inc. We would expect to incur further indebtedness in connection with any further expansion of our fleet, including the two product tankers we have agreed to acquire. This increase in the level of indebtedness and the need to service the indebtedness may impact our profitability and cash available for growth of our fleet, working capital and dividends if any. In addition, dividend payments on our Series A Preferred Stock will reduce cash available for growth of our fleet, working capital and dividends, if any, on our common stock. Additionally, any increases in interest rate levels, currently at historically low levels, may increase the cost of servicing our indebtedness with similar results.

To finance our future fleet expansion program beyond our current fleet, including the two product tankers we have agreed to acquire, we expect to incur additional secured debt. We have to dedicate a portion of our cash flow from operations to pay the principal and interest on our debt. These payments limit funds otherwise available for working capital, capital expenditures, and other purposes, including any distributions of cash to our stockholders, and our inability to service our debt could lead to acceleration of our debt and foreclosure on our fleet.

Moreover, carrying secured indebtedness exposes us to increased risks if the demand for oil or oil-related marine transportation decreases and charter rates and vessel values are adversely affected.

We are exposed to volatility in interest rates, and in particular the London Interbank Offered Rate (“LIBOR”).

The amounts outstanding under our 2021 DNB Senior Secured Credit Facility have been advanced at a floating rate, initially based on LIBOR and up until June 2023 it will commence to be based on the short-term interest rate target set by the US Federal Open Market Committee as published by the Federal Reserve Bank of New York from time to time, which can affect the amount of interest payable on our debt, and which, in turn, could have an adverse effect on our earnings and cash flow. In addition, interest rate benchmarks, including LIBOR, which was at low levels for an extended period of time, may potentially begin to increase from these levels. Our financial condition could be materially adversely affected at any time that we have not entered into interest rate hedging arrangements to hedge our exposure to the interest rates applicable to our credit facilities and any other financing arrangements we may enter into in the future. Even if we enter into interest rate swaps or other derivative instruments for the purpose of managing our interest rate exposure, our hedging strategies may not be effective and we may incur substantial losses.

Increased regulatory oversight, uncertainty relating to the LIBOR calculation process and potential phasing out of LIBOR after 2023 may adversely affect the amounts of interest we pay under our debt arrangements and our results of operations.

The United Kingdom Financial Conduct Authority (“FCA”), which regulates LIBOR, has announced that it will phase-out LIBOR by the end of 2023. It is unclear whether an extension will be granted or new methods of calculating LIBOR will be established such that it continues to exist after 2023, or if alternative rates or benchmarks will be adopted. Various alternative reference rates are being considered in the financial community. The Secured Overnight Financing Rate has been proposed by the Alternative Reference Rate Committee, a committee convened by the U.S. Federal Reserve that includes major market participants and on which regulators participate, as an alternative rate to replace U.S. dollar LIBOR. However, it is not possible at this time to know the ultimate impact a phase-out of LIBOR may have, or how any such changes or alternative methods for calculating benchmark interest rates would be applied to any particular agreement containing terms based on LIBOR, which generally have alternative calculation provisions, however, if implicated, these could also create additional risks and uncertainties. For instance, the 2021 DNB Senior Secured Credit Facility provides that as of June 30, 2023, or earlier if the six-month LIBOR rate ceases to be available before such time, the reference rate used in the calculation of the interest rate payable on amounts outstanding thereunder will change from LIBOR to a rate based on the short-term interest rate target set by the US Federal Open Market Committee as published by the Federal Reserve Bank of New York from time to time. The changes may adversely affect the trading market for LIBOR based agreements, including our credit facilities and interest rate swaps. We may need to negotiate the replacement benchmark rate on our credit facilities and interest rate swaps, and the use of an alternative rate or benchmark may negatively impact our interest rate expense. Any other contracts entered into in the ordinary course of business which currently refer to, use or include LIBOR may also be impacted.

The derivative contracts we may enter into to hedge our exposure to fluctuations in interest rates could result in higher than market interest rates and charges against our income, as well as reductions in our stockholders’ equity.

We may enter into interest rate swaps for purposes of managing our exposure to fluctuations in interest rates applicable to indebtedness under our credit facilities which are advanced at floating rates, as StealthGas has. Our hedging strategies, however, may not be effective and we may incur substantial losses if interest rates or currencies move materially differently from our expectations.

To the extent any interest rate swaps we may enter into do not qualify for treatment as hedges for accounting purposes, we will recognize fluctuations in the fair value of such contracts in our statement of operations. In addition, changes in the fair value of any derivative contracts that do qualify for treatment as hedges, are recognized in “Accumulated other comprehensive income” on our balance sheet. Our financial condition could also be materially adversely affected to the extent we do not hedge our exposure to interest rate fluctuations under our financing arrangements under which loans have been advanced at a floating rate.

In addition, we may enter in the future into foreign currency derivative contracts in order to hedge an exposure to foreign currencies related to shipbuilding contracts.

Any hedging activities we engage in may not effectively manage our interest rate and foreign exchange exposure or have the desired impact on our financial condition or results of operations.

Because we generate all of our revenues in U.S. dollars but incur a portion of our expenses in other currencies, exchange rate fluctuations could adversely affect our results of operations.

We generate all of our revenues in U.S. dollars and the majority of our expenses are also in U.S. dollars. However, a relatively small portion of our overall expenses, mainly executive compensation, is incurred in Euros. This could lead to fluctuations in net income due to changes in the value of the U.S. dollar relative to the other currencies, in particular the Euro. Expenses incurred in foreign currencies against which the U.S. dollar falls in value can thereby increase, decreasing our net income.

We are dependent on our relationship with Stealth Maritime.

Stealth Maritime serves as commercial and technical manager for all of the vessels in our fleet, other than our product tanker currently deployed on a bareboat charter for which we do not provide technical management. We are accordingly dependent upon our fleet manager, Stealth Maritime, for:

•	the administration, chartering and operations supervision of our fleet;

•	our recognition and acceptance as owners of product and crude oil carriers, including our ability to attract charterers;

•	our ability to obtain vetting approval from oil majors;

•	relations with charterers and charter brokers;

•	operational expertise; and

•	management experience.

The loss of Stealth Maritime’s services or its failure to perform its obligations to us properly for financial or other reasons could materially and adversely affect our business and the results of our operations, including the potential loss of oil major approvals to conduct business with us and in turn our ability to employ our vessels our charters with such oil majors. Although we may have rights against Stealth Maritime if it defaults on its obligations to us, you would have no recourse against Stealth Maritime. In addition, in such a case or if our management agreement were to be terminated we might not be able to find a replacement manager on terms as favorable as those currently in place with Stealth Maritime. Further, we expect that we will need to seek approval from our lenders to change our manager. Our manager, Stealth Maritime, has also provided the lenders with an undertaking to continue to provide us with management services, not subcontract or delegate commercial or technical management of the vessels and to subordinate all claims against us to the claims of our lenders, the security trustee and applicable hedge counterparties, and its failure to comply with such undertaking would be an event of default under our 2021 DNB Senior Secured Credit Facility.

In addition, if Stealth Maritime suffers material damage to its reputation or relationships, including as a result of a spill or other environmental incident or an accident, or any violation or alleged violation of U.S., EU, UN or other sanctions, involving ships managed by Stealth Maritime whether or not owned by us, it may harm the ability of our company or our subsidiaries to successfully compete in our industry, including due to oil majors and other charterers electing not to do business with Stealth Maritime or us.

Since our manager, Stealth Maritime, is a privately held company and there is little or no publicly available information about it, an investor could have little advance warning of potential financial and other problems that might affect our manager that could have a material adverse effect on us.

We would be materially adversely affected if our manager becomes unable or unwilling to provide services for our benefit at the level of quality they have provided such services to our vessels in the past and at comparable costs as they have charged with respect to our vessels while owned by StealthGas prior to the Spin-Off. If we were required to employ a ship management company other than our manager, we cannot offer any assurances that the terms of such management agreements and results of operations would be equally or more beneficial to us in the long term.

Our manager’s ability to render management services will depend in part on its own financial strength. Circumstances beyond our control could impair Stealth Maritime’s financial strength, and because it is a privately held company, information about its financial strength is not publicly available. As a result, our stockholders and we might have little advance warning of financial or other problems affecting our manager even though their financial or other problems could have a material adverse effect on our stockholders and us.

Our officers face conflicts in the allocation of their time to our business. In addition, the fiduciary duties of our officers and directors may conflict with those of the officers and directors of StealthGas and/or its affiliates.

Our Chief Executive Officer is involved in other business activities not associated with us, which may result in his spending less time than is appropriate or necessary to manage our business successfully. In particular, Mr. Vafias, who functions as our Chief Executive Officer and President, also provides services in similar capacities for StealthGas. Our officers are not required to work full-time on our affairs and also perform services for StealthGas and its affiliates. As a result, there could be material competition for the time and effort of our officers who also provide services to StealthGas and its affiliates, which could have a material adverse effect on our business, results of operations and financial condition.

Our officers and directors have fiduciary duties to manage our business in a manner beneficial to us and our stockholders. However, our officers and directors also serve as executive officers and/or directors of StealthGas. As a result, these individuals have fiduciary duties to manage the business of StealthGas and its affiliates in a manner beneficial to such entities and their stockholders. Consequently, these officers and directors may encounter situations in which their fiduciary obligations to StealthGas and us are in conflict. There may also be other business opportunities for which StealthGas may compete with us such as hiring employees, acquiring other businesses, or entering into joint ventures, which could have a material adverse effect on our business.

Companies affiliated with us or our management, including StealthGas, Stealth Maritime and Brave Maritime, may manage or acquire vessels that compete with our fleet.

Entities affiliated with other members of the Vafias family own vessels that operate in various sectors of the shipping industry, including a number of product and crude oil tankers, which are managed by Stealth Maritime and/or Brave Maritime. It is possible that StealthGas, Stealth Maritime or other companies affiliated with the Vafias family or Stealth Maritime, including Brave Maritime, could, in the future, agree to acquire or manage additional vessels that compete directly with ours and may face conflicts between their own interests and their obligations to us. These conflicts may arise in connection with the chartering, purchase, sale and operations of the vessels in our fleet versus other vessels in which these persons or entities have an interest. Accordingly, our management and our manager might be faced with conflicts of interest with respect to their own interests and their obligations to us. These conflicts of interests may have an adverse effect on our business and your interests as stockholders.

We may enter into certain significant transactions with companies affiliated with members of the Vafias family which may result in conflicts of interests.

In addition to our management contract with Stealth Maritime, a company controlled by members of the Vafias family other than our Chief Executive Officer, from time to time we may enter into other transactions with companies affiliated with members of the Vafias family. For instance, we have agreed to acquire two product tankers from Brave Maritime, which is affiliated with the father of our Chief Executive Officer. Stealth Maritime also contracts for the crewing of vessels in our fleet with Hellenic Manning Overseas Inc., which is 25% owned by an affiliate of Stealth Maritime. Such transactions could create conflicts of interest that could adversely affect our business or your interests as holders of our stock, as well as our financial position, results of operations and our future prospects.

As our fleet grows in size, we will have to improve our operations and financial systems, staff and crew; if we cannot maintain these systems or continue to recruit suitable employees, our business and results of operations may be adversely affected.

As we expand our fleet, we and Stealth Maritime will have to invest considerable sums in upgrading its operating and financial systems, as well as hiring additional well-qualified personnel to manage the vessels. In addition, as we expand our fleet, we will have to rely on our technical managers to recruit suitable additional seafarers and shoreside administrative and management personnel. Stealth Maritime and those technical managers may not be able to continue to hire suitable employees to the extent we continue to expand our fleet. Our vessels require a technically skilled staff with specialized training. If the technical managers’ crewing agents are unable to employ such technically skilled staff, they may not be able to adequately staff our vessels. If Stealth Maritime is unable to operate our financial and operations systems effectively or our technical managers are unable to recruit suitable employees as we expand our fleet, our results of operation and our ability to expand our fleet may be adversely affected.

Delays in the delivery of any newbuilding or secondhand tankers we agree to acquire could harm our operating results.

Delays in the delivery of any new-building or second-hand vessels we may agree to acquire in the future, including the two product tankers we have agreed to acquire with expected delivery to us by the end of May 2022, would delay our receipt of revenues generated by these vessels and, to the extent we have arranged charter employment for these vessels, could possibly result in the cancellation of those charters, and therefore adversely affect our anticipated results of operations. Although this would delay our funding requirements for the installment payments to purchase these vessels, it would also delay our receipt of revenues under any charters we arrange for such vessels. The delivery of newbuilding vessels could be delayed, other than at our request, because of, among other things, work stoppages or other labor disturbances; bankruptcy or other financial crisis of the shipyard building the vessel; hostilities, health pandemics such as COVID-19 or political or economic disturbances in the countries where the vessels are being built, including any escalation of tensions involving North Korea; weather interference or catastrophic event, such as a major earthquake, tsunami or fire; our requests for changes to the original vessel specifications; requests from our customers, with whom we have arranged any charters for such vessels, to delay construction and delivery of such vessels due to weak economic conditions and shipping demand and a dispute with the shipyard building the vessel.

In addition, the refund guarantors under the newbuilding contracts, which are banks, financial institutions and other credit agencies, may also be affected by financial market conditions in the same manner as our lenders and, as a result, may be unable or unwilling to meet their obligations under their refund guarantees. If the shipbuilders or refund guarantors are unable or unwilling to meet their obligations to the sellers of the vessels, this may impact our acquisition of vessels and may materially and adversely affect our operations and our obligations under our credit facilities. The delivery of any secondhand vessels could be delayed because of, among other things, hostilities or political disturbances, non-performance of the purchase agreement with respect to the vessels by the seller, our inability to obtain requisite permits, approvals or financing or damage to or destruction of the vessels while being operated by the seller prior to the delivery date.

We may be unable to obtain financing for the acquisition of the additional product tanker for which we have entered into a purchase agreement.

We have entered into an agreement to acquire a MR product tanker for a purchase price of $18.5 million, which we intend to finance with cash on hand and senior secured bank financing upon its delivery to us which is expected by the end of May 2022. Although we have entered into discussions with a financial institution for a new senior secured credit facility, we may be unable to obtain the necessary financing for the acquisition of this vessel on attractive terms or at all. If financing is not available when needed, or is available only on unfavorable terms, we may be unable to meet our purchase price payment obligations and complete the acquisition of this vessel and expand the size of our fleet. We are not required to pay any deposit under the purchase agreement; however, if we failed to fulfill our commitments thereunder, due to an inability to obtain financing or otherwise, we may also be liable for damages for breach of contract. Our failure to obtain the funds for these capital expenditures could have a material adverse effect on our business, results of operations and financial condition, as well as our cash flows.

If we fail to manage our growth properly, we may not be able to successfully expand our market share.

As and when market conditions permit, we intend to continue to prudently grow our fleet over the long term, in addition to the two product tankers we have agreed to acquire. The acquisition of such additional vessels could impose significant additional responsibilities on our management and staff, and may necessitate that we, and they, increase the number of personnel. In the future, we may not be able to identify suitable vessels, acquire vessels on advantageous terms or obtain financing for such acquisitions. Any future growth will depend on:

•	locating and acquiring suitable vessels;

•	identifying and completing acquisitions or joint ventures;

•	integrating any acquired business successfully with our existing operations;

•	expanding our customer base; and

•	obtaining required financing.

Growing a business by acquisition presents numerous risks such as undisclosed liabilities and obligations, difficulty in obtaining additional qualified personnel, managing relationships with customers and our commercial and technical managers and integrating newly acquired vessels into existing infrastructures. We may not be successful in executing any growth initiatives and may incur significant expenses and losses in connection therewith.

We may be unable to attract and retain key management personnel and other employees in the shipping industry, which may negatively affect the effectiveness of our management and our results of operation.

Our success depends to a significant extent upon the abilities and efforts of our management team, including our Chief Executive Officer, Harry Vafias. In addition, Harry Vafias is a member of the Vafias family, which controls Stealth Maritime, our fleet manager. Our success will depend upon our and Stealth Maritime’s ability to hire and retain qualified managers to oversee our operations. The loss of any of these individuals could adversely affect our business prospects and financial condition. Difficulty in hiring and retaining personnel could adversely affect our results of operations. We do not have employment agreements directly with our key personnel who are technically employees of Stealth Maritime, our fleet manager, although under our management agreement with Stealth Maritime, our relationship is governed by terms substantially similar to those typically included in employment agreements. We do not maintain “key man” life insurance on any of our officers.

In the highly competitive international product tanker and crude oil tanker markets, we may not be able to compete for charters with new entrants or established companies with greater resources.

We deploy our vessels in highly competitive markets that are capital intensive. Competition arises primarily from other vessel owners, many of which have larger fleets and greater resources than we do. Competition for the transportation of refined petroleum products and crude oil can be intense and depends on price, location, size, age, condition and the acceptability of the vessel and its managers to the charterers. Competitors with greater resources could enter and operate larger tanker fleets through consolidations or acquisitions, and many larger fleets that compete with us in each of these sectors may be able to offer more competitive prices and fleets.

Our lack of a diversified business could adversely affect us.

Unlike many other shipping companies, which may carry dry bulk, liquefied petroleum or natural gas, or goods shipped in containers, we currently depend primarily on the transport of refined petroleum products and crude oil. Substantially all of our revenue has been and is expected to be derived from this single source—the seaborne transport of refined petroleum products and crude oil. Due to our lack of a more diversified business model, adverse developments in the seaborne transport of refined petroleum products and crude oil and the market for refined petroleum products and oil have a significantly greater impact on our financial conditions and results of operations than if we maintained more diverse assets or lines of business.

Purchasing and operating previously owned, or secondhand, vessels may result in increased operating costs and vessels off-hire, which could adversely affect our revenues.

Our examination of secondhand vessels, which may not include physical inspection prior to purchase, does not provide us with the same knowledge about their condition and cost of any required (or anticipated) repairs that we would have had if these vessels had been built for and operated exclusively by us. Generally, we do not receive the benefit of warranties on secondhand vessels.

In general, the cost of maintaining a vessel in good operating condition increases with its age. As of April 1, 2022, the average age of the vessels in our fleet was approximately 13.4 years. Older vessels are typically less fuel efficient and more costly to maintain and operate than more recently constructed vessels due to improvements in engine technology. Cargo insurance rates increase with the age of a vessel, making older vessels less desirable to charterers.

Governmental regulations, safety or other equipment standards related to the age of vessels may require expenditures for alterations, or the addition of new equipment, to our vessels and may restrict the type of activities in which the vessels may engage. As our vessels age, market conditions may not justify those expenditures or enable us to operate our vessels profitably during the remainder of their useful lives. If we sell vessels, the sales prices may not equal and could be less than their carrying values at that time and thereby negatively affect our profitability.

The shipping industry has inherent operational risks that may not be adequately covered by our insurance.

We procure hull and machinery insurance, protection and indemnity insurance, which include environmental damage and pollution insurance coverage, and war risk insurance for our fleet. While we endeavor to be adequately insured against all known risks related to the operation of our ships, there remains the possibility that a liability may not be adequately covered and we may not be able to obtain adequate insurance coverage for our fleet in the future. The insurers may also not pay particular claims. Even if our insurance coverage is adequate, we may not be able to timely obtain a replacement vessel in the event of a loss. Our insurance policies contain deductibles for which we will be responsible and limitations and exclusions which may increase our costs or lower our revenue. In addition, if one of our ships, or other ships managed by Stealth Maritime or Brave Maritime and owned by an affiliated entity of Stealth Maritime or Brave Maritime, were to incur significant costs from an accident, spill or other environmental liability, our insurance premiums and costs could increase significantly.

We are a holding company, and we depend on the ability of our subsidiaries to distribute funds to us in order to satisfy our financial obligations or to make dividend payments.

We are a holding company and our subsidiaries, which are all wholly-owned by us, conduct all of our operations and own all of our operating assets. We have no significant assets other than the equity interests in our wholly-owned subsidiaries. As a result, our ability to make dividend payments to you depends on our subsidiaries and their ability to distribute funds to us. If we are unable to obtain funds from our subsidiaries, we may be unable or our Board of Directors may exercise its discretion not to pay dividends.

Obligations associated with being a public company require significant company resources and management attention.

In connection with the Spin-Off, we became subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the other rules and regulations of the SEC, including the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”). Section 404 of Sarbanes-Oxley requires that we evaluate and determine the effectiveness of our internal control over financial reporting.

We work with our legal, accounting and financial advisors to identify any areas in which changes should be made to our financial and management control systems to manage our growth and our obligations as a public company. We evaluate areas such as corporate governance, corporate control, internal audit, disclosure controls and procedures and financial reporting and accounting systems. We will make changes in any of these and other areas, including our internal control over financial reporting, which we believe are necessary. However, these and other measures we may take may not be sufficient to allow us to satisfy our obligations as a public company on a timely and reliable basis. In addition, compliance with reporting and other requirements applicable to public companies do create additional costs for us and will require the time and attention of management. Our limited management resources may exacerbate the difficulties in complying with these reporting and other requirements while focusing on executing our business strategy. We may not be able to predict or estimate the amount of the additional costs we may incur, the timing of such costs or the degree of impact that our management’s attention to these matters will have on our business.

If management is unable to provide reports as to the effectiveness of our internal control over financial reporting, investors could lose confidence in the reliability of our financial statements, which could result in a decrease in the value of our common stock.

Under Section 404 of Sarbanes-Oxley, we are required to include in each of our annual reports on Form 20-F, beginning with the second such annual report on Form 20-F, a report containing our management’s assessment of the effectiveness of our internal control over financial reporting. If, in such annual reports on Form 20-F, our management cannot provide a report as to the effectiveness of our internal control over financial reporting as required by Section 404, investors could lose confidence in the reliability of our financial statements, which could result in a decrease in the value of our common stock.

Risks Related to Taxation

If we were to be subject to corporate income tax in jurisdictions in which we operate, our financial results would be adversely affected.

We and our subsidiaries may be subject to tax in the jurisdictions in which we are organized or operate, reducing the amount of our net income and cash flows, including cash available for dividend payments. Under current Marshall Islands law, there is no income, corporate or profits tax or withholding tax, capital gains tax or capital transfer tax, estate or inheritance tax payable by us or our stockholders, other than stockholders ordinarily resident in the Republic of the Marshall Islands, if any. We believe that we should not be subject to tax under the laws of various countries, other than the United States, in which our subsidiaries’ vessels conduct activities or in which our subsidiaries’ customers are located. However, our belief is based on our understanding of the tax laws of those countries, and our tax position is subject to review and possible challenge by taxing authorities and to possible changes in law or interpretation. We cannot determine in advance the extent to which certain jurisdictions may require us to pay corporate income tax or to make payments in lieu of such tax. In addition, payments due to us from our subsidiaries’ customers may be subject to tax claims. In computing our tax obligation in these jurisdictions, we may be required to take various tax accounting and reporting positions on matters that are not entirely free from doubt and for which we have not received rulings from the governing authorities. We cannot assure you that upon review of these positions the applicable authorities will agree with our positions. A successful challenge by a tax authority could result in additional tax imposed on us or our subsidiaries, further reducing the cash available for distribution. In addition, changes in our operations or ownership could result in additional tax being imposed on us or our subsidiaries in jurisdictions in which operations are conducted.

In accordance with the currently applicable Greek law, foreign flagged vessels that are managed by Greek or foreign ship management companies having established an office in Greece are subject to duties towards the Greek state which are calculated on the basis of the relevant vessels’ tonnage. The payment of said duties exhausts the tax liability of the foreign ship owning company and the relevant manager against any tax, duty, charge or contribution payable on income from the exploitation of the foreign flagged vessel. As our manager is located in Greece, we will have to pay these duties. Our operations in Greece may be subjected to new regulations that may require us to incur new or additional compliance or other administrative costs, which may include requirements that we pay to the Greek government new taxes or other fees.

In addition, China has enacted a new tax for non-resident international transportation enterprises engaged in the provision of services of passengers or cargo, among other items, in and out of China using their own, chartered or leased vessels, including any stevedore, warehousing and other services connected with the transportation. The new regulation broadens the range of international transportation companies which may find themselves liable for Chinese enterprise income tax on profits generated from international transportation services passing through Chinese ports.

We may have to pay tax on United States-source income, which would reduce our earnings.

Under the United States Internal Revenue Code of 1986, as amended (the “Code”), 50% of the gross shipping income of vessel owning or chartering corporations, such as our subsidiaries, that is attributable to transportation that begins or ends, but does not both begin and end, in the United States is characterized as United States-source shipping income. United States-source shipping income is subject to either a (i) 4% United States federal income tax without allowance for deductions or (ii) taxation at the standard United States federal income tax rates (and potentially to a 30% branch profits tax), unless derived by a corporation that qualifies for exemption from tax under Section 883 of the Code and the Treasury Regulations promulgated thereunder.

Generally, we and our subsidiaries will qualify for this exemption for a taxable year if our stock is treated as “primarily and regularly traded” on an established securities market in the United States. Our shares of common stock will be so treated if (i) the aggregate number of shares of common stock traded during such year on an established securities market in the United States exceeds the aggregate number of our shares of common stock traded during that year on established securities markets in any other single country, (ii) either (x) our shares of common stock are regularly quoted during such year by dealers making a market in our shares or (y) trades in our shares of common stock are effected, other than in de minimis quantities, on an established securities market in the United States on at least 60 days during such taxable year and the aggregate number of our shares of common stock traded on an established securities market in the United States during such year equals at least 10% of the average number of shares of common stock outstanding during such taxable year and (iii) our shares of common stock are not “closely held” during such taxable year. For these purposes, our shares of common stock will be treated as closely held during a taxable year if, for more than one-half the number of days in such taxable year, one or more persons each of whom owns either directly or under applicable attribution rules, at least 5% of our shares of common stock, own, in the aggregate, 50% or more of our shares of common stock, unless we can establish, in accordance with applicable documentation requirements, that a sufficient number of shares of common stock in the closely-held block are owned, directly or indirectly, by persons that are residents of foreign jurisdictions that provide United States shipping companies with an exemption from tax that is equivalent to that provided by Section 883 to preclude other stockholders in the closely-held block from owning 50% or more of the closely-held block of shares of common stock.

We believe that it will be the case, and may also be the case in the future, that, one or more persons each of whom owns, either directly or under applicable attribution rules, at least 5% of our shares of common stock own, in the aggregate, 50% or more of our shares of common stock. In such circumstances, we and our subsidiaries may qualify for the exemption provided in Section 883 of the Code only if a sufficient number of shares of the closely-held block of our shares of common stock were owned or treated as owned by “qualified shareholders” so it could not be the case that, for more than half of the days in the taxable year, the shares of common stock in the closely-held block not owned or treated as owned by qualified shareholders represented 50% or more of our shares of common stock. For these purposes, a “qualified shareholder” includes an individual that owns or is treated as owning shares of our common stock and is a resident of a jurisdiction that provides an exemption that is equivalent to that provided by Section 883 of the Code and certain other persons; provided in each case that such individual or other person complies with certain documentation and certification requirements set forth in the Section 883 regulations and designed to establish status as a qualified shareholder.

If we or our subsidiaries do not qualify for the exemption under Section 883 of the Code for any taxable year, then we or our subsidiaries would be subject for those years to the 4% United States federal income tax on gross United States shipping income or, in certain circumstances, to net income taxation at the standard United States federal income tax rates (and potentially also to a 30% branch profits tax). The imposition of such tax could have a negative effect on our business and would result in decreased earnings and cash flow.

We could become a “passive foreign investment company,” which would have adverse United States federal income tax consequences to United States holders and, in turn, us.

A foreign corporation will be treated as a “passive foreign investment company” (“PFIC”) for United States federal income tax purposes if either (1) at least 75% of its gross income for any taxable year consists of certain types of “passive income” or (2) at least 50% of the average value of the corporation’s assets produce or are held for the production of those types of “passive income.” For purposes of these tests, “passive income” includes dividends, interest, and gains from the sale or exchange of investment property and rents and royalties other than rents and royalties which are received from unrelated parties in connection with the active conduct of a trade or business. For purposes of these tests, income derived from the performance of services does not constitute “passive income” and working capital and similar assets held pending investment in vessels will generally be treated as an asset which produces passive income. United States stockholders of a PFIC (and holders of warrants in a PFIC) are subject to a disadvantageous United States federal income tax regime with respect to the income derived by the PFIC, the distributions they receive from the PFIC and the gain, if any, they derive from the sale or other disposition of their shares in the PFIC.

In connection with determining our PFIC status we treat and intend to continue to treat the gross income that we derive or are deemed to derive from our time chartering and voyage chartering activities as services income, rather than rental income. We believe that our income from time chartering and voyage chartering activities does not constitute “passive income” and that the assets that we own and operate in connection with the production of that income do not constitute assets held for the production of passive income. We treat and intend to continue to treat, for purposes of the PFIC rules, the income that we derive from bareboat charters as passive income and the assets giving rise to such income as assets held for the production of passive income. There is, however, no legal authority specifically under the PFIC rules regarding our current and proposed method of operation and it is possible that the Internal Revenue Service (the “IRS”), may not accept our positions and that a court may uphold such challenge, in which case we and certain of our subsidiaries could be treated as PFICs. In this regard we note that a federal court decision addressing the characterization of time charters concludes that they constitute leases for federal income tax purposes and employs an analysis which, if applied to our time charters, could result in our treatment and the treatment of our vessel-owning subsidiaries as PFICs. In addition, in making the determination as to whether we are a PFIC, we intend to treat the deposits that we make on our newbuilding contracts and that are with respect to vessels we do not expect to bareboat charter as assets which are not held for the production of passive income for purposes of determining whether we are a PFIC. We note that there is no direct authority on this point and it is possible that the IRS may disagree with our position.

On the basis of the foregoing assumptions, we do not believe that we will be a PFIC for 2021. This belief is based in part upon our beliefs regarding the value of the assets that we hold for the production of or in connection with the production of passive income relative to the value of our other assets. Should these beliefs turn out to be incorrect, then we and certain of our subsidiaries could be treated as PFICs for 2021. There can be no assurance that the U.S. Internal Revenue Service (“IRS”) or a court will not determine values for our assets that would cause us to be treated as a PFIC for 2021 or a subsequent year.

In addition, although we do not believe that we will be a PFIC for 2021, we may choose to operate our business in the current or in future taxable years in a manner that could cause us to become a PFIC for those years. Because our status as a PFIC for any taxable year will not be determinable until after the end of the taxable year, and depends upon our assets, income and operations in that taxable year, there can be no assurance that we will not be considered a PFIC for 2021 or any future taxable year.

If the IRS were to find that we are or have been a PFIC for any taxable year, our United States stockholders and warrant holders would face adverse United States tax consequences. Under the PFIC rules, unless those stockholders make an election available under the Code (which election could itself have adverse consequences for such stockholders, as discussed below under “Tax Considerations—United States Federal Income Taxation of United States Holders”), such stockholders would be liable to pay United States federal income tax at the then prevailing income tax rates on ordinary income plus interest upon excess distributions and upon any gain from the disposition of our common stock, as if the excess distribution or gain had been recognized ratably over the stockholder’s holding period of our common stock. Similar rules would apply to holders of our Class C Warrants or pre-funded warrants. See “Tax Considerations—United States Federal Income Tax Consequences— United States Federal Income Taxation of United States Holders” for a more comprehensive discussion of the United States federal income tax consequences to United States stockholders if we are treated as a PFIC. As a result of these adverse tax consequences to United States stockholders, such a finding by the IRS may result in sales of our common stock by United States stockholders, which could lower the price of our common stock and adversely affect our ability to raise capital.

The United States federal income taxation of the pre-funded warrants is uncertain.

We and holders of our pre-funded warrants may have to take positions that are not yet settled under current U.S. federal income tax law with respect to the pre-funded warrants. In particular, the precise application of the Code section 883 exemption and the PFIC rules to the pre-funded warrants is unclear. The IRS may disagree with the positions taken by the Company, which could result in adverse U.S. federal income tax consequences for us and our stockholders, including holders of the pre-funded warrants. Prospective investors are urged to consult their personal income tax advisers in this regard.

Risks Related to an Investment in a Marshall Islands Corporation

As a foreign private issuer we are entitled to claim exemptions from certain Nasdaq corporate governance standards, and if we elected to rely on these exemptions, you may not have the same protections afforded to stockholders of companies that are subject to all of the Nasdaq corporate governance requirements.

As a foreign private issuer, we are entitled to claim an exemption from many of Nasdaq’s corporate governance practices. Currently, our corporate governance practices comply with the Nasdaq corporate governance standards applicable to U.S. listed companies other than that we only have two members on our audit committee whereas a domestic U.S. company would be required to have three members on its audit committee and, in lieu of obtaining stockholder approval prior to the issuance of certain designated securities issuances, the Company will comply with provisions of the Marshall Islands Business Corporations Act providing that the Board of Directors approves stock issuances. To the extent we rely on these or other exemptions you may not have the same protections afforded to stockholders of companies that are subject to all of the Nasdaq corporate governance requirements.

We are incorporated in the Republic of the Marshall Islands, which does not have a well-developed body of corporate law or a bankruptcy act.

Our corporate affairs are governed by our articles of incorporation and bylaws and by the Marshall Islands Business Corporations Act (the “BCA”). The provisions of the BCA resemble provisions of the corporation laws of a number of states in the United States. However, there have been few judicial cases in the Republic of the Marshall Islands interpreting the BCA. The rights and fiduciary responsibilities of directors under the law of the Republic of the Marshall Islands are not as clearly established as the rights and fiduciary responsibilities of directors under statutes or judicial precedent in existence in certain U.S. jurisdictions. Stockholder rights may differ as well. While the BCA does specifically incorporate the non-statutory law, or judicial case law, of the State of Delaware and other states with substantially similar legislative provisions, our public stockholders may have more difficulty in protecting their interests in the face of actions by the management, directors or controlling stockholders than would stockholders of a corporation incorporated in a U.S. jurisdiction. The Marshall Islands has no established bankruptcy act, and as a result, any bankruptcy action involving our company would have to be initiated outside the Marshall Islands, and our public stockholders may find it difficult or impossible to pursue their claims in such other jurisdictions.

It may be difficult to enforce service of process and judgments against us and our officers and directors.

We are a Marshall Islands company, and our executive offices are located outside of the United States. All of our directors and officers reside outside of the United States, and most of our assets and their assets are located outside the United States. As a result, you may have difficulty serving legal process within the United States upon us or any of these persons. You may also have difficulty enforcing, both in and outside the United States, judgments you may obtain in the U.S. courts against us or these persons in any action, including actions based upon the civil liability provisions of U.S. federal or state securities laws. There is also substantial doubt that the courts of the Marshall Islands would enter judgments in original actions brought in those courts predicated on U.S., federal or state securities laws.

Risks Relating To The Spin-Off

Our historical financial information may not be representative of the results we would have achieved as a stand-alone public company and may not be a reliable indicator of our future results.

The historical financial information that we have included in this prospectus may not necessarily reflect what our financial position, results of operations or cash flows would have been had we been an independent entity during the periods presented or those that we will achieve in the future. The costs and expenses reflected in our historical financial information include an allocation for certain corporate functions historically provided by StealthGas, that may be different from the comparable expenses that we would have incurred had we operated as a stand-alone company. Our historical financial information does not reflect changes that will occur in our cost structure, financing and operations as a result of our transition to becoming a stand-alone public company, including potential increased costs associated with reduced economies of scale and increased costs associated with SEC reporting and Nasdaq requirements.

We have made allocations based upon available information and assumptions that we believe are reasonable to reflect these factors, among others, in our historical combined financial data. However, our assumptions may prove not to be accurate, and accordingly, the historical combined financial data presented in this prospectus forms a part should not be assumed to be indicative of what our financial condition or results of operations actually would have been as an independent publicly traded company nor to be a reliable indicator of what our financial condition or results of operations actually may be in the future.

We may have difficulty operating as an independent, publicly traded company.

As an independent, publicly traded company, we believe that our business will benefit from, among other things, allowing us to better focus our financial and operational resources on our specific business, allowing our management to design and implement corporate strategies and policies that are based primarily on the business characteristics and strategic decisions of our business, allowing us to more effectively respond to tanker industry dynamics. However, we may not be able to achieve some or all of the benefits that we believe we can achieve as an independent company in the time we expect, if at all. Because our business has previously operated as part of the wider StealthGas organization, we may not be able to successfully implement the changes necessary to operate independently and may incur additional costs that could adversely affect our business.

As an independent, publicly traded company, we may not enjoy the same benefits that we did as part of

StealthGas.

There is a risk that, by separating from StealthGas, we may become more susceptible to market fluctuations and other adverse events than we would have been if we were still a part of the current StealthGas organizational structure. As part of StealthGas, we have been able to enjoy certain benefits from StealthGas’s operating diversity, available capital for investments and opportunities to pursue integrated strategies with StealthGas’s other businesses. As an independent, publicly traded company, we will not have similar diversity, available capital or integration opportunities and may not have similar access to capital markets.

Our ability to meet our capital needs may be harmed by the loss of financial support from StealthGas.

The loss of financial support from StealthGas could harm our ability to meet our capital needs. After the Spin-Off, we expect to obtain any funds needed in excess of the amounts generated by our operating activities through the capital markets or bank financing, and not from StealthGas. However, given the smaller relative size of our company as compared to StealthGas after the Spin-Off, we may incur higher debt servicing and other costs than we would have otherwise incurred as a part of StealthGas. Further, we cannot guarantee you that we will be able to obtain capital market financing or credit on favorable terms, or at all, in the future. We cannot assure you that our ability to meet our capital needs will not be harmed by the loss of financial support from StealthGas.

As a newly-incorporated company, we may not have the surplus or net profits required by law to pay dividends.

We have not declared any dividends on our common stock and we may not make dividend payments in the future as we may not earn sufficient revenues or we may incur expenses or liabilities that would reduce or eliminate the cash available for distribution as dividends. Our loan agreements also limit the amount of dividends we can pay under some circumstances. See “Item 5. Operating and Financial Review and Prospects” in our Annual Report on Form 20-F for the year ended December 31, 2021 incorporated by reference herein.

The declaration and payment of any dividends on our common stock or Series A Preferred Stock will be subject at all times to the discretion of our Board of Directors. The timing and amount of dividends will depend on our earnings, financial condition, cash requirements and availability, restrictions in our loan agreements, growth strategy, charter rates in the tanker shipping industry, the provisions of Marshall Islands law affecting the payment of dividends and other factors. Marshall Islands law generally prohibits the payment of dividends other than from surplus (retained earnings and the excess of consideration received for the sale of shares above the par value of the shares), but, if there is no surplus, dividends may be declared out of the net profits (basically, the excess of our revenue over our expenses) for the fiscal year in which the dividend is declared or the preceding fiscal year. Marshall Islands law also prohibits the payment of dividends while a company is insolvent or if it would be rendered insolvent upon the payment of a dividend. As a newly incorporated company, we may not have the required surplus or net profits to pay dividends, or our Board of Directors may determine to not declare any dividends for the foreseeable future.

Our ability to seek a claim against StealthGas for potential liabilities relating to the operation of the vessels comprising our fleet prior to our separation from StealthGas and the Spin-Off may be limited.

In connection with the contribution to us by StealthGas of the subsidiaries that own the vessels comprising our fleet, we agreed to acquire the vessels in “as is”, “where is” condition and StealthGas is not obligated to indemnify us for any claims made against us that arise out of or relate to the operation of the vessels comprising our fleet prior to the Spin-Off. Although we may be able to seek recourse against StealthGas in connection with claims relating to operation of the vessels comprising our fleet prior to our separation from StealthGas and the Spin-Off, there can be no assurance that such efforts would be successful. Any liabilities relating to such claims may be significant and could negatively impact our business, financial condition, cash flows and results of operations. See “Item 7 Major Stockholders and Related Party Transactions — B. Related Party Transactions-Contribution Agreement” our Annual Report on Form 20-F for the year ended December 31, 2021 incorporated by reference herein.

Certain of our directors and executive officers are director and/or executive officers of StealthGas and own shares of its common stock, which could cause conflicts of interests.

Our President and Chief Executive Officer owns a substantial amount of StealthGas common stock. The interests of our President and Chief Executive Officer and other directors and officers in common stock of StealthGas and the presence of certain of StealthGas’s executives and directors on our board of directors could create, or appear to create, conflicts of interest with respect to matters involving both us and StealthGas that could have different implications for StealthGas than they do for us. As a result, we may be precluded from pursuing certain opportunities on which we would otherwise act, including growth opportunities.

We do not intend to adopt specific policies or procedures to address conflicts of interests that may arise as a result of certain of our directors and officers owning StealthGas common stock or our President and Chief Executive Officer and other directors being an executive officer and/or director of StealthGas. However, we have adopted a Related Person Transactions Policy to provide guidance in identifying, reviewing and, where appropriate, approving or ratifying transactions with related persons.

Risks Relating To Our Common Stock

Our common stock was not publicly traded prior to the completion of the Spin-Off on December 3, 2021. An active trading market that will provide you with adequate liquidity for our common stock may not be sustained.

There was no public market for our common stock prior to the Spin-Off, which was completed on December 3, 2021. The lack of an active trading market on Nasdaq and low trading volume for our common stock may make it more difficult for you to sell our common stock and could lead to our stock price becoming depressed or volatile. Our stock began regular way trading on the Nasdaq Capital Market on December 6, 2021, and there can be no assurance that an active trading market for our common stock on either Nasdaq or any other exchange will be sustained. If an active and liquid trading market is not sustained, relatively small sales of our common stock could have a significant negative impact on the price of our common stock.

If securities or industry analysts do not publish research or reports about our business, or publish negative reports about our business, our stock price and trading volume could decline.

As a newly-incorporated company that became publicly traded on December 3, 2021, there is currently no analyst coverage of the Company. The trading market for our common stock and Series A Preferred Stock will depend, in part, upon the research and reports that securities or industry analysts publish about us or our business. We do not have any control over analysts as to whether they will cover us, and if they do, whether such coverage will continue. If analysts do not commence coverage of the Company, or if one or more of these analysts cease coverage of the Company or fail to regularly publish reports on us, we could lose visibility in the financial markets, which could cause our stock price or trading volume to decline. In addition, if one or more of the analysts who cover us downgrade our stock or change their opinion of our stock, our stock price may likely decline.

Substantial sales of our common stock may occur in connection with the recent Spin-Off or public offering, which could cause our stock price to decline.

Upon completion of the Spin-Off, which occurred on December 3, 2021, all of our outstanding stock was owned by the existing stockholders of StealthGas, and these existing stockholders as well as those that acquired stock in our February 2022 and March 2022 underwritten public offerings of common stock and warrants are free to sell common stock, including those issuable upon exercise of our outstanding warrants, or Series A Preferred Stock for any reason. The sales of significant amounts of our common stock, or the perception that this may occur, could result in a decline of the price of our common stock.

You may experience future dilution as a result of future equity offerings and other issuances of our common stock, preferred stock or other securities.

In order to raise additional capital, including to support our growth plans, or in connection with equity awards, strategic transactions or otherwise, we expect in the future offer additional common stock, preferred stock, including Series A Preferred Stock, or other securities convertible into or exchangeable for our common stock, including convertible debt. We expect that a significant component of the financing for the planned expansion of our fleet will be through equity offerings. We cannot predict the size of future issuances or sales of our common stock, preferred stock or other securities, including those made in connection with future capital raising activities or acquisitions, or the effect, if any, that such issuances or sales may have on the market price of our common stock. The issuance and sale of substantial amounts of common stock, preferred stock or other equity-linked securities, or announcement that such issuance and sales may occur, could adversely affect the market price of our common stock and our Series A Preferred Stock. In addition, we cannot assure you that we will be able to make future sales of our common stock, preferred stock or other securities in any other offering at a price per share that is equal to or greater than the price per share paid by investors, and investors purchasing stocks or other securities in the future could have rights that are superior to existing stockholders and stockholders investing in this offering. The issuance of additional common stock, preferred stock or other securities could adversely impact the trading price of our common stock.

The market price of our common stock may be subject to significant fluctuations.

The market price of our common stock may be subject to significant fluctuations as a result of many factors, some of which are beyond our control. Among the factors that could affect our stock price are:

•	actual or anticipated fluctuations in quarterly and annual variations in our results of operations;

•	changes in market valuations or sales or earnings estimates or publication of research reports by analysts;

•	changes in earnings estimates or shortfalls in our operating results from levels forecasted by securities analysts;

•	speculation in the press or investment community about our business or the shipping industry, and the product and crude oil tanker sector in particular;

•	changes in market valuations of similar companies and stock market price and volume fluctuations generally;

•	payment of dividends;

•	strategic actions by us or our competitors such as mergers, acquisitions, joint ventures, strategic alliances or restructurings;

•	changes in government and other regulatory developments;

•	additions or departures of key personnel;

•	general market conditions and the state of the securities markets; and

•	domestic and international economic, market and currency factors unrelated to our performance.

The international tanker shipping industry has been highly unpredictable. In addition, the stock markets in general, and the markets for tanker shipping and shipping stocks in general, have experienced extreme volatility that has sometimes been unrelated to the operating performance of particular companies. These broad market fluctuations may adversely affect the trading price of our common stock. Our stock may trade at prices lower than you originally paid for such stock.

If our common stock do not meet the Nasdaq Capital Market’s minimum share price requirement, and if we cannot cure such deficiency within the prescribed timeframe, our common stock could be delisted.

Under the rules of the Nasdaq Capital Market, listed companies are required to maintain a share price of at least $1.00 per share. If the share price declines below $1.00 for a period of 30 consecutive business days, then the listed company has a cure period of at least 180 days to regain compliance with the $1.00 per share minimum. If the price of our common stock closes below $1.00 for 30 consecutive days, and if we cannot cure that deficiency within the 180-day timeframe, then our common stock could be delisted.

If the market price of our common stock remains below $5.00 per share, under stock exchange rules, our stockholders will not be able to use such stock as collateral for borrowing in margin accounts. This inability to continue to use our common stock as collateral may lead to sales of such stock creating downward pressure and increased volatility in the market price of our common stock.

Our amended and restated articles of incorporation and amended and restated bylaws contain anti-takeover provisions that may discourage, delay or prevent (1) our merger or acquisition and/or (2) the removal of incumbent directors and officers and (3) the ability of public stockholders to benefit from a change in control.

Our amended and restated articles of incorporation and amended and restated bylaws contain certain anti-takeover provisions. These provisions include blank check preferred stock, the prohibition of cumulative voting in the election of directors, a classified Board of Directors, advance written notice for stockholder nominations for directors, removal of directors only for cause, advance written notice of stockholder proposals for the removal of directors and limitations on action by stockholders. These anti-takeover provisions, either individually or in the aggregate, may discourage, delay or prevent (1) our merger or acquisition by means of a tender offer, a proxy contest or otherwise, that a stockholder may consider in its best interest, (2) the removal of incumbent directors and officers, and (3) the ability of public stockholders to benefit from a change in control. These anti-takeover provisions could substantially impede the ability of stockholders to benefit from a change in control and, as a result, may adversely affect the market price of our common stocks and stockholders’ ability to realize any potential change of control premium.

We are an emerging growth company and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make our common stock less attractive to investors.

We are an emerging growth company, as defined in the JOBS Act, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies. We cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

In addition, under the JOBS Act, our independent registered public accounting firm will not be required to attest to the effectiveness of our internal control over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act of 2002 for so long as we are an emerging growth company.

For as long as we take advantage of the reduced reporting obligations, the information that we provide our stockholders may be different from information provided by other public companies.

Our common stock rank junior to the Series A Preferred Stock with respect to dividends and amounts payable in the event of our liquidation.

Our common stock rank junior to our Series A Preferred Stock with respect to the payment of dividends and amounts payable in the event of our liquidation, dissolution or winding-up. This means that, unless accumulated dividends have been paid or set aside for payment on all of our outstanding Series A Preferred Stock for all past completed dividend periods, no dividends may be declared or paid on our common stock subject to limited exceptions. Likewise, in the event of our voluntary or involuntary liquidation, dissolution or winding-up, no distribution of our assets may be made to holders of our common stock until we have paid to holders of our Series A Preferred Stock a liquidation preference equal to $25.00 per share plus accumulated and unpaid dividends. Accordingly, the Series A Preferred Stock may adversely affect the market price of the common stock.

Risks Related to this Offering

Sales of our common stock by stockholders may have an adverse effect on the then prevailing market price of our common stock.

Sales of a substantial number of shares of our common stock in the public market following this offering, including upon exercise of our currently outstanding Class A Warrants, Class B Warrants and underwriters warrants, could cause the market price of our common stock to decline and could impair our ability to raise capital through the sale of additional equity securities. We cannot predict the effect that future sales of our common stock or other equity- related securities would have on the market price of our common stock.

We have broad discretion in the use of the net proceeds from this offering and may use the net proceeds in ways with which you disagree.

Our management will have broad discretion in the application of the net proceeds from this offering and could spend the proceeds in ways that do not improve our results of operations or enhance the value of our securities. You will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the net proceeds are being used appropriately. The failure by our management to apply these funds effectively could result in financial losses that could have a material adverse effect on our business, cause the price of our securities to decline. Pending the application of these funds, we may invest the net proceeds from this offering in a manner that does not produce income or that loses value.

The Class C Warrants and pre-funded warrants are speculative in nature.

The Class C Warrants and pre-funded warrants offered hereby do not confer any rights of common stock ownership on their holders, such as voting rights or the right to receive dividends, but rather merely represent the right to acquire common stock at a fixed price. Specifically, commencing on the date of issuance, holders of the pre-funded warrants may acquire the common stock issuable upon exercise of such warrants at an exercise price of $0.01 per common share and holders of the Class C Warrants may acquire the common stock issuable upon the exercise of such warrants at an exercise price of $     per share. Moreover, following this offering, the market value of the Class C Warrants and pre-funded warrants is uncertain and there can be no assurance that the market value of the Class C Warrants and pre-funded warrants will equal or exceed their public offering price.

There is no public market for the Class C Warrants or pre-funded warrants being offered in this offering and we do not expect one to develop.

There is presently no established public trading market for the Class C Warrants or pre-funded warrants being offered in this offering and we do not expect a market to develop. In addition, we do not intend to apply to list the Class C Warrants or pre-funded warrants on any securities exchange or nationally recognized trading system, including the Nasdaq. Without an active market, the liquidity of the Class C Warrants and pre-funded warrants will be limited.

Purchasers of our Class C Warrants or pre-funded warrants will not have any rights of common stockholders until such Class C Warrants or pre-funded warrants are exercised.

The Class C Warrants and pre-funded warrants being offered do not confer any rights of common stock ownership on their holders, such as voting rights or the right to receive dividends, but rather merely represent the right to acquire common stock at a fixed price.

USE OF PROCEEDS

We estimate that we will receive net proceeds of approximately $37.2 million from this offering (or $42.8 million, if the underwriters exercise their option to purchase additional securities in full), after deducting underwriting discounts and commissions and expenses payable by us related to this offering. This amount is based on an assumed public offering price of $0.71 per unit, the reported sale price of our common stock on the Nasdaq Capital Market on May 10, 2022 and assuming no exercise of the Class C Warrants sold in this offering.

We intend to use the net proceeds of this offering for capital expenditures, including acquisitions of additional vessels which we have not yet identified, which may include vessels in seaborne transportation sectors other than the product and crude tanker sectors in which we currently operate, and for other general corporate purposes.

CAPITALIZATION

The following table sets forth our consolidated capitalization at December 31, 2021:

•	on an actual basis;

•	on an as adjusted basis to give effect, from January 1, 2022 to the date of this prospectus, to:

a) our issuance of 11,040,000 shares of common stock and 11,040,000 Class A Warrants and 552,000 February 2022 Representative Purchase Warrants in an underwritten public offering for net proceeds of $12.4 million, net of underwriting discounts and commissions and expenses of $1.4 million;

b) issuance and sale of 39,224,950 shares of common stock, 3,900,000 pre-funded warrants subsequently exercised for 3,900,000 common stock at a price of $0.01 per share, and 43,124,950 Class B Warrants to purchase up to 43,124,950 shares of common stock and 1,724,998 March 2022 Representative Purchase Warrants in an underwritten public offering for net proceeds of $63.9 million, net of estimated underwriting discounts and commissions and expenses of approximately $5.1 million;

c) the issuance of 10,997,000 shares of common stock upon exercise of 10,997,000 Class A Warrants for an aggregate exercise price of $13,746,250, and the issuance of 172,950 shares of common stock upon exercise of 172,950 Class B Warrants for an aggregate exercise price of $276,720 through May 1, 2022;

d) a dividend of $0.546875 per Series A Preferred Stock, or $435,246 in aggregate, paid on March 30, 2022 to holders of our Series A Preferred Stock as of March 25, 2022; and

e) scheduled principal payments in May 2022 amounting to $2.4 million in connection with our 2021 DNB Senior Secured Credit Facility.

•

on an as further adjusted basis, giving effect to the issuance and sale of 56,338,000 shares of common stock or pre-funded warrants in lieu of common stock and Class C Warrants to purchase up to 56,338,000 shares of common stock at an assumed combined public offering price of $0.71 per unit, which was the last reported sale price of our shares of common stock on the Nasdaq Capital Market on May 10, 2022 (assuming no exercise of the Class C Warrants, that no value is attributed to such warrants and that such warrants are classified as and accounted for as equity) resulting in net proceeds of $37.2 million, net of estimated underwriting discounts and commissions and expenses of approximately $2.8 million.

Please read “Item 5. Operating and Financial Review and Prospects” in our Annual Report on Form 20-F for the year ended December 31, 2021 incorporated by reference herein.

	As of December 31, 2021 (in U.S. Dollars)
	Actual	As Adjusted	As Further Adjusted
Debt(1):
Current portion of long term debt	$4,747,616	$2,345,616	$2,345,616

Total long term debt, net of current portion	23,088,971	23,088,971	23,088,971

Total debt	27,836,587	25,434,587	25,434,587

Equity:
Capital stock(2)(3)	$47,753	$701,102	$1,264,482
Preferred stock	7,959	7,959	7,959
Additional paid-in capital	97,161,688	186,438,489	223,035,090
Accumulated deficit	(471,557)	(471,557)	(471,557)

Total equity	96,745,843	186,675,993	223,835,974

Total capitalization	$124,582,430	$212,110,580	$249,270,561

(1)	Debt is secured by mortgages on all of our vessels.

(2)

Under our amended and restated articles of incorporation we are authorized to issue up to 2,000,000,000 shares of common stock, of which 4,775,272 shares were issued and outstanding as of December 31, 2021 and 70,110,172 shares were issued and outstanding as of May 1, 2022, and 200,000,000 shares of preferred stock, of which 800,000 shares have been designated as 8.75% Series A Preferred Stock, and 795,878 shares of which are issued and outstanding as of December 31, 2021 and May 1, 2022. In addition, as of May 1, 2022, there were 43,000 shares of common stock subject to outstanding Class A Warrants, with an exercise price of $1.25 per share, which expire on February 2, 2027; 42,952,000 shares of common stock subject to outstanding Class B Warrants, with an exercise price of $1.60 per share, which expire on March 23, 2027, and 552,000 shares of common stock subject to outstanding February 2022 Representative Purchase Warrants, with an exercise price of $1.375 per share, which become exercisable on July 31, 2022 and expire on January 31, 2027 and 1,724,998 shares of common stock subject to March 2022 Representative’s Purchase Warrants with an exercise price of $2.00 per share, which become exercisable on September 18, 2022 and expire on March 18, 2027. See “Description of our Capital Stock.”

(3)

Except as otherwise noted, all information in this prospectus reflects and assumes (i) no exercise of outstanding Class A Warrants or Class B Warrants and (ii) no exercise of the February 2022 Representative’s Purchase Warrants or March 2022 Representative’s Purchase Warrants.

DIVIDEND POLICY

We currently intend to retain our future earnings, if any, to fund the development and growth of our business. Our board of directors will, however, evaluate our dividend policy consistent with our cash flows and liquidity requirements and we may consider paying dividends on our common stock depending on future performance of our business and financial condition. Declaration and payment of any future dividend is subject to the discretion of our Board of Directors. The timing and amount of dividend payments will be dependent upon our earnings, financial condition, cash requirements and availability, restrictions in our loan agreements, or other financing arrangements, the provisions of Marshall Islands law affecting the payment of distributions to stockholders and other factors, and will be subject to the priority of our Series A Preferred Stock, which, as described elsewhere in this prospectus, earn dividends at a dividend rate of 8.75% per annum per $25.00 of liquidation preference per share. Because we are a holding company with no material assets other than the stock of our subsidiaries, our ability to pay dividends will depend on the earnings and cash flow of our subsidiaries and their ability to pay dividends to us. Marshall Islands law generally prohibits the payment of dividends other than from surplus or while a company is insolvent or would be rendered insolvent upon the payment thereof.

DILUTION

Dilution or accretion is the amount by which the offering price paid by the purchasers of our Units in this offering will differ from the net tangible book value per share of common stock after the offering.

As adjusted to give effect to our February 2022 underwritten public offering and March 2022 underwritten public offering and subsequent Class A warrant, Class B warrant and pre-funded warrants exercises through May 1, 2022, the pro forma net tangible book value as of December 31, 2021 was $186.7 million in total and $2.66 per share.

As adjusted to give effect to the sale by us of the 56,338,000 Units, each consisting of one share of common stock or one pre-funded warrant and one Class C Warrant, offered by this prospectus at the assumed public offering price of $0.71 per Unit, which was the reported sale price of our common stock on the Nasdaq Capital Market on May 10, 2022, and after deducting the estimated offering commissions and estimated offering expenses payable by us, our adjusted pro forma net tangible book value as of December 31, 2021 would have been $223.8 million, or $1.77 per share. This represents an immediate decrease in net tangible book value of approximately $0.89 per share to existing stockholders and an immediate accretion of approximately $1.06 per share to new investors purchasing our common stock in this offering.

The following table illustrates this calculation on a per share basis:

Assumed public offering price per Unit	$0.71
Pro Forma net tangible book value per share as of December 31, 2021	$2.66
Decrease per share attributable to new investors in this offering	$0.89
As-adjusted pro forma net tangible book value per share as of December 31, 2021, after giving effect to this offering	$1.77
Accretion per share to new investors in this offering	$1.06

The table above assumes for illustrative purposes that an aggregate of 56,338,000 Units, are sold at a price of $0.71 per Unit, which was the last reported sale price of our shares of common stock on the Nasdaq Capital Market on May 10, 2022, for aggregate gross proceeds of $39,999,980, minus estimated underwriting discounts and commissions of $2,439,999 and estimated offering expenses of $400,000, resulting in aggregate net proceeds of $37,159,981.

Each $1.00 increase (decrease) in the assumed public offering price of $0.71 per Unit would increase (decrease) the pro forma as adjusted net tangible book value per share after this offering by $0.42 per common share and result in a decrease (increase) in the accretion to new investors purchasing Units in this offering by $0.58 per common share, assuming the number of Units offered by us, as set forth on the cover page of this prospectus, remains the same (and assuming that no Units with prefunded warrants are sold which, if sold, would reduce the number of shares of common stock that we are offering on a one-for-one basis), and after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us. An increase of 1.0 million Units in the number of Units offered by us (and assuming that no Units with prefunded warrants are sold which, if sold, would reduce the number of shares of common stock that we are offering on a one-for-one basis) would decrease the pro forma as adjusted net tangible book value per share after this offering by $0.01 and decrease the accretion per share to new investors participating in this offering by $0.01, assuming no change in the assumed public offering price of $0.71 per Unit and after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us.

The number of shares of common stock shown above to be outstanding after this offering is based on 70,110,172 shares of common stock outstanding, as of May 1, 2022, and excludes:

•	43,000 common stock subject to outstanding Class A Warrants with an exercise price of $1.25 per share, which expire on February 2, 2027;

•	42,952,000 common stock subject to outstanding Class B Warrants with an exercise price of $1.60 per share, which expire on March 23, 2027;

•

1,724,998 shares of common stock subject to outstanding March 2022 Representative Purchase Warrants, with an exercise price of $2.00 per share, which become exercisable on September 18, 2022 and expire on March 18, 2027; and

•

552,000 shares of common stock subject to outstanding February 2022 Representative Purchase Warrants, with an exercise price of $1.375 per share, which become exercisable on July 31, 2022 and expire on January 31, 2027.

It also assumes (i) no sale of pre-funded warrants in this offering, which, if sold, would reduce the number of common stock that we are offering on a one-for-one basis, (ii) no exercise of the underwriters’ over-allotment option, (iii) no exercise of outstanding Class A Warrants or Class B Warrants and (iv) no exercise of the Underwriter’s Warrants to be issued to the underwriters.

To the extent outstanding warrants are exercised, there will be dilution to new investors. To the extent we issue additional equity securities in connection with future capital raising activities, our then-existing stockholders may experience dilution.

DESCRIPTION OF SECURITIES WE ARE OFFERING

We are offering 56,338,000 Units, each Unit consisting of one share of common stock and one Class C Warrant to purchase one share of common stock. We are also offering to each purchaser whose purchase of common stock in this offering would otherwise result in the purchaser, together with its affiliates, beneficially owning more than 4.99% of our outstanding common stock immediately following the consummation of this offering, the opportunity to purchase, if the purchaser so chooses, Units containing pre-funded warrants in lieu of common stocks that would otherwise result in the purchaser’s beneficial ownership exceeding 4.99% of our outstanding common stock. For each pre-funded warrant we sell (without regard to any limitation on exercise set forth therein), the number of shares of common stock we are offering will be decreased on a one-for-one basis. Because one Class C Warrant is being sold together in this offering with each common stock or, in the alternative, each pre-funded warrant to purchase one common stock, the number of Class C Warrants sold in this offering will not change as a result of a change in the mix of the common stock and pre-funded warrants sold.

We are also registering the common stock included in the Units and the common stock issuable from time to time upon exercise of the pre-funded warrants and Class C Warrants included in the Units offered hereby. Our Units have no stand-alone rights and will not be certificated or issued as stand-alone securities. The common stock (or pre-funded warrants) and the Class C Warrants comprising our Units are immediately separable and will be issued separately in this offering.

The following summary of certain terms and provisions of the pre-funded warrants and Class C Warrants offered hereby is not complete and is subject to, and qualified in its entirety by the provisions of the form of pre- funded warrant, and the form of Class C Warrant, which are filed as exhibits to the registration statement of which this prospectus forms a part. Prospective investors should carefully review the terms and provisions set forth in the form of pre-funded warrant and the form of Class C Warrant.

Exercisability. The pre-funded warrants are exercisable at any time after their original issuance. The Class C Warrants are exercisable at any time after their original issuance up to the date that is five years after their original issuance. Each of the Class C Warrants and the pre-funded warrants will be exercisable, at the option of each holder, in whole or in part by delivering to us a duly executed exercise notice and, at any time a registration statement registering the issuance of the common stock underlying the Class C Warrants or pre-funded warrants under the Securities Act is effective and available for the issuance of such shares, or an exemption from registration under the Securities Act is available for the issuance of such shares, by payment in full in immediately available funds for the number of shares of common stock purchased upon such exercise. If a registration statement registering the issuance of the common stock underlying the Class C Warrants or pre-funded warrants under the Securities Act is not effective or available and an exemption from registration under the Securities Act is not available for the issuance of such stock, the holder may, in its sole discretion, elect to exercise the Class C Warrant or pre-funded warrant through a cashless exercise, in which case the holder would receive upon such exercise the net number of shares of common stock determined according to the formula set forth in the Class C Warrant or pre-funded warrant. No fractional common stock will be issued in connection with the exercise of a Class C Warrant or pre-funded warrant. In lieu of fractional stock, we will pay the holder an amount in cash equal to the fractional amount multiplied by the exercise price.

Exercise Limitation. A holder will not have the right to exercise any portion of the pre-funded warrants if the holder (together with its affiliates) would beneficially own in excess of 4.99% (or, upon election by a holder prior to the issuance of any pre-funded warrants, 9.99%) of the number of shares of our common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the warrants. However, any holder may increase or decrease such percentage to any other percentage not in excess of 9.99%, upon at least 61 days’ prior notice from the holder to us with respect to any increase in such percentage.

Exercise Price. The exercise price for the pre-funded warrants is $0.01 per share. The exercise price per whole share of common stock purchasable upon exercise of the Class C Warrants is $             per share. The exercise price and number of shares of common stock issuable upon exercise will adjust in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our common stock. The Class C Warrants and the pre-funded warrants will be immediately exercisable and may be exercised at any time until they are exercised in full.

Transferability. Subject to applicable laws, the Class C Warrants and the pre-funded warrants may be offered for sale, sold, transferred or assigned without our consent.

Exchange Listing. We do not intend to apply for the listing of the Class C Warrants or pre-funded warrants offered in this offering on any stock exchange. Without an active trading market, the liquidity of the Class C Warrants and the pre-funded warrants will be limited.

Rights as a Stockholder. Except as otherwise provided in the Class C Warrants or the pre-funded warrants or by virtue of such holder’s ownership of our common stock, the holder of a Class C Warrant or pre-funded warrant does not have the rights or privileges of a holder of our common stock, including any voting rights, until the holder exercises the warrant.

Fundamental Transactions. In the event of a fundamental transaction, as described in the Class C Warrants and the pre-funded warrants and generally including, with certain exceptions, any reorganization, recapitalization or reclassification of our common stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding common stock, or any person or group becoming the beneficial owner of 50% of the voting power represented by our outstanding common stock, the holders of the Class C Warrants and the pre-funded warrants will be entitled to receive upon exercise of the warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the warrants immediately prior to such fundamental transaction. Additionally, as more fully described in the Class C Warrant, in the event of certain fundamental transactions, the holders of the Class C Warrants will be entitled to receive consideration in an amount equal to the Black Scholes value of the Class C Warrants on the date of consummation of such transaction.

Governing Law. The pre-funded warrants, the Class C Warrants and Warrant Agreement are governed by New York law.

Underwriter’s Warrants. The registration statement of which this prospectus is a part also registers for sale the Underwriter’s Warrants, as a portion of the underwriting compensation in connection with this offering. The Underwriter’s Warrants will be exercisable 180 days from the commencement of sales of the offering for a period of five years from the commencement of sales at an exercise price of $             (125% of the public offering price per Unit). Please see “Underwriting—Underwriter’s Warrants” for a description of the warrants we have agreed to issue to the underwriter in this offering, subject to the completion of the offering.

CERTAIN MARSHALL ISLANDS COMPANY CONSIDERATIONS

Our corporate affairs are governed by our amended and restated articles of incorporation and amended and restated bylaws, and by the BCA. You should be aware that the BCA differs in certain material respects from the laws generally applicable to U.S. companies incorporated in the State of Delaware. While the BCA also provides that it is to be interpreted according to the laws of the State of Delaware and other states with substantially similar legislative provisions, there have been few, if any, court cases interpreting the BCA in the Republic of the Marshall Islands and we cannot predict whether Republic of the Marshall Islands courts would reach the same conclusions as U.S. courts. Thus, you may have more difficulty in protecting your interests in the face of actions by the management, directors or controlling stockholders than would stockholders of a corporation incorporated in a U.S. jurisdiction which has developed a substantial body of case law. The following table provides a comparison between the statutory provisions of the BCA and the Delaware General Corporation Law relating to stockholders’ rights.

Marshall Islands	Delaware

Stockholder Meetings and Voting Rights

Held at a time and place as designated or in the manner provided in the bylaws.	Held at such time or place as designated in the certificate of incorporation or the bylaws, or if not so designated, as determined by the board of directors.

Special meetings of the stockholders may be called by the board of directors or by such person or persons as may be authorized by the articles of incorporation or by the bylaws.	Special meetings of the stockholders may be called by the board of directors or by such person or persons as may be authorized by the certificate of incorporation or by the bylaws.

May be held within or outside the Republic of the Marshall Islands.	May be held within or outside Delaware.

Notice:	Notice:

Whenever stockholders are required or permitted to take action at a meeting, written notice shall state the place, date and hour of the meeting and, unless it is the annual meeting, indicate that it is being issued by or at the direction of the person calling the meeting.	Whenever stockholders are required or permitted to take any action at a meeting, written notice shall state the place, if any, date and hour of the meeting and the means of remote communication, if any, by which stockholders may be deemed to be present and vote at the meeting.

A copy of the notice of any meeting shall be given not less than 15 nor more than 60 days before the meeting.	Written notice of any meeting shall be given not less than 10 nor more than 60 days before the date of the meeting.

Any action required or permitted to be taken by meeting of stockholders may be taken without meeting if consent is in writing and is signed by all the stockholders entitled to vote.	Unless otherwise provided in the certificate of incorporation, any action required or permitted to be taken at a meeting of stockholders may be taken without a meeting, without prior notice and without a vote if consent is in writing and signed by the holders of outstanding stock having the number of votes necessary to authorize or take action at a meeting.

Each stockholder entitled to vote may authorize another person to act for him by proxy.	Each stockholder entitled to vote may authorize another person or persons to act for each stockholder by proxy.

Marshall Islands	Delaware

Unless otherwise provided in the articles of incorporation or bylaws, a majority of shares entitled to vote shall constitute a quorum but in no event shall a quorum consist of fewer than one-third of the shares entitled to vote at a meeting.	The certificate of incorporation or bylaws may specify the number necessary to constitute a quorum but in no event shall a quorum consist of less than one-third of the shares entitled to vote at the meeting. In the absence of such specifications, a majority of shares entitled to vote at the meeting shall constitute a quorum.

When a quorum is once present to organize a meeting, it is not broken by the subsequent withdrawal of any stockholders.

Except as otherwise required by the BCA or the articles of incorporation, directors shall be elected by a plurality of the votes cast by holders of shares entitled to vote, and, except as required or permitted by the BCA or the articles of incorporation, any other corporate action shall be authorized by a majority of votes cast by holders of shares entitled to vote thereon

When a quorum is once present to organize a meeting, it is not broken by the subsequent withdrawal of any stockholders.

Unless otherwise specified in the certificate of incorporation or bylaws, directors shall be elected by a plurality of the votes of the stocks entitled to vote on the election of directors, and, in all other matters, the affirmative vote of the majority of the stocks entitled to vote on the subject matter shall be the act of the stockholders.

The articles of incorporation may provide for cumulative voting.	The certificate of incorporation may provide for cumulative voting.

Dissenters’ Rights of Appraisal

Stockholders have a right to dissent from a merger or consolidation or sale or exchange of all or substantially all assets not made in the usual and regular course of business, and receive payment of the fair value of their shares, subject to exceptions.	Appraisal rights shall be available for the shares of a corporation in a merger or consolidation, subject to exceptions.

A holder of any adversely affected shares who does not vote on or consent in writing to an amendment to the articles of incorporation has the right to dissent and to receive payment for such shares if the amendment:	The certificate of incorporation may provide that appraisal rights are available for shares as a result of an amendment to the certificate of incorporation, any merger or consolidation or the sale of all or substantially all of the assets.

Alters or abolishes any preferential right of any outstanding shares having preferences; or

Creates, alters, or abolishes any provision or right in respect to the redemption of any outstanding shares; or

Excludes or limits the right of such holder to vote on any matter, except as such right may be limited by the voting rights given to new shares then being authorized of any existing or new class.

Marshall Islands	Delaware

Stockholders’ Derivative Actions
An action may be brought in the right of a corporation to procure a judgment in its favor by a holder of shares or of a beneficial interest in such shares. It shall be made to appear that the plaintiff is such a holder at the time of bringing the action and that he was such a holder at the time of the transaction of which he complains, or that his shares or his interest therein devolved upon him by operation of law.	In any derivative suit instituted by a stockholder or a corporation, it shall be averred in the complaint that the plaintiff was a stockholder of the corporation at the time of the transaction of which he complains or that such stockholder’s stock thereafter devolved upon such stockholder by operation of law.

Complaint shall set forth with particularity the efforts of the plaintiff to secure the initiation of such action by the board or the reasons for not making such effort.

Such action shall not be discontinued, compromised or settled without the approval of the High Court of the Republic of the Marshall Islands.

Attorney’s fees may be awarded if the action is successful.

Corporation may require a plaintiff bringing a derivative suit to give security for reasonable expenses if the plaintiff owns less than 5% of any class of stock and the shares have a value of $50,000 or less.

Delaware Court of Chancery Rule 23.1 governs the procedures for derivative actions by stockholders.
Directors

Board must consist of at least one member.	Board must consist of at least one member.

Removal:

•  Any or all of the directors may be removed for cause by vote of the stockholders.

•  If the articles of incorporation or the bylaws so provide, any or all of the directors may be removed without cause by vote of the stockholders.

Number of board members may be fixed by the bylaws, by the stockholders, or by action of the board under the specific provisions of a bylaw.

Removal:

•  Any or all of the directors may be removed, with or without cause, by the holders of a majority of the shares entitled to vote except: (1) unless the certificate of incorporation otherwise provides, in the case of a corporation whose board is classified, stockholders may effect such removal only for cause, or (2) if the corporation has cumulative voting, if less than the entire board is to be removed, no director may be removed without cause if the votes cast against such director’s removal would be sufficient to elect such director if then cumulatively voted at an election of the entire board of directors, or, if there be classes of directors, at an election of the class of directors of which such director is a part.

Marshall Islands	Delaware

Number of board members may be changed by amendment of the bylaws, by the stockholders or by action of the board under specific provision of a bylaw; however if the board is authorized to change the number of directors, it can only do so by a majority of the entire board.	Number of board members shall be fixed by the bylaws, unless the certificate of incorporation fixes the number of directors, in which case a change in the number shall be made only by amendment of the certificate.

Duties of Directors

Members of a board of directors owe a fiduciary duty to the company to act honestly and in good faith with a view to the best interests of the company and to exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances.	The business and affairs of a corporation are managed by or under the direction of its board of directors. In exercising their powers, directors are charged with a fiduciary duty of care to protect the interests of the corporation and a fiduciary duty of loyalty to act in the best interests of its stockholders.

TAX CONSIDERATIONS

The following is a summary of the material U.S. federal income tax and Marshall Islands tax consequences of the ownership and disposition of the Units consisting of one share of common stock share of or one pre-funded warrant to purchase one share of common stock and one Class C Warrant to purchase one share of common stock, and of the ownership, exercise, lapse and disposition of the Class C Warrants and pre-funded warrants, and of the material U.S. federal and Marshall Islands income tax consequences applicable to us and our operations.

We have not sought, nor do we intend to seek, a ruling from the Internal Revenue Service (the “IRS”) as to any U.S. federal income tax consequence described herein. The IRS may disagree with the description herein, and its determination may be upheld by a court.

Marshall Islands Tax Consequences

The following is the opinion of Reeder & Simpson, P.C., our counsel as to matters of the laws of the Republic of the Marshall Islands, and the current laws of the Republic of the Marshall Islands applicable to persons who do not reside in, maintain offices in or engage in business in the Republic of the Marshall Islands.

Imperial Petroleum is incorporated in the Marshall Islands. Under current Marshall Islands law, Imperial Petroleum is not subject to tax on income or capital gains, and no Marshall Islands withholding tax will be imposed upon payments of dividends by Imperial Petroleum to holders of its common stock that are not residents or domiciled or carrying any commercial activity in the Marshall Islands. The holders of Imperial Petroleum common stock will not be subject to Marshall Islands tax on the sale or other disposition of such common stock.

United States Federal Income Tax Consequences

The following discussion of United States federal income tax matters is based on the Code, judicial decisions, administrative pronouncements, and existing and proposed regulations issued by the United States Department of the Treasury (the “Treasury Regulations”), all as of the date of this prospectus, and all of which are subject to change, possibly with retroactive effect. This discussion is also based in part upon Treasury Regulations promulgated under Section 883 of the Code. The discussion below is based, in part, on the description of Imperial Petroleum’s business as described in “Business” above and assumes that Imperial Petroleum will conduct its business as described in that section.

United States Federal Income Taxation of Our Company

Taxation of Operating Income: In General

Unless exempt from United States federal income taxation under the rules discussed below, a foreign corporation is subject to United States federal income taxation in respect of any income that is derived from the use of vessels, from the hiring or leasing of vessels for use on a time, voyage or bareboat charter basis, from the participation in a pool, partnership, strategic alliance, joint operating agreement, code sharing arrangement or other joint venture it directly or indirectly owns or participates in that generates such income, or from the performance of services directly related to those uses, which we refer to as “shipping income,” to the extent that the shipping income is derived from sources within the United States. For these purposes, 50% of shipping income that is attributable to transportation that begins or ends, but that does not both begin and end, in the United States exclusive of certain U.S. territories and possessions constitutes income from sources within the United States, which we refer to as “U.S.-source shipping income.”

Shipping income attributable to transportation that both begins and ends in the United States is considered to be 100% from sources within the United States. We are not permitted by law to engage in transportation that produces income which is considered to be 100% from sources within the United States. Shipping income attributable to transportation exclusively between non-United States ports will be considered to be 100% derived from sources outside the United States. Shipping income derived from sources outside the United States will not be subject to any United States federal income tax.

In the absence of exemption from tax under Section 883 of the Code, our gross U.S.-source shipping income would be subject to a 4% tax imposed without allowance for deductions as described below.

Exemption of Operating Income from United States Federal Income Taxation

Under Section 883 of the Code and the Treasury Regulations thereunder, Imperial Petroleum will be exempt from United States federal income taxation on its U.S.-source shipping income if:

•	Imperial Petroleum is organized in a foreign country, or its country of organization, that grants an “equivalent exemption” to corporations organized in the United States; and either

•

more than 50% of the value of Imperial Petroleum’s stock is owned, directly or indirectly, by “qualified shareholders,” individuals who are “residents” of a foreign country that grants an “equivalent exemption” to corporations organized in the United States, which we refer to as the “50% Ownership Test,” or

•

Imperial Petroleum’s stock is “primarily and regularly traded on an established securities market” in a country that grants an “equivalent exemption” to United States corporations, or in the United States, which we refer to as the “Publicly-Traded Test.”

The Marshall Islands jurisdiction where Imperial Petroleum and certain of its shipowning subsidiaries, are incorporated, and Liberia where its other shipowning subsidiaries are incorporated, grant an “equivalent exemption” to United States corporations. Therefore, Imperial Petroleum will be exempt from United States federal income taxation in any taxable year with respect to our U.S.-source shipping income if Imperial Petroleum satisfies either the 50% Ownership Test or the Publicly-Traded Test for such taxable year.

Imperial Petroleum does not expect that it will be able to satisfy the 50% Ownership Test for any taxable year due to the anticipated, widely-held nature of its stock.

Imperial Petroleum’s ability to satisfy the Publicly-Traded Test is discussed below.

The Treasury Regulations provide, in pertinent part, that the stock of a foreign corporation will be considered to be “primarily traded” on an established securities market in a country if the number of shares of each class of stock that is traded during the taxable year on all established securities markets in that country exceeds the number of shares in each such class that is traded during that year on established securities markets in any other single country. Imperial Petroleum common stock and Series A Preferred Stock are “primarily traded” on the Nasdaq Capital Market, which is an established securities market for these purposes.

Under the regulations, Imperial Petroleum stock will be considered to be “regularly traded” on an established securities market if one or more classes of its stock representing more than 50% of our outstanding shares, by total combined voting power of all classes of stock entitled to vote and total value, is listed on the market (the “listing threshold”). Since Imperial Petroleum common stock and Series A Preferred Stock, which are Imperial Petroleum’s sole classes of stock, are listed on the Nasdaq Capital Market, Imperial Petroleum satisfies the listing threshold.

It is further required that with respect to each class of stock relied upon to meet the listing threshold (i) such class of the stock is traded on the market, other than in minimal quantities, on at least 60 days during the taxable year (or 1/6 of the days in the case of a short taxable year); and (ii) the aggregate number of shares of such class of stock traded on such market is at least 10% of the average number of shares of such class of stock outstanding during such year (or as appropriately adjusted in the case of a short taxable year). Imperial Petroleum expects to satisfy the trading frequency and trading volume tests described in this paragraph. Even if this were not the case, the relevant Treasury regulations provide that the trading frequency and trading volume tests will be deemed satisfied by a class of stock if, as is the case with its common stock and Series A Preferred Stock, such class of stock is traded on an established market in the United States, such as the Nasdaq Capital Market, and such class of stock is regularly quoted by dealers making a market in such stock.

Notwithstanding the foregoing, the Treasury regulations provide that, in pertinent part, a class of a non-U.S. corporation’s stock will not be considered to be “regularly traded” on an established securities market for any taxable year if 50% or more of the outstanding shares of such class of the corporation’s stock is owned, actually or constructively under specified attribution rules, on more than half the days during the taxable year by persons who each own 5% or more of such class of the corporation’s stock (the “5% Override Rule”).

For purposes of being able to determine the persons who own 5% or more of a class of a corporation’s stock (“5% Stockholders”) the Treasury regulations permit a corporation to rely on Schedule 13D and Schedule 13D filings with the SEC to identify persons who have a 5% or more beneficial interest in such corporation’s common stock, which currently are our sole class of voting stock, or, if our Series A Preferred Stock are then entitled to vote, our Series A Preferred Stock. The Treasury regulations further provide that an investment company that is registered under the Investment Company Act of 1940, as amended, will not be treated as a 5% Stockholder for such purposes.

Additionally, we intend to take the position that the pre-funded warrants are a separate class of stock for purposes of the Publicly-Traded Test and that therefore the holders of pre-funded warrants will not be treated as owners of common stock for purposes of determining the percentage of common stock owned by a stockholder under the 5% Override Rule. However, the precise application of these rules to the pre-funded warrants is unclear and the IRS may disagree with this position.

It is possible that 5% Stockholders may own more than 50% of the Imperial Petroleum common stock. In the event the 5% Override Rule is triggered, the Treasury regulations provide that the 5% Override Rule will nevertheless not apply if Imperial Petroleum can establish that within the group of 5% Stockholders, there are sufficient 5% Stockholders that are considered to be “qualified shareholders” for purposes of Section 883 of the Code to preclude non-qualified 5% Stockholders in the closely-held group from owning 50% or more of the corporation’s common stock for more than half the number of days during the taxable year. To establish this exception to the 5% Override Rule, 5% Stockholders owning a sufficient number of shares of our common stock would have to provide the Corporation with certain information in order to substantiate their status as qualified shareholders. If, after the Spin-Off, 5% Stockholders were to own more than 50% of the Imperial Petroleum common stock, there is no assurance that Imperial Petroleum would be able to satisfy the foregoing requirements.

Taxation in Absence of Exemption

If the benefits of Section 883 of the Code are unavailable for any taxable year, Imperial Petroleum’s U.S. source shipping income, to the extent not considered to be “effectively connected” with the conduct of a United States trade or business, as described below, will be subject to a 4% tax imposed by Section 887 of the Code on a gross basis, without the benefit of deductions (“4% gross basis tax regime”). Since under the sourcing rules described above, no more than 50% of our shipping income is treated as being derived from United States sources, the maximum effective rate of United States federal income tax on our shipping income will not exceed 2% under the 4% gross basis tax regime.

To the extent the benefits of the Section 883 of the Code are unavailable and Imperial Petroleum’s U.S. source shipping income is considered to be “effectively connected” with the conduct of a United States trade or business, as described below, any such “effectively connected” U.S. source shipping income, net of applicable deductions, would be subject to the United States federal corporate income tax currently imposed at rates of up to 21%. In addition, Imperial Petroleum may be subject to the 30% United States federal “branch profits” taxes on earnings effectively connected with the conduct of such trade or business, as determined after allowance for certain adjustments, and on certain interest paid or deemed paid attributable to the conduct of such United States trade or business.

Imperial Petroleum’s U.S. source shipping income would be considered “effectively connected” with the conduct of a United States trade or business only if:

•	Imperial Petroleum has, or is considered to have, a fixed place of business in the United States involved in the earning of shipping income; and

•

Substantially all of Imperial Petroleum’s U.S. source shipping income is attributable to regularly scheduled transportation, such as the operation of a vessel that follows a published schedule with repeated sailings at regular intervals between the same points for voyages that begin or end in the United States.

Imperial Petroleum does not intend to have, or permit circumstances that would result in having, any vessel operating to the United States on a regularly scheduled basis. Based on the foregoing and on the expected mode of Imperial Petroleum’s shipping operations and other activities, Imperial Petroleum believes that none of its U.S. source shipping income will be “effectively connected” with the conduct of a United States trade or business.

United States Taxation of Gain on Sale of Vessels

Regardless of whether Imperial Petroleum qualifies for exemption under Section 883 of the Code, Imperial Petroleum will not be subject to United States federal income taxation with respect to gain realized on a sale of a vessel, provided the sale is considered to occur outside of the United States under United States federal income tax principles. In general, a sale of a vessel will be considered to occur outside of the United States for this purpose if title to the vessel, and risk of loss with respect to the vessel, pass to the buyer outside of the United States. It is expected that any sale of a vessel by Imperial Petroleum will be considered to occur outside of the United States.

United States Federal Income Taxation of U.S. Holders

The following discussion regarding the material U.S. federal income tax consequences, subject to the limitations described below, to U.S. Holders (as defined below) of acquiring, and of owning and disposing, our common stocks, does not purport to be a comprehensive description of all tax considerations that may be relevant to a particular person.

As used herein, the term “U.S. Holder” means a beneficial owner of Imperial Petroleum common stock, pre-funded warrants or Class C Warrants that acquired such shares or warrants in the offering and that is a United States citizen or resident, United States corporation or other United States entity taxable as a corporation, an estate the income of which is subject to United States federal income taxation regardless of its source, or a trust if a court within the United States is able to exercise primary jurisdiction over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust, or the trust has in effect a valid election to be treated as a United States person.

This discussion does not purport to deal with the tax consequences of owning Imperial Petroleum common stock, pre-funded warrants or Class C Warrants to all categories of investors, some of which, such as dealers in securities, investors whose functional currency is not the United States dollar and investors that own, actually or under applicable constructive ownership rules, 10% or more of our common stock, may be subject to special rules. This discussion deals only with holders who hold Imperial Petroleum common stock, pre-funded warrants or Class C Warrants as a capital asset. You are encouraged to consult your own tax advisors concerning the overall tax consequences arising in your own particular situation under United States federal, state, local or foreign law of the ownership of Imperial Petroleum common stock, pre-funded warrants or Class C Warrants.

If a partnership holds Imperial Petroleum common stock, pre-funded warrants or Class C Warrants, the tax treatment of a partner will generally depend upon the status of the partner and upon the activities of the partnership. If you are a partner in a partnership holding our common stock, pre-funded warrants or Class C Warrants, you are encouraged to consult your tax advisor.

Allocation of Purchase Price and Characterization of a Unit

No statutory, administrative or judicial authority directly addresses the treatment of a unit or instruments similar to a unit for U.S. federal income tax purposes and, therefore, that treatment is not entirely clear. The acquisition of a unit should be treated for U.S. federal income tax purposes as the acquisition of one share of common stock or one pre-funded warrant and one Class C Warrant. For U.S. federal income tax purposes, each holder of a unit must allocate the purchase price paid by such holder for such unit between the common stock or pre-funded warrant and Class C Warrant based on the relative fair market value of each at the time of issuance. Under U.S. federal income tax law, each investor must make his or her own determination of such value based on all the relevant facts and circumstances. Therefore, we strongly urge each investor to consult his or her tax adviser regarding the determination of value for these purposes. The price allocated to each share of common stock or pre-funded warrant and each Class C Warrant should be the stockholder’s tax basis in such share or pre-funded warrant and each Class C Warrant, as the case may be. Any disposition of a Unit should be treated for U.S. federal income tax purposes as a disposition of the share of common stock or pre-funded warrant and Class C Warrant comprising the unit, and the amount realized on the disposition should be allocated between the share of common stock or pre-funded warrant and Class C Warrant based on their respective relative fair market values at the time of disposition (as determined by each such unit holder based on all relevant facts and circumstances). The separation of the common stock or pre-funded warrant and the Class C Warrant comprising a unit should not be a taxable event for U.S. federal income tax purposes.

The foregoing treatment of the common stock, pre-funded warrants and Class C Warrants and a holder’s purchase price allocation are not binding on the IRS or the courts. Because there are no authorities that directly address instruments that are similar to the units, no assurance can be given that the IRS or the courts will agree with the characterization described above or the discussion below. Accordingly, each prospective investor is urged to consult its own tax advisors regarding the tax consequences of an investment in a unit (including alternative characterizations of a unit). The balance of this discussion assumes that the characterization of the units described above is respected for U.S. federal income tax purposes.

Tax Treatment of the Pre-Funded Warrants

We believe that our pre-funded warrants should be treated as our common stock for U.S. federal income tax purposes, rather than as warrants. Assuming this position is upheld, upon the exercise of a pre-funded warrant, the holding period of a pre-funded warrant should carry over to the common stock received. Similarly, no gain or loss should be recognized upon the exercise of a pre-funded warrant and the tax basis of a pre-funded warrant should carry over to the common stock received upon exercise, increased by the exercise price of $0.01 per share.

In the event that the exercise price or conversion ratio of pre-funded warrants is adjusted as a result of an action affecting the common stock, such as a dividend being paid on the common stock, a U.S. Holder may be treated as receiving a distribution from us. Such deemed distributions may be treated as a dividend and may be eligible for preferential tax rates, as described in the next section below.

However, our position is not binding on the IRS and the IRS may treat the pre-funded warrants as warrants to acquire our common stock. You should consult your tax advisor regarding the U.S. federal tax consequences of an investment in the pre-funded warrants. The following discussion assumes our pre-funded warrants are properly treated as our common stock.

Distributions

Subject to the discussion of passive foreign investment companies below, any distributions made by Imperial Petroleum with respect to its common stock to a U.S. Holder will generally constitute dividends, which may be taxable as ordinary income or “qualified dividend income” to the extent of Imperial Petroleum’s current or accumulated earnings and profits, as determined under United States federal income tax principles. Distributions in excess of Imperial Petroleum’s current or accumulated earnings and profits will be treated first as a nontaxable return of capital to the extent of the U.S. Holder’s tax basis their common stock on a dollar-for-dollar basis and thereafter as capital gain. Because Imperial Petroleum is not a United States corporation, U.S. Holders that are corporations will generally not be entitled to claim a dividends received deduction with respect to any distributions such corporate U.S. Holders receive. Dividends paid with respect to the Imperial Petroleum common stock will generally be treated as “passive category income” or, in the case of certain types of U.S. Holders, “general category income” for purposes of computing allowable foreign tax credits for United States foreign tax credit purposes.

Dividends paid on the Imperial Petroleum common stock to a U.S. Holder who is an individual, trust or estate (a “U.S. Individual Holder”) are expected generally to be treated as “qualified dividend income” provided certain requirements are met. Qualified dividend income is taxable to such U.S. Individual Holders at preferential tax rates provided that (1) Imperial Petroleum is not a passive foreign investment company for the taxable year during which the dividend is paid or the immediately preceding taxable year (which as discussed below, Imperial Petroleum does not believe it is, has been or will be), (2) the Imperial Petroleum common stock are readily tradable on an established securities market in the United States (such as the Nasdaq Capital Market, on which the Imperial Petroleum common stock will be listed), (3) the U.S. Individual Holder has owned the common stock for more than 60 days in the 121-day period beginning 60 days before the date on which the common stock become ex-dividend, and (4) the U.S. Individual Holder is not under an obligation (whether pursuant to a short sale or otherwise) to make payments with respect to positions in similar or related property. There is no assurance that any dividends paid on the Imperial Petroleum common stock will be eligible for these preferential rates in the hands of a U.S. Individual Holder. Any dividends paid by Imperial Petroleum that are not eligible for these preferential rates will be taxed as ordinary income to a U.S. Individual Holder.

Special rules may apply to any “extraordinary dividend”, which is generally a dividend paid by Imperial Petroleum in an amount which is equal to or in excess of ten percent of a stockholder’s adjusted tax basis (or fair market value in certain circumstances) in Imperial Petroleum common stocks. If Imperial Petroleum pays an “extraordinary dividend” on its common stock that is treated as “qualified dividend income,” then any loss derived by a U.S. Individual Holder from the sale or exchange of such common stock will be treated as long-term capital loss to the extent of such dividend.

For foreign tax credit purposes, if at least 50 percent of our stock by voting power or by value is owned, directly, indirectly or by attribution, by United States persons, then, subject to the limitation described below, a portion of the dividends that we pay in each taxable year will be treated as U.S.-source income, depending in general upon the ratio for that taxable year of our U.S.-source earnings and profits to our total earnings and profits. The remaining portion of our dividends (or all of our dividends, if we do not meet the 50 percent test described above) will be treated as foreign-source income and generally will be treated as passive category income or, in the case of certain types of United States holders, general category income for purposes of computing allowable foreign tax credits for United States federal income tax purposes. However, if, in any taxable year, we have earnings and profits and less than ten percent of those earnings and profits are from United States sources, then, in general, dividends that we pay from our earnings and profits for that taxable year will be treated entirely as foreign-source income. Where a United States holder that is an individual receives a dividend on our shares that is a qualifying dividend (as described in the second preceding paragraph), special rules will apply that will limit the portion of such dividend that will be included in such individual’s foreign source taxable income and overall taxable income for purposes of calculating such individual’s foreign tax credit limitation.

Sale, Exchange or other Disposition of Common Stock

Assuming Imperial Petroleum does not constitute a passive foreign investment company for any taxable year, a U.S. Holder generally will recognize taxable gain or loss for U.S. federal income tax purposes upon a sale, exchange or other disposition of Imperial Petroleum common stock in an amount equal to the difference between the amount realized by the U.S. Holder from such sale, exchange or other disposition and the U.S. Holder’s tax basis in such stock. Such gain or loss will generally be treated as long-term capital gain or loss if the U.S. Holder’s holding period is greater than one year at the time of the sale, exchange or other disposition. Gain or loss realized by a United States holder on the sale or exchange of common stock generally will be treated as U.S.-source gain or loss for United States foreign tax credit purposes. A United States holder’s ability to deduct capital losses against ordinary income is subject to certain limitations.

Exercise of Class C Warrants

A U.S. Holder should not recognize gain or loss on the exercise of Class C Warrants and related receipt of common stock (unless cash is received in lieu of the issuance of a fractional share). A U.S. Holder’s initial tax basis in the common stock received on the exercise of a Class C Warrant should be equal to the sum of (a) such U.S. Holder’s initial tax basis in such warrant plus (b) the exercise price paid by such U.S. Holder on the exercise of such warrant. If we were to become a PFIC, pursuant to proposed Treasury Regulations a U.S. Holder’s holding period for the common stock received will begin on the date on which such U.S. holder acquired its Class C Warrant.

In certain limited circumstances, a U.S. Holder may be permitted to undertake a cashless exercise of Class C Warrants into common stock. The U.S. federal income tax treatment of a cashless exercise of warrants into common stock is unclear, and the tax consequences of a cashless exercise could differ from the consequences upon the exercise of a Class C Warrant described in the preceding paragraph. U.S. Holders should consult their own tax advisors regarding the U.S. federal income tax consequences of a cashless exercise of Class C Warrants.

Disposition of Class C Warrants

A U.S. Holder will recognize gain or loss on the sale or other taxable disposition of a Class C Warrant in an amount equal to the difference, if any, between the amount of cash plus the fair market value of any property received and such U.S. Holder’s tax basis in the Class C Warrant sold or otherwise disposed of. Subject to the PFIC rules discussed below, any such gain or loss generally will be a capital gain or loss, which will be long-term capital gain or loss if the Class C Warrant is held for more than one year. Deductions for capital losses are subject to complex limitations under the Code.

Expiration of Class C Warrants without Exercise

Upon the lapse or expiration of a Class C Warrant, a U.S. Holder will recognize a loss in an amount equal to such U.S. Holder’s tax basis in the Class C Warrant. Subject to the PFIC rules discussed below, any such loss generally will be a capital loss and will be long-term capital loss if the Class C Warrants are held for more than one year. Deductions for capital losses are subject to complex limitations under the Code.

Certain Adjustments to the Class C Warrants

Under Section 305 of the Code, an adjustment to the number of shares of common stock that will be issued on the exercise of the Class C Warrants, or an adjustment to the exercise price of the Class C Warrants, may be treated as a constructive distribution to a U.S. Holder of the Class C Warrants if, and to the extent that, such adjustment has the effect of increasing such U.S. Holder’s proportionate interest in our earnings and profits or our assets, depending on the circumstances of such adjustment (for example, if such adjustment is to compensate for a distribution of cash or property to the stockholders). Adjustments to the exercise price of the Class C Warrants made pursuant to a bona fide reasonable adjustment formula that has the effect of preventing dilution of the interest of the holders of the Class C Warrants should generally not be considered to result in a constructive distribution. Any such constructive distribution would be taxable whether or not there is an actual distribution of cash or other property (see more detailed discussion of the rules applicable to distributions we make at “Distributions” above).

Passive Foreign Investment Company Status and Significant Tax Consequences

Special United States federal income tax rules apply to a U.S. Holder that holds stock or Class C Warrants in a foreign corporation classified as a passive foreign investment company (“PFIC”) for United States federal income tax purposes. In general, Imperial Petroleum will be treated as a PFIC with respect to a U.S. Holder if, for any taxable year in which such holder held Imperial Petroleum common stock, pre-funded warrants or Class C Warrants, either:

•

at least 75% of Imperial Petroleum’s gross income for such taxable year consists of passive income (e.g., dividends, interest, capital gains and rents derived other than in the active conduct of a rental business); or

•	at least 50% of the average value of Imperial Petroleum’s assets during such taxable year produce, or are held for the production of, passive income, which we refer to as “passive assets”.

For purposes of determining whether Imperial Petroleum is a PFIC, Imperial Petroleum will be treated as earning and owning our proportionate share of the income and assets, respectively, of any of its subsidiary corporations, in which Imperial Petroleum owns at least 25% of the value of the subsidiary’s stock. Income earned, or deemed earned, by Imperial Petroleum in connection with the performance of services would not constitute passive income. By contrast, rental income would generally constitute “passive income” unless Imperial Petroleum were treated under specific rules as deriving rental income in the active conduct of a trade or business.

Based on Imperial Petroleum’s anticipated operations and future projections, Imperial Petroleum does not believe that it is, nor does it expect to become, a PFIC with respect to any taxable year. Although there is no legal authority directly on point, and Imperial Petroleum is not relying upon an opinion of counsel on this issue, Imperial Petroleum’s belief is based principally on the position that, for purposes of determining whether Imperial Petroleum is a PFIC, the gross income Imperial Petroleum derives or is deemed to derive from the time chartering and voyage chartering activities of its wholly-owned subsidiaries should constitute services income, rather than rental income. Correspondingly, such income should not constitute passive income, and the assets that Imperial Petroleum or its wholly-owned subsidiaries own and operate in connection with the production of such income, in particular, the vessels, should not constitute passive assets for purposes of determining whether Imperial Petroleum is a PFIC. Imperial Petroleum believes there is substantial legal authority supporting its position consisting of case law and United States Internal Revenue Service (“IRS”), pronouncements concerning the characterization of income derived from time charters and voyage charters as services income for other tax purposes. However, there is also authority which characterizes time charter income as rental income rather than services income for other tax purposes. Moreover, in the absence of any legal authority specifically relating to the statutory provisions governing PFICs, the IRS or a court could disagree with Imperial Petroleum’s position. In addition, although Imperial Petroleum intends to conduct its affairs in a manner to avoid being classified as a PFIC with respect to any taxable year, there can be no assurance that the nature of Imperial Petroleum’s operations will not change in the future.

As discussed more fully below, if Imperial Petroleum were to be treated as a PFIC for any taxable year which included a U.S. Holder’s holding period in Imperial Petroleum common stock or Series A Preferred Stock, then such U.S. Holder would be subject to different U.S. federal income taxation rules depending on whether the U.S. Holder makes an election to treat Imperial Petroleum as a “qualified electing fund” (a “QEF election”). As an alternative to making a QEF election, a U.S. Holder should be able to make a “mark-to-market” election with respect to Imperial Petroleum common stock or Series A Preferred Stock, as discussed below. In addition, if Imperial Petroleum were to be treated as a PFIC, a U.S. Holder of Imperial Petroleum common stock or Series A Preferred Stock would be required to file annual information returns with the IRS.

In addition, if a U.S. Holder owns Imperial Petroleum common stock, pre-funded warrants or Class C Warrants and Imperial Petroleum is a PFIC, such U.S. Holder must generally file IRS Form 8621 with the IRS

U.S. Holders Making a Timely QEF Election

A U.S. Holder who makes a timely QEF election with respect to Imperial Petroleum common stock (an “Electing Holder”) would report for U.S. federal income tax purposes his pro rata share of Imperial Petroleum’s ordinary earnings and of Imperial Petroleum’s net capital gain, if any, for Imperial Petroleum’s taxable year that ends with or within the taxable year of the Electing Holder. Imperial Petroleum’s net operating losses or net capital losses would not pass through to the Electing Holder and will not offset Imperial Petroleum’s ordinary earnings or net capital gain reportable to the Electing Holder in subsequent years (although such losses would ultimately reduce the gain, or increase the loss, if any, recognized by the Electing Holder on the sale of his common stock). Distributions received from Imperial Petroleum by an Electing Holder are excluded from the Electing Holder’s gross income to the extent of the Electing Holder’s prior inclusions of Imperial Petroleum’s ordinary earnings and net capital gain. The Electing Holder’s tax basis in his common stock would be increased by any amount included in the Electing Holder’s income. Distributions received by an Electing Holder, which are not includible in income because they have been previously taxed, would decrease the Electing Holder’s tax basis in Imperial Petroleum common stock. An Electing Holder would generally recognize capital gain or loss on the sale or exchange of Imperial Petroleum common stock. In order for an Electing Holder to make a QEF election, we would need to provide such Electing Holder with annual information regarding Imperial Petroleum. If we were aware that we were to be treated as a PFIC for any taxable year, we current expect that we would provide each United States Holder with all necessary information, to the extent reasonably available, in order to make the QEF election described above with respect to our common stock. A QEF election will not be available with respect to Class C Warrants. The availability of a QEF election with respect to the pre-funded warrants is unclear, and depends upon whether the pre-funded warrants are treated as outstanding common stock for U.S. federal income tax purposes.

U.S. Holders Making a Timely Mark-to-Market Election

A U.S. Holder who makes a timely mark-to-market election with respect to Imperial Petroleum common stock would include annually in the U.S. Holder’s income, as ordinary income, any excess of the fair market value of the common stock at the close of the taxable year over the U.S. Holder’s then adjusted tax basis in the common stock, respectively. The excess, if any, of the U.S. Holder’s adjusted tax basis at the close of the taxable year over the then fair market value of the common stock would be deductible in an amount equal to the lesser of the amount of the excess or the net mark-to-market gains that the U.S. Holder included in income in previous years with respect to the common stock. A U.S. Holder’s tax basis in his common stock would be adjusted to reflect any income or loss amount recognized pursuant to the mark-to-market election. A U.S. Holder would recognize ordinary income or loss on a sale, exchange or other disposition of the common stock; provided, however, that any ordinary loss on the sale, exchange or other disposition may not exceed the net mark-to-market gains that the U.S. Holder included in income in previous years with respect to the common stock. A mark-to-market election will not be available with respect to the Class C Warrants. The availability of a mark-to-market election with respect to the pre-funded warrants is unclear, and depends upon whether the pre-funded warrants are treated as outstanding common stock, and of the same class as our other common stock, for U.S. federal income tax purposes.

U.S. Holders Not Making a Timely QEF Election or Mark-to-Market Election

A U.S. Holder who does not make a timely QEF Election or a timely mark-to-market election with respect to Imperial Petroleum common stock or, to the extent applicable, pre-funded warrants, or is holding our Class C Warrants (a “Non-Electing Holder”) would be subject to special rules with respect to (i) any “excess distribution” (generally, the portion of any distributions received by the Non-Electing Holder on the common stock or Class C Warrants in a taxable year in excess of 125% of the average annual distributions received by the Non-Electing Holder in the three preceding taxable years, or, if shorter, the Non-Electing Holder’s holding period for the common stock, pre-funded warrants or Class C Warrants), and (ii) any gain realized on the sale or other disposition of the common stock, pre-funded warrants or Class C Warrants. Under these rules, (i) the excess distribution or gain would be allocated ratably over the Non-Electing Holder’s holding period for the common stock, pre-funded warrants or Class C Warrants; (ii) the amount allocated to the current taxable year, and any taxable year prior to the first taxable year in which we were a PFIC, would be taxed as ordinary income; and (iii) the amount allocated to each of the other prior taxable years would be subject to tax at the highest rate of tax in effect for the applicable class of taxpayer for that year, and an interest charge for the deemed tax deferral benefit would be imposed with respect to the resulting tax attributable to each such other taxable year. If a Non-Electing Holder dies while owning Imperial Petroleum common stock, pre-funded warrants or Class C Warrants, the Non-Electing Holder’s successor would be ineligible to receive a step-up in the tax basis of those common stock, pre-funded warrants or Class C Warrants.

Unearned Income Medicare Contribution Tax

Certain U.S. Holders that are individuals, estates or trusts are required to pay an additional 3.8% tax on, among other things, dividends on and capital gains from the sale or other disposition of stock, pre-funded warrants or Class C Warrants. U.S. Holders are encouraged to consult their own tax advisors regarding the effect, if any, of this tax on the ownership and disposition of our common stock, pre-funded warrants and Class C Warrants.

United States Federal Income Taxation of “Non-U.S. Holders”

A beneficial owner of Imperial Petroleum common stock (other than a partnership) that is not a U.S. Holder is referred to herein as a “Non-U.S. Holder.”

Dividends on Common Stock

Non-U.S. Holders generally will not be subject to United States federal income tax or withholding tax on dividends received from Imperial Petroleum with respect to its common stock, unless such income is effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the United States. If the Non-U.S. Holder is entitled to the benefits of a United States income tax treaty with respect to those dividends, such income is taxable only if it is attributable to a permanent establishment maintained by the Non-U.S. Holder in the United States.

Sale, Exchange or Other Disposition of Common Stock, Pre-Funded Warrants or Class C Warrants

Non-U.S. Holders generally will not be subject to United States federal income tax or withholding tax on any gain realized upon the sale, exchange or other disposition of Imperial Petroleum common stock, pre-funded warrants or Class C Warrants, unless:

•

such gain is effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the United States, if the Non-U.S. Holder is entitled to the benefits of a United States income tax treaty with respect to that gain, that gain is taxable only if it is attributable to a permanent establishment maintained by the Non-U.S. Holder in the United States; or

•	the Non-U.S. Holder is an individual who is present in the United States for 183 days or more during the taxable year of disposition and other conditions are met.

If the Non-U.S. Holder is engaged in a United States trade or business for United States federal income tax purposes, the income from the common stock, including dividends and the gain from the sale, exchange or other disposition of the stock, pre-funded warrants or Class C Warrants that is effectively connected with the conduct of that trade or business will generally be subject to regular United States federal income tax in the same manner as discussed in the previous section relating to the taxation of U.S. Holders. In addition, in the case of a corporate Non-U.S. Holder, its earnings and profits that are attributable to the effectively connected income, subject to certain adjustments, may be subject to an additional United States federal “branch profits” tax at a rate of 30%, or at a lower rate as may be specified by an applicable United States income tax treaty.

Backup Withholding and Information Reporting

In general, dividend payments, or other taxable distributions, made within the United States to you will be subject to information reporting requirements. Such payments will also be subject to backup withholding tax if a U.S. Individual Holder:

•	fails to provide an accurate taxpayer identification number;

•	is notified by the IRS that he failed to report all interest or dividends required to be shown on your United States federal income tax returns; or

•	in certain circumstances, fails to comply with applicable certification requirements.

Non-U.S. Holders may be required to establish their exemption from information reporting and backup withholding by certifying their status on an appropriate IRS Form W-8.

If a stockholder sells Imperial Petroleum common stock, pre-funded warrants or Class C Warrants to or through a United States office of a broker, the payment of the proceeds is subject to both United States backup withholding and information reporting unless the stockholder certifies that it is a non-U.S. person, under penalties of perjury, or the stockholder otherwise establishes an exemption. If a stockholder sells Imperial Petroleum common stock, pre-funded warrants or Class C Warrants through a non-United States office of a non-United States broker and the sales proceeds are paid outside the United States then information reporting and backup withholding generally will not apply to that payment. However, United States information reporting requirements, but not backup withholding, will apply to a payment of sales proceeds, even if that payment is made outside the United States, if a stockholder sells Imperial Petroleum common stock, pre-funded warrants or Class C Warrants through a non-United States office of a broker that is a United States person or has some other contacts with the United States.

Backup withholding is not an additional tax. Rather, a stockholder generally may obtain a refund of any amounts withheld under backup withholding rules that exceed the stockholder’s United States federal income tax liability by filing a refund claim with the IRS.

Individuals who are U.S. Holders (and to the extent specified in the applicable Treasury Regulations, certain individuals who are Non-U.S. Holders and certain United States entities) who hold “specified foreign financial assets” (as defined in Section 6038D of the Code and the applicable Treasury Regulations) are required to file IRS Form 8938 (Statement of Specified Foreign Financial Assets) with information relating to each such asset for each taxable year in which the aggregate value of all such assets exceeds $75,000 at any time during the taxable year or $50,000 on the last day of the taxable year. Specified foreign financial assets would include, among other assets, Imperial Petroleum common stock, pre-funded warrants or Class C Warrants, unless Imperial Petroleum common stock, pre-funded warrants or Class C Warrants were held through an account maintained with a United States financial institution. Substantial penalties apply to any failure to timely file IRS

Form 8938, unless the failure is shown to be due to reasonable cause and not due to willful neglect. Additionally, the statute of limitations on the assessment and collection of United States federal income tax with respect to a taxable year for which the filing of IRS Form 8938 is required may not close until three years after the date on which IRS Form 8938 is filed. U.S. Holders (including United States entities) and Non-U.S. Holders are encouraged to consult their own tax advisors regarding their reporting obligations under Section 6038D of the Code.

Imperial Petroleum encourages each stockholder and warrant holder to consult with his, her or its own tax advisor as to particular tax consequences to it of acquiring, holding and disposing of Imperial Petroleum common stock, pre-funded warrants and Class C Warrants, including the applicability of any state, local or foreign tax laws and any proposed changes in applicable law.

DESCRIPTION OF CAPITAL STOCK

The following description of our capital stock summarizes the material terms and provisions of our capital stock. For the complete terms of our capital stock, please refer to our amended and restated articles of incorporation and our amended and restated by-laws, which have been filed as an exhibit hereto. The Marshall Islands Business Corporations Act (the “BCA”), may also affect the terms of these securities.

Authorized Capitalization

Under our amended and restated articles of incorporation, our authorized capital stock consists of 2,000,000,000 shares of common stock, par value $0.01 per share, and 200,000,000 shares of preferred stock, par value $0.01 per share. All of our shares of stock are in registered form. As of May 1, 2022, 70,110,172 shares of Common Stock and 795,878 shares of 8.75% Series A Cumulative Redeemable Perpetual Preferred Stock were issued and outstanding, as well as Class A Warrants to purchase up to 43,000 shares of Common Stock at an exercise price of $1.25 per share, Class B Warrants to purchase up to 42,952,000 shares of Common Stock at an exercise price of $1.60 per share and underwriters warrants to purchase up to 552,000 shares of Common Stock at an exercise price of $1.375 per share and 1,724,998 Common Stock at an exercise price of $2.00 per share.

Common Stock

Under our amended and restated articles of incorporation, we are authorized to issue up to 2,000,000,000 shares of common stock, par value $0.01 per share, of which there were 4,775,272 shares issued and outstanding as of December 31, 2021 and 70,110,172 shares outstanding as of May 1, 2022. As of May 1, 2022, we also had outstanding Class A Warrants to purchase up to 43,000 shares of common stock at an exercise price of $1.25 per share, Class B Warrants to purchase up to 42,952,000 shares of common stock at an exercise price of $1.60 per share and underwriters warrants to purchase up to 552,000 shares of common stock at an exercise price of $1.375 per share and 1,724,998 shares of common stock at an exercise price of $2.00 per share. All of the 3,900,000 pre-funded warrants issued on March 23, 2022 were exercised, at a price of $0.01 per share, for an aggregate of 3,900,000 shares of common stocks.

Each outstanding share of common stock is entitled to one vote, either in person or by proxy, on all matters that may be voted upon by their holders at meetings of the stockholders. Holders of our common stock (i) have equal ratable rights to dividends from funds legally available therefore, if declared by the Board of Directors; (ii) are entitled to share ratably in all of our assets available for distribution upon liquidation, dissolution or winding up; and (iii) do not have preemptive, subscription or conversion rights or redemption or sinking fund provisions. All issued common stock when issued will be fully paid for and non-assessable.

Our stockholders have approved the amendment of the Company’s amended and restated articles of incorporation to effect one or more reverse stock splits of the shares of our common stock issued and outstanding at the time of the reverse split at an exchange ratio of between one-for-two and one-for-five hundred, with the Board of Directors to determine, in its sole discretion, whether to implement any reverse stock split, as well as the specific timing and ratio, within such approved range of ratios; provided that any such split is implemented prior to the third anniversary of the Spin-Off.

Warrants

General. As of May 1, 2022, we had outstanding Class A Warrants to purchase up to 43,000 shares of common stock at an exercise price of $1.25 per share, Class B Warrants to purchase up to 42,952,000 shares of common stock at an exercise price of $1.60 per share and underwriters warrants to purchase up to 552,000 shares of common Stocks at an exercise price of $1.375 per share and 1,724,998 common stock at an exercise price of $2.00 per share. All of the 3,900,000 pre-funded warrants issued on March 23, 2022 were exercised, at a price of $0.01 per share, for an aggregate of 3,900,000 shares of common stock.

The following summary of certain terms and provisions of the Class A Warrants, Class B Warrants and pre-funded warrants is not complete and is subject to, and qualified in its entirety by the provisions of the forms of Class A Warrant, Class B Warrant and pre-funded warrants, respectively, which are each filed as an exhibit to this registration statement.

Exercisability. The pre-funded warrants are exercisable at any time after their original issuance. The Class A Warrants are exercisable at any time after their original issuance, of February 2, 2022, up to the date that is five years after their original issuance (February 2, 2027). The Class B Warrants are exercisable at any time after their original issuance, of March 23, 2022, up to the date that is five years after their original issuance (March 23, 2027). The Class A Warrants, Class B Warrants and pre-funded warrants are exercisable, at the option of each holder, in whole or in part by delivering to us a duly executed exercise notice and, at any time a registration statement registering the issuance of the common stock underlying the Class A Warrants, Class B Warrants or pre-funded warrants under the Securities Act is effective and available for the issuance of such shares, or an exemption from registration under the Securities Act is available for the issuance of such shares, by payment in full in immediately available funds for the number of shares of common stock purchased upon such exercise. If a registration statement registering the issuance of the common stock underlying the Class A Warrants, Class B Warrants or pre-funded warrants under the Securities Act is not effective or available and an exemption from registration under the Securities Act is not available for the issuance of such shares, the holder may, in its sole discretion, elect to exercise the Class A Warrant, Class B Warrants or pre-funded warrants through a cashless exercise, in which case the holder would receive upon such exercise the net number of shares of common stock determined according to the formula set forth in the Class A Warrant, Class B Warrants or pre-funded warrants. No fractional shares of common stock will be issued in connection with the exercise of a Class A Warrant, Class B Warrants or pre-funded warrants. In lieu of fractional shares, we will pay the holder an amount in cash equal to the fractional amount multiplied by the exercise price.

Exercise Limitation. A holder will not have the right to exercise any portion of the Class A Warrants, Class B Warrants or pre-funded warrants if the holder (together with its affiliates) would beneficially own in excess of 4.99% (or, upon election by a holder prior to the issuance of any Class A warrants, Class B Warrants or pre-funded warrants, 9.99%) of the number of shares of our common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the warrants. However, any holder may increase or decrease such percentage to any other percentage not in excess of 9.99%, upon at least 61 days’ prior notice from the holder to us with respect to any increase in such percentage.

Exercise Price. The exercise price per whole share of common stock purchasable upon exercise of the Class A Warrants is $1.25 per share and upon exercise of the Class B Warrants is $1.60 per share. The exercise price of the pre-funded warrants is $0.01 per share. The exercise price and number of shares of common stock issuable upon exercise will adjust in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our common stock.

Transferability. Subject to applicable laws, the Class A Warrants, Class B Warrants and pre-funded warrants may be offered for sale, sold, transferred or assigned without our consent.

Exchange Listing. We do not intend to apply for the listing of the Class A Warrants, Class B Warrants or prefunded warrants on any stock exchange. Without an active trading market, the liquidity of the Class A Warrants, Class B Warrants and prefunded warrants will be limited.

Rights as a Stockholder. Except as otherwise provided in the Class A Warrants, Class B Warrants, or pre-funded warrants or by virtue of such holder’s ownership of our common stock, the holder of a Class A Warrant, Class B Warrant or pre-funded warrants does not have the rights or privileges of a holder of our common stock, including any voting rights, until the holder exercises the warrant.

Fundamental Transactions. In the event of a fundamental transaction, as described in the Class A Warrants, Class B Warrants and pre-funded warrants and generally including, with certain exceptions, any reorganization, recapitalization or reclassification of our common stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding common stock, or any person or group becoming the beneficial owner of 50% of the voting power represented by our outstanding common stock, the holders of the Class A Warrants, Class B Warrants and pre-funded warrants will be entitled to receive upon exercise of the warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the warrants immediately prior to such fundamental transaction. Additionally, as more fully described in the Class A Warrant and Class B Warrant, as applicable, in the event of certain fundamental transactions, the holders of the Class A Warrants and Class B Warrants will be entitled to receive consideration in an amount equal to the Black Scholes value of the Class A Warrants or Class B Warrants, respectively, on the date of consummation of such transaction.

Governing Law. The Class A Warrants, Class B Warrants, prefunded warrants and related warrant agency agreement are governed by New York law.

Underwriter’s Warrants. The 552,000 February 2022 Representative’s Purchase Warrants, issued to the representative of the underwriters of our February 2022 underwritten public offering, have substantially similar terms as the Class A Warrants other than that they will be exercisable at any time, and from time to time, in whole or in part, during the period commencing July 31, 2022 and expiring January 31, 2027 at an exercise price of $1.375 per share. These warrants are governed by New York law.

The 1,724,998 Representative’s Purchase Warrants, issued to the representative of the underwriters of our March 2022 underwritten public offering, have substantially similar terms as the Class B Warrants other than that they will be exercisable at any time, and from time to time, in whole or in part, during the period commencing September 18, 2022 and expiring March 18, 2027 at an exercise price of $2.00 per share. These warrants are governed by New York law.

Preferred Stock

Under our amended and restated articles of incorporation, we are authorized to issue up to 200,000,000 shares of preferred stock, par value $0.01 per share, of which 800,000 shares have been designated as Series A Preferred Stock, of which 795,878 shares of Series A Preferred Stock are outstanding as of December 31, 2021 and May 1, 2022. The preferred stock may be issued in one or more series and our Board of Directors, without further approval from our stockholders, is authorized to fix the dividend rights and terms, conversion rights, voting rights, redemption rights, liquidation preferences and other rights and restrictions relating to any series. Issuances of preferred stock, while providing flexibility in connection with possible financings, acquisitions and other corporate purposes, could, among other things, adversely affect the relative voting power of the holders of our common stock. See “Description of Series A Preferred Stock” below.

Transfer Agent and Registrar

American Stock Transfer & Trust Company, LLC is the transfer agent and registrar for Imperial Petroleum common stock and Series A Preferred Stock.

Listing

Our common stock is listed on the Nasdaq Capital Market under the symbol “IMPP.” Our Series A Preferred Stock is listed on the Nasdaq Capital Market under the symbol “IMPPP.”

Description of Series A Preferred Stock

The following description of the Series A Preferred Stock does not purport to be complete and is subject to, and qualified in its entirety by reference to the Statement of Designations designating the Series A Preferred Stock (the “Statement of Designations”) and setting forth the rights, preferences and limitations of the Series A Preferred Stock. A copy of the Statement of Designations, is filed as an exhibit to the registration statement of which prospectus forms a part, and may be obtained from us as described under “Where You Can Find Additional Information.” References to “Imperial Petroleum Inc.,” “we,” “our” and “us” refer specifically to Imperial Petroleum Inc.

General

As of December 31, 2021 and May 1, 2022, there are 800,000 Series A Preferred Stock authorized, and 795,878 Series A Preferred Stock issued and outstanding. We may, without notice to or consent of the holders of the then- outstanding Series A Preferred Stock, authorize and issue additional Series A Preferred Stock as well as Parity Securities and Junior Securities and, subject to the further limitations described under “—Voting Rights”, Senior Securities.

The holders of our common stock are entitled to receive dividends out of assets legally available for that purpose at times and in amounts as our board of directors may from time to time determine. Upon the occurrence of a liquidation, dissolution or winding up the holders of common stock would be entitled to share ratably in the distribution of all of our assets remaining available for distribution after satisfaction of all our liabilities and payment to the holders of shares of any class or series of capital stock (including the Series A Preferred Stock) having preferential rights to receive distributions of our assets.

The Series A Preferred Stock entitle the holders thereof to receive cumulative cash dividends when, as and if declared by our board of directors out of legally available funds for such purpose. Each share of Series A Preferred Stock have a fixed liquidation preference of $25.00 per share plus an amount equal to accumulated and unpaid dividends thereon to the date fixed for payment, whether or not declared. Please read “—Liquidation Rights.”

The Series A Preferred Stock represent perpetual equity interests in us and, unlike our indebtedness, will not give rise to a claim for payment of a principal amount at a particular date. As such, the Series A Preferred Stock ranks junior to all of our indebtedness and other liabilities with respect to assets available to satisfy claims against us.

All the Series A Preferred Stock are represented by a single certificate issued to the Securities Depository (as defined below) and registered in the name of its nominee and, so long as a Securities Depository has been appointed and is serving, no person acquiring Series A Preferred Stock will be entitled to receive a certificate representing such shares unless applicable law otherwise requires or the Securities Depository resigns or is no longer eligible to act as such and a successor is not appointed. Please read “—Book-Entry System.”

The Series A Preferred Stock are not convertible into common stock or other of our securities and will not have exchange rights or be entitled or subject to any preemptive or similar rights. The Series A Preferred Stock will not be subject to mandatory redemption or to any sinking fund requirements. The Series A Preferred Stock will be subject to redemption, in whole or from time to time in part, at our option commencing on June 30, 2022. Please read “—Redemption.”

Ranking

The Series A Preferred Stock, with respect to dividend distributions and distributions upon the liquidation, winding-up and dissolution of our affairs, rank:

•

senior to all classes of our common stock, and to each other class or series of stock established after the initial issue date of the Series A Preferred Stock by our board of directors, the terms of which class or series do not expressly provide that it is made senior to or on parity with the Series A Preferred Stock as to dividend distributions and distributions upon the liquidation, dissolution or winding-up of our affairs, whether voluntary or involuntary (collectively, the “Junior Securities”);

•

on a parity with any class or series of stock established after the initial issue date of the Series A Preferred Stock by our board of directors, the terms of which class or series are not expressly subordinated or senior to the Series A Preferred Stock as to dividend distributions and distributions upon the liquidation, dissolution or winding-up of our affairs, whether voluntary or involuntary (collectively, the “Parity Securities”); and

•

junior to (i) all of our indebtedness and other liabilities with respect to assets available to satisfy claims against us, and (ii) each class or series of capital stock expressly made senior to the Series A Preferred Stock as to the payment of dividends and amounts payable upon liquidation, dissolution or winding up, whether voluntary or involuntary (such shares described in this clause (ii), the “Senior Securities”).

Under the Statement of Designations, we may issue Junior Securities and, so long as cumulative dividends on the Series A Preferred Stock are not in arrears, Parity Securities from time to time in one or more series without the consent of the holders of the Series A Preferred Stock. Our board of directors has the authority to determine the preferences, powers, qualifications, limitations, restrictions and special or relative rights or privileges, if any, of any such series before the issuance of any shares of that series. Our board of directors will also determine the number of shares constituting each series of securities. Our ability to issue additional Senior Securities is limited as described under “—Voting Rights.”

Liquidation Preference

The holders of issued and outstanding Series A Preferred Stock will be entitled, in the event of any liquidation, dissolution or winding up of our affairs, whether voluntary or involuntary, to receive the liquidation preference of $25.00 per share in cash plus an amount equal to accumulated and unpaid dividends thereon to (but not including) the date fixed for payment of such amount (whether or not declared), and no more, before any distribution will be made to the holders of our common stock or any other Junior Securities. A consolidation or merger of us with or into any other entity, individually or in a series of transactions, will not be deemed a liquidation, dissolution or winding up of our affairs for this purpose. In the event that our assets available for distribution to holders of the issued and outstanding Series A Preferred Stock and any Parity Securities are insufficient to permit payment of all required amounts, our assets then remaining will be distributed among the Series A Preferred Stock and any Parity Securities, as applicable, ratably on the basis of their relative aggregate liquidation preferences. After payment of all required amounts to the holders of the outstanding shares of Series A Preferred Stock and Parity Securities, our remaining assets and funds will be distributed among the holders of the common stock and any other Junior Securities then issued and outstanding according to their respective rights.

Voting Rights

The Series A Preferred Stock have no voting rights except as provided by Marshall Islands law and as follows. In the event that six quarterly dividends, whether consecutive or not, payable on Series A Preferred Stock are in arrears, the holders of Series A Preferred Stock will have the right, voting separately as a class together with holders of any other Parity Securities upon which like voting rights have been conferred and are exercisable, at the next meeting of stockholders called for the election of directors, to elect one member of our board of directors, and the size of our board of directors will be increased as needed to accommodate such change (unless the size of our board of directors already has been increased by reason of the election of a director by holders of Parity Securities upon which like voting rights have been conferred and with which the Series A Preferred Stock voted as a class for the election of such director). The right of such holders of Series A Preferred Stock to elect one member of our board of directors will continue until such time as all dividends accumulated and in arrears on the Series A Preferred Stock have been paid in full, at which time such right will terminate, subject to revesting in the event of each and every subsequent failure to pay six quarterly dividends as described above. Upon any termination of the right of the holders of the Series A Preferred Stock and any other Parity Securities to vote as a class for a director, the term of office of all directors then in office elected by such holders voting as a class will terminate immediately. Any director elected by the holders of the Series A Preferred Stock and any other Parity Securities shall each be entitled to one vote per director on any matter before our board of directors.

Unless we have received the affirmative vote or consent of the holders of at least two-thirds of the outstanding Series A Preferred Stock, voting as a single class, we may not (i) adopt any amendment to our articles of incorporation or Statement of Designations, that adversely alters the preferences, powers or rights of the Series A Preferred Stock, (ii) issue any Parity Securities if the cumulative dividends payable on outstanding Series A Preferred Stock are in arrears, or (iii) create or issue any Senior Securities.

On any matter described above on which the holders of the Series A Preferred Stock are entitled to vote as a class, such holders will be entitled to one vote per share. The Series A Preferred Stock held by us or any of our subsidiaries or affiliates will not be entitled to vote.

Dividends

General

Holders of Series A Preferred Stock will be entitled to receive, when, as and if declared by our board of directors out of legally available funds for such purpose, cumulative cash dividends from December 3, 2021.

Dividend Rate

Dividends on Series A Preferred Stock will be cumulative, commencing December 3, 2021 and payable on each Dividend Payment Date, commencing December 30, 2021, when, as and if declared by our board of directors or any authorized committee thereof out of legally available funds for such purpose. Dividends on the Series A Preferred Stock will accrue at a rate of 8.75% per annum per $25.00 stated liquidation preference per Series A Preferred Stock. The dividend rate is not subject to adjustment.

Dividend Payment Date

The “Dividend Payment Dates” for the Series A Preferred Stock will be each March 30, June 30, September 30 and December 30, commencing December 30, 2021. Dividends will accumulate in each dividend period from and including the preceding Dividend Payment Date or the initial issue date, as the case may be, to but excluding, the applicable Dividend Payment Date for such dividend period. If any Dividend Payment Date otherwise would fall on a day that is not a Business Day, declared dividends will be paid on the immediately succeeding Business Day without the accumulation of additional dividends. Dividends on the Series A Preferred Stock will be payable based on a 360-day year consisting of twelve 30-day months.

“Business Day” means a day on which the Nasdaq Stock Market is open for trading and which is not a Saturday, a Sunday or other day on which banks in New York City are authorized or required by law to close.

Payment of Dividends

Not later than the close of business, New York City time, on each Dividend Payment Date, we will pay those dividends, if any, on the Series A Preferred Stock that have been declared by our board of directors to the holders of such shares as such holders’ names appear on our share transfer books maintained by the Registrar and Transfer Agent on the applicable Record Date. The applicable record date (the “Record Date”), will be three Business Days immediately preceding the applicable Dividend Payment Date, except that in the case of payments of dividends in arrears, the Record Date with respect to a Dividend Payment Date will be such date as may be designated by our board of directors in accordance with our Bylaws then in effect and the Statement of Designations.

So long as the Series A Preferred Stock are held of record by the Securities Depository or its nominee, declared dividends will be paid to the Securities Depository in same-day funds on each Dividend Payment Date. The Securities Depository will credit accounts of its participants in accordance with the Securities Depository’s normal procedures. The participants will be responsible for holding or disbursing such payments to beneficial owners of the Series A Preferred Stock in accordance with the instructions of such beneficial owners.

No dividend may be declared or paid or set apart for payment on any Junior Securities (other than dividend payable solely in shares of Junior Securities) unless full cumulative dividends have been or contemporaneously are being paid or provided for on all issued and outstanding Series A Preferred Stock and any Parity Securities through the most recent respective dividend payment dates. Accumulated dividends in arrears for any past dividend period may be declared by our board of directors and paid on any date fixed by our board of directors, whether or not a Dividend Payment Date, to holders of the Series A Preferred Stock on the record date for such payment, which may not be more than 60 days, nor less than 15 days, before such payment date. Subject to the next succeeding sentence, if all accumulated dividends in arrears on all outstanding Series A Preferred Stock and any Parity Securities have not been declared and paid, or sufficient funds for the payment thereof have not been set apart, payment of accumulated dividends in arrears will be made in order of their respective dividend payment dates, commencing with the earliest. If less than all dividends payable with respect to all Series A Preferred Stock and any Parity Securities are paid, any partial payment will be made pro rata with respect to the Series A Preferred Stock and any Parity Securities entitled to a dividend payment at such time in proportion to the aggregate amounts remaining due in respect of such shares at such time. Holders of the Series A Preferred Stock will not be entitled to any dividend, whether payable in cash, property or stock, in excess of full cumulative dividends. No interest or sum of money in lieu of interest will be payable in respect of any dividend payment which may be in arrears on the Series A Preferred Stock.

Redemption

The Series A Preferred Stock represent perpetual equity interests in us. We will have no obligation to redeem or repurchase any Series A Preferred Stock at any time.

Optional Redemption

We may redeem, at our option, in whole or from time to time in part, the Series A Preferred Stock (i) on or after June 30, 2022 and prior to June 30, 2023, at a price equal to $26.00 per Series A Preferred Stock, (ii) on or after June 30, 2023 and prior to June 30, 2024, at a price equal to $25.75 per Series A Preferred Stock, (iii) on or after June 30, 2024 and prior to June 30, 2025, at a price equal to $25.50 per Series A Preferred Stock, (iv) on or after June 30, 2025 and prior to June 30, 2026, at a price equal to $25.25 per Series A Preferred Stock, and (v) on or after June 30, 2026, at a price equal to $25.00 per Series A Preferred Stock, plus, in each case, an amount equal to all accumulated and unpaid dividends thereon to (but not including) the date of redemption, whether or not declared. Any such optional redemption may be effected only out of funds legally available for such purpose.

Redemption Upon a Change of Control

In connection with a Change of Control (as defined below), we may, at our option, redeem the Series A Preferred Stock, in whole but not in part, no later than 90 days after the first date on which such Change of Control occurs, at a redemption price of (1) if the “Change of Control” occurs prior to December 31, 2023, $26.50 per share and (2) if the “Change of Control” occurs on or after December 31, 2023 at the same redemption prices as apply to an optional redemption as set forth above under “Optional Redemption”, plus, in the case of either (1) or (2), an amount equal to all accumulated and unpaid dividends thereon to (but not including) the date of redemption, whether or not declared. Any such redemption may be effected only out of funds legally available for such purpose.

A “Change of Control” means the following events have occurred and are continuing:

•

the acquisition by any “person” or “group” (within the meaning of Section 13(d)(3) of the Exchange Act) of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of purchases, mergers or other acquisition transactions of our shares entitling that person or group to exercise more than 50% of the total voting power of all of our shares entitled to vote generally in elections of directors (except that such person or group will be deemed to have beneficial ownership of all securities that such person or group has the right to acquire, whether such right is currently exercisable or is exercisable only upon the passage of time or occurrence of a subsequent condition); and

•

following the closing of any transaction referred to in the above bullet point, neither we nor the acquiring or surviving entity has a class of common securities (or American Depositary Receipts representing such securities) listed on the New York Stock Exchange (“NYSE”), the NYSE American or the Nasdaq Global Select Market, the Nasdaq Global Market or the Nasdaq Capital Market (collectively, “Nasdaq”) or listed or quoted on an exchange or quotation system that is a successor to the NYSE, the NYSE American or the Nasdaq.

Redemption Procedure

We will give notice of any redemption by mail, postage prepaid, not less than 30 days and not more than 60 days before the scheduled date of redemption, to the holders of any shares to be redeemed as such holders’ names appear on our share transfer books maintained by the Registrar and Transfer Agent at the address of such holders shown therein. Such notice shall state: (1) the redemption date, (2) the number of shares of Series A Preferred Stock to be redeemed and, if less than all issued and outstanding Series A Preferred Stock are to be redeemed, the number (and the identification) of shares to be redeemed from such holder, (3) the redemption price, (4) the place where the Series A Preferred Stock are to be redeemed and shall be presented and surrendered for payment of the redemption price therefor, and (5) that dividends on the shares to be redeemed will cease to accumulate from and after such redemption date.

If fewer than all of the issued and outstanding Series A Preferred Stock are to be redeemed, the number of shares to be redeemed will be determined by us, and such shares will be redeemed pro rata or by lot as the Securities Depository shall determine, with adjustments to avoid redemption of fractional shares. So long as all Series A Preferred Stock are held of record by the Securities Depository or its nominee, we will give notice, or cause notice to be given, to the Securities Depository of the number of shares of Series A Preferred Stock to be redeemed and the Securities Depository will determine the number of shares of Series A Preferred Stock to be redeemed from the account of each of its participants holding such shares in its participant account.

So long as the Series A Preferred Stock are held of record by the Securities Depository or its nominee, the redemption price will be paid by the Paying Agent to the Securities Depository on the redemption date. The Securities Depository’s normal procedures provide for it to distribute the amount of the redemption price in same-day funds to its participants who, in turn, are expected to distribute such funds to the persons for whom they are acting as agent.

If we give or cause to be given a notice of redemption, then we will deposit with the Paying Agent funds sufficient to redeem the Series A Preferred Stock as to which notice has been given by the close of business, New York City time, no later than the Business Day immediately preceding the date fixed for redemption, and will give the Paying Agent irrevocable instructions and authority to pay the redemption price to the holder or holders thereof upon surrender or deemed surrender (which will occur automatically if the certificate representing such shares is issued in the name of the Securities Depository or its nominee) of the certificates therefor. If notice of redemption shall have been given, then from and after the date fixed for redemption, unless we default in providing funds sufficient for such redemption at the time and place specified for payment pursuant to the notice, all dividends on such shares will cease to accumulate and all rights of holders of such shares as our stockholders will cease, except the right to receive the redemption price, including an amount equal to accumulated and unpaid dividends to (but not including) the date fixed for redemption, whether or not declared. We will be entitled to receive from the Paying Agent the interest income, if any, earned on such funds deposited with the Paying Agent (to the extent that such interest income is not required to pay the redemption price of the shares to be redeemed), and the holders of any shares so redeemed will have no claim to any such interest income. Any funds deposited with the Paying Agent hereunder by us for any reason, including, but not limited to, redemption of Series A Preferred Stock, that remain unclaimed or unpaid after two years after the applicable redemption date or other payment date, shall be, to the extent permitted by law, repaid to us upon our written request after which repayment the holders of the Series A Preferred Stock entitled to such redemption or other payment shall have recourse only to us.

If only a portion of the Series A Preferred Stock represented by a certificate has been called for redemption, upon surrender of the certificate to the Paying Agent (which will occur automatically if the certificate representing such shares is registered in the name of the Securities Depository or its nominee), the Paying Agent will issue to the holder of such shares a new certificate (or adjust the applicable book-entry account) representing the number of shares of Series A Preferred Stock represented by the surrendered certificate that have not been called for redemption.

Notwithstanding any notice of redemption, there will be no redemption of any Series A Preferred Stock called for redemption until funds sufficient to pay the full redemption price of such shares, including all accumulated and unpaid dividends to the date of redemption, whether or not declared, have been deposited by us with the Paying Agent.

We and our affiliates may from time to time purchase the Series A Preferred Stock, subject to compliance with all applicable securities and other laws. Neither we nor any of our affiliates has any obligation or any present plan or intention, to purchase any Series A Preferred Stock. Any shares repurchased and cancelled by us will revert to the status of authorized but unissued preferred stock, undesignated as to series.

Notwithstanding the foregoing, in the event that full cumulative dividends on the Series A Preferred Stock and any Parity Securities have not been paid or declared and set apart for payment, we may not repurchase, redeem or otherwise acquire, in whole or in part, any Series A Preferred Stock or Parity Securities except pursuant to a purchase or exchange offer made on the same terms to all holders of Series A Preferred Stock and any Parity Securities. Common stock and any other Junior Securities may not be redeemed, repurchased or otherwise acquired unless full cumulative dividends on the Series A Preferred Stock and any Parity Securities for all prior and the then-ending dividend periods have been paid or declared and set apart for payment.

No Sinking Fund

The Series A Preferred Stock do not have the benefit of any sinking fund.

Amended and Restated Articles of Incorporation and Amended and Restated Bylaws

Our articles of incorporation and our bylaws are filed as Exhibit 3.1 and Exhibit 3.2, respectively, hereto.

Purpose.

Our purpose is to engage in any lawful act or activity relating to the business of chartering, rechartering or operating tankers, drybulk carriers or other vessels or any other lawful act or activity customarily conducted in conjunction with shipping, and any other lawful act or activity approved by the Board of Directors of the Corporation. Our articles of incorporation and bylaws do not impose any limitations on the ownership rights of our stockholders.

Under our bylaws, annual stockholder meetings will be held at a time and place selected by our Board of Directors. The meetings may be held in or outside of the Marshall Islands. Special meetings may be called by the Board of Directors. Our Board of Directors may set a record date between 15 and 60 days before the date of any meeting to determine the stockholders that will be eligible to receive notice and vote at the meeting.

Directors.

Our directors are elected by a plurality of the votes cast at a meeting of the stockholders by the holders of shares entitled to vote in the election. There is no provision for cumulative voting.

The Board of Directors may change the number of directors by a vote of a majority of the entire board. Each director shall be elected to serve until his successor shall have been duly elected and qualified, except in the event of his death, resignation, removal, or the earlier termination of his term of office. The Board of Directors has the authority to fix the amounts which shall be payable to the members of our Board of Directors for attendance at any meeting or for services rendered to us.

Dissenters’ Rights of Appraisal and Payment.

Under the BCA, our stockholders have the right to dissent from various corporate actions, including any merger or sale of all or substantially all of our assets not made in the usual course of our business, and receive payment of the fair value of their shares. However, the right of a dissenting stockholder under the BCA to receive payment of the fair value of his shares is not available for the shares of any class or series of stock, which shares or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of the stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a securities exchange or admitted for trading on an interdealer quotation system or (ii) held of record by more than 2,000 holders. The right of a dissenting stockholder to receive payment of the fair value of his or her shares shall not be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation. In the event of any further amendment of our articles of incorporation, a stockholder also has the right to dissent and receive payment for his or her shares if the amendment alters certain rights in respect of those shares. The dissenting stockholder must follow the procedures set forth in the BCA to receive payment. In the event that we and any dissenting stockholder fail to agree on a price for the shares, the BCA procedures involve, among other things, the institution of proceedings in the circuit court in the judicial circuit in the Marshall Islands in which our Marshall Islands office is situated. The value of the shares of the dissenting stockholder is fixed by the court after reference, if the court so elects, to the recommendations of a court-appointed appraiser.

Stockholders’ Derivative Actions.

Under the BCA, any of our stockholders may bring an action in our name to procure a judgment in our favor, also known as a derivative action, provided that the stockholder bringing the action is a holder of common stock both at the time the derivative action is commenced and at the time of the transaction to which the action relates.

Anti-takeover Provisions of our Charter Documents.

Several provisions of our articles of incorporation and bylaws may have anti-takeover effects. These provisions are intended to avoid costly takeover battles, lessen our vulnerability to a hostile change of control and enhance the ability of our Board of Directors to maximize stockholder value in connection with any unsolicited offer to acquire us. However, these anti-takeover provisions, which are summarized below, could also discourage, delay or prevent (1) the merger or acquisition of our company by means of a tender offer, a proxy contest or otherwise, that a stockholder may consider in its best interest and (2) the removal of incumbent officers and directors.

Blank Check Preferred Stock.

Under the terms of our articles of incorporation, our Board of Directors has authority, without any further vote or action by our stockholders, to issue up to 200,000,000 shares of blank check preferred stock, of which 800,000 have been designated Series A Preferred Stock and of which 795,878 are issued and outstanding as of December 31, 2021. Our Board of Directors may issue shares of preferred stock on terms calculated to discourage, delay or prevent a change of control of our company or the removal of our management.

Classified Board of Directors.

Our articles of incorporation provide for a Board of Directors serving staggered, three-year terms. Approximately one-third of our Board of Directors will be elected each year. This classified board provision could discourage a third party from making a tender offer for our shares or attempting to obtain control of our company. It could also delay stockholders who do not agree with the policies of the Board of Directors from removing a majority of the Board of Directors for two years.

Election and Removal of Directors.

Our articles of incorporation and bylaws prohibit cumulative voting in the election of directors. Our bylaws require parties other than the Board of Directors to give advance written notice of nominations for the election of directors. Our bylaws also provide that our directors may be removed only for cause and only upon the affirmative vote of the holders of at least 80% of the outstanding shares of our capital stock entitled to vote for those directors. These provisions may discourage, delay or prevent the removal of incumbent officers and directors.

Calling of Special Meetings of Stockholders.

Our bylaws provide that special meetings of our stockholders may be called only by resolution of our Board of Directors.

Advance Notice Requirements for Stockholder Proposals and Director Nominations.

Our bylaws provide that stockholders seeking to nominate candidates for election as directors or to bring business before an annual meeting of stockholders must provide timely notice of their proposal in writing to the corporate secretary.

Generally, to be timely, a stockholder’s notice must be received at our principal executive offices not less than 90 days or more than 120 days prior to the first anniversary date of the previous year’s annual meeting. If, however, the date of our annual meeting is more than 30 days before or 60 days after the first anniversary date of the previous year’s annual meeting, a stockholder’s notice must be received at our principal executive offices by the later of (i) the close of business on the 90th day prior to the annual meeting date or (ii) the close of business on the tenth day following the date on which such annual meeting date is first publicly announced or disclosed by

us. Our bylaws also specify requirements as to the form and content of a stockholder’s notice. These provisions may impede stockholders’ ability to bring matters before an annual meeting of stockholders or make nominations for directors at an annual meeting of stockholders.

Business Combinations.

Our articles of incorporation prohibit us from engaging in a “business combination” with certain persons for three years following the date the person becomes an interested stockholder. Interested stockholders generally include:

•	persons who are the beneficial owners of 15% or more of the outstanding voting stock of the corporation; and

•

persons who are affiliates or associates of the corporation and who hold 15% or more of the corporation’s outstanding voting stock at any time within three years before the date on which the person’s status as an interested stockholder is determined.

Subject to certain exceptions, a business combination includes, among other things:

•	certain mergers or consolidations of the corporation or any direct or indirect majority-owned subsidiary of the company;

•

the sale, lease, exchange, mortgage, pledge, transfer or other disposition of assets having an aggregate market value equal to 10% or more of either the aggregate market value of all assets of the corporation, determined on a consolidated basis, or the aggregate value of all the outstanding stock of the corporation;

•	certain transactions that result in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

•

any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series, or securities convertible into the stock of any class or series, of the corporation that is owned directly or indirectly by the interested stockholder; and

•	any receipt by the interested stockholder of the benefit (except as a stockholder) of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

These provisions of our articles of incorporation do not apply to a business combination if:

•	before a person becomes an interested stockholder, the board of directors of the corporation approves the business combination or transaction in which the stockholder became an interested stockholder;

•

upon consummation of the transaction that resulted in the interested stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, other than certain excluded shares;

•

following a transaction in which the person became an interested stockholder, the business combination is (a) approved by the board of directors of the corporation and (b) authorized at a regular or special meeting of stockholders, and not by written consent, by the vote of the holders of at least two-thirds of the voting stock of the corporation not owned by the stockholder; or

•	the transaction is with a stockholder that was or became an interested stockholder prior to or at the time the Spin-Off was consummated.

UNDERWRITING

We have entered into an underwriting agreement with Maxim Group LLC (the “Representative”), as representative of the underwriters listed below, dated                , 2022. Subject to the terms and conditions of the underwriting agreement, we have agreed to sell to each underwriter named below, and each underwriter below has severally agreed to purchase, at the public offering price less the underwriting discounts set forth on the cover page of this prospectus, the number of units listed next to its name in the following table:

Underwriter	Number of Units
Maxim Group LLC
TOTAL	56,338,000

The underwriters are committed to purchase all of the units offered by us other than those covered by the over-allotment option described below, if they purchase any units. The obligations of the underwriters may be terminated upon the occurrence of certain events specified in the underwriting agreement. Furthermore, pursuant to the underwriting agreement, the underwriters’ obligations are subject to customary conditions, representations and warranties contained in the underwriting agreement, such as receipt by the underwriters of officers’ certificates and legal opinions.

We have agreed to indemnify the underwriters against specified liabilities, including liabilities under the Securities Act, and to contribute to payments the underwriters may be required to make in respect thereof.

The underwriters are offering the units, subject to prior sale, when, as and if issued to and accepted by it, subject to approval of legal matters by its counsel and other conditions specified in the underwriting agreement. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

The final offering price of the units offered hereby is expected to be determined based primarily in relation to the trading price of our common stock on the Nasdaq Capital Market. The final offering price of the units may be higher or lower than the trading price of the common stock at the time of the offering.

Over-Allotment Option

We have granted to the underwriters an option, exercisable no later than 45 calendar days after the date of the underwriting agreement, to purchase up to an additional 8,450,700 shares of common stock and/or pre-funded warrants to purchase common stock (with the amount of common stock and/or pre-funded warrants subject to such option to be determined by the Representative in its discretion) and/or up to an additional 8,450,700 Class C Warrants at the public offering price listed on the cover page of this prospectus, less underwriting discounts and commissions. The underwriters may exercise this option only to cover over-allotments, if any, made in connection with this offering and may exercise this option to purchase additional shares and/or pre-funded warrants and/or Class C Warrants. To the extent the option is exercised and the conditions of the underwriting agreement are satisfied, we will be obligated to sell to the underwriters, and the underwriters will be obligated to purchase, these additional securities.

Discounts

The following table shows the per unit and total underwriting discounts and commissions to be paid to the underwriters. Such amounts are shown assuming both no exercise and full exercise of the underwriters’ option to purchase additional securities.

Total
	Per Unit(1)	Without Option(1)	With Option(1)
Public offering price	$	$	$
Underwriting discounts and commissions (6.1%)	$	$	$
Proceeds, before expenses, to us	$	$	$

(1)	Assumes no pre-funded warrants are issued and all units issued in the offering include common stock.

The underwriters propose to offer the units offered by us to the public at the public offering price set forth on the cover of this prospectus. In addition, the underwriters may offer some of the units to other securities dealers at such price less a concession of $             per unit. If all of the units offered by us are not sold at the public offering price, the Representative may change the offering price and other selling terms by means of a supplement to this prospectus.

We estimate that the total expenses of the offering, including registration, filing and listing fees, printing fees and legal and accounting expenses, but excluding underwriting discounts and commissions, will be approximately $400,000, all of which are payable by us. This figure includes the Representative’s accountable expenses up to a maximum aggregate expense reimbursement of $100,000, including, but not limited to, legal fees for Representative’s legal counsel, that we have agreed to pay at the closing of the offering.

Underwriter’s Warrants

We have agreed to issue to the Representative (or its permitted assignees) warrants to purchase up to a total of             shares of common stock (2.5% of the shares of common stock and/or pre-funded warrants included in the Units, which includes the full exercise of the over-allotment option). The warrants will be exercisable at any time, and from time to time, in whole or in part, during the period commencing 180 days from the commencement of sales of the offering, and expiring five years from the commencement of sales in compliance with FINRA Rule 5110(e). The warrants are exercisable at a per share price equal to $             per share, or 125% of the public offering price per unit in the offering. The warrants have been deemed compensation by FINRA and are therefore subject to a 180-day lock-up pursuant to Rule 5110(e)(1) of FINRA. The Representative (or permitted assignees under Rule 5110(e)(2)) will not sell, transfer, assign, pledge, or hypothecate these warrants or the securities underlying these warrants, nor will they engage in any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the warrants or the underlying securities for a period of 180 days from the commencement of sales of the offering. In addition, the warrants provide for certain piggyback and demand registration rights. The registration rights provided will not be greater than five years from the effective date of the registration statement of which this prospectus is a part in compliance with FINRA Rule 5110(g)(8). We will bear all fees and expenses attendant to one demand and unlimited piggyback registration of the securities issuable on exercise of the Underwriter’s warrants. The exercise price and number of shares issuable upon exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend, extraordinary cash dividend or our recapitalization, reorganization, merger or consolidation. However, the warrant exercise price or underlying shares will not be adjusted for issuances of common stock at a price below the warrant exercise price. The Underwriter’s Warrants and the common stock underlying the Underwriter’s Warrants are registered on the registration statement of which this prospectus forms a part.

Right of First Refusal

We granted the Representative a right of first refusal for a period of nine months from the commencement of sales in the public offering that closed on February 2, 2022, to act as sole book running manager, sole underwriter and/or sole placement agent for any future public or private equity, equity-linked, convertible or debt offerings (excluding non-U.S. capital markets debt, commercial bank debt or lease transactions) by the Company during such period.

Other Compensation

If within nine months following the consummation of this offering, we complete any public or private financing of equity (other than the exercise by any person or entity of any options, warrants or other convertible securities) with any of the investors that have been introduced by us to the Representative, the Representative will be entitled to compensation as set forth in this section upon the closing of such other financing.

Discretionary Accounts

The underwriters do not intend to confirm sales of the securities offered hereby to any accounts over which it has discretionary authority.

Lock-Up Agreements

Pursuant to “lock-up” agreements, we and certain of our affiliates, including all of our executive officers and directors, have agreed, subject to certain exceptions, without the prior written consent of the Representative not to directly or indirectly, offer to sell, sell, pledge or otherwise transfer or dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the transfer or disposition by any person at any time in the future of) any of our units, enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of our securities, make any demand for or exercise any right or cause to be filed a registration statement, including any amendments thereto, with respect to the registration of any common stock or securities convertible into or exercisable or exchangeable for common stock or any other securities of our Company or publicly disclose the intention to do any of the foregoing, subject to certain exceptions, for a period of 90 days from the date of this prospectus.

Electronic Offer, Sale and Distribution of Securities

A prospectus in electronic format may be made available on the websites maintained by one or more of the underwriters or selling group members. The Representative may agree to allocate a number of securities to the underwriters and selling group members for sale to its online brokerage account holders. Internet distributions will be allocated by the underwriter and selling group members that will make internet distributions on the same basis as other allocations. Other than the prospectus in electronic format, the information on these websites is not part of, nor incorporated by reference into, this prospectus or the registration statement of which this prospectus forms a part, has not been approved or endorsed by us, and should not be relied upon by investors.

Stabilization

In connection with this offering, the underwriters may engage in stabilizing transactions, over-allotment transactions, syndicate-covering transactions, penalty bids and purchases to cover positions created by short sales.

•

Stabilizing transactions permit bids to purchase securities so long as the stabilizing bids do not exceed a specified maximum, and are engaged in for the purpose of preventing or retarding a decline in the market price of the securities while the offering is in progress.

•

Over-allotment transactions involve sales by the underwriters of securities in excess of the number of securities the underwriters are obligated to purchase. This creates a syndicate short position which may be either a covered short position or a naked short position. In a covered short position, the number of securities over-allotted by the underwriters is not greater than the number of securities that they may purchase in the over-allotment option. In a naked short position, the number of securities involved is greater than the number of securities in the over-allotment option. The underwriters may close out any short position by exercising their over-allotment option and/or purchasing securities in the open market.

•

Syndicate covering transactions involve purchases of securities in the open market after the distribution has been completed in order to cover syndicate short positions. In determining the source of the securities to close out the short position, the underwriters will consider, among other things, the price of securities available for purchase in the open market as compared with the price at which they may purchase securities through exercise of the over-allotment option. If the underwriters sell more securities than could be covered by exercise of the over-allotment option and, therefore, have a naked short position, the position can be closed out only by buying securities in the open market. A naked short position is more likely to be created if the underwriters are concerned that after pricing there could be downward pressure on the price of the securities in the open market that could adversely affect investors who purchase in the offering.

•

Penalty bids permit the Representative to reclaim a selling concession from a syndicate member when the securities originally sold by that syndicate member are purchased in stabilizing or syndicate covering transactions to cover syndicate short positions.

These stabilizing transactions, over-allotment transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of our securities or preventing or retarding a decline in the market price of our securities. As a result, the price of our securities in the open market may be higher than it would otherwise be in the absence of these transactions. Neither we nor the underwriters make any representation or prediction as to the effect that the transactions described above may have on the price of our securities. These transactions may be effected on the Nasdaq Capital Market, in the over-the-counter market or otherwise and, if commenced, may be discontinued at any time.

Passive Market Making

In connection with this offering, the underwriters and selling group members may engage in passive market making transactions in our securities in accordance with Rule 103 of Regulation M under the Exchange Act, during a period before the commencement of offers or sales of the shares and extending through the completion of the distribution. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid of that security. However, if all independent bids are lowered below the passive market maker’s bid, then that bid must then be lowered when specified purchase limits are exceeded. Passive market making may stabilize the market price of the securities at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

Certain Relationships

The underwriters and their affiliates have provided, or may in the future provide, various investment banking, commercial banking, financial advisory, brokerage or other services to us and our affiliates for which services they have received, and may in the future receive, customary fees and expense reimbursement. The underwriter acted as the sole underwriter in connection with our public offerings that we consummated in February 2022 and March 2022, for which it received compensation.

The underwriters and their affiliates may, from time to time, engage in transactions with and perform services for us in the ordinary course of its business for which they may receive customary fees and reimbursements of expenses. In the ordinary course of their various business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own accounts and for the accounts of their customers and such investment and securities activities may involve securities and/or instruments of our Company. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Offer Restrictions Outside the United States

Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the securities offered by this prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

Australia

This prospectus is not a disclosure document under Chapter 6D of the Australian Corporations Act, has not been lodged with the Australian Securities and Investments Commission and does not purport to include the information required of a disclosure document under Chapter 6D of the Australian Corporations Act. Accordingly, (i) the offer of the securities under this prospectus is only made to persons to whom it is lawful to offer the securities without disclosure under Chapter 6D of the Australian Corporations Act under one or more exemptions set out in section 708 of the Australian Corporations Act, (ii) this prospectus is made available in Australia only to those persons as set forth in clause (i) above, and (iii) the offeree must be sent a notice stating in substance that by accepting this offer, the offeree represents that the offeree is such a person as set forth in clause (i) above, and, unless permitted under the Australian Corporations Act, agrees not to sell or offer for sale within Australia any of the securities sold to the offeree within 12 months after its transfer to the offeree under this prospectus.

Canada

This prospectus constitutes an “exempt offering document” as defined in and for the purposes of applicable Canadian securities laws. No prospectus has been filed with any securities commission or similar regulatory authority in Canada in connection with the offer and sale of the securities. No securities commission or similar regulatory authority in Canada has reviewed or in any way passed upon this prospectus or on the merits of the securities and any representation to the contrary is an offence.

Canadian investors are advised that this prospectus has been prepared in reliance on section 3A.3 of National Instrument 33-105 Underwriting Conflicts (“NI 33-105”). Pursuant to section 3A.3 of NI 33-105, this prospectus is exempt from the requirement that the Company and the underwriter(s) provide Canadian investors with certain conflicts of interest disclosure pertaining to “connected issuer” and/or “related issuer” relationships that may exist between the Company and the underwriter(s) as would otherwise be required pursuant to subsection 2.1(1) of NI 33-105.

Resale Restrictions

The offer and sale of the securities in Canada is being made on a private placement basis only and is exempt from the requirement that the Company prepares and files a prospectus under applicable Canadian securities laws. Any resale of securities acquired by a Canadian investor in this offering must be made in accordance with applicable Canadian securities laws, which may vary depending on the relevant jurisdiction, and which may require resales to be made in accordance with Canadian prospectus requirements, pursuant to a statutory exemption from the prospectus requirements, in a transaction exempt from the prospectus requirements or otherwise under a discretionary exemption from the prospectus requirements granted by the applicable local Canadian securities regulatory authority. These resale restrictions may under certain circumstances apply to resales of the securities outside of Canada.

Representations of Purchasers

Each Canadian investor who purchases securities will be deemed to have represented to the Company, the underwriters and to each dealer from whom a purchase confirmation is received, as applicable, that the investor is (i) purchasing as principal, or is deemed to be purchasing as principal in accordance with applicable Canadian securities laws, for investment only and not with a view to resale or redistribution; (ii) an “accredited investor” as such term is defined in section 1.1 of National Instrument 45-106 Prospectus Exemptions or, in Ontario, as such term is defined in section 73.3(1) of the Securities Act (Ontario); and (iii) is a “permitted client” as such term is defined in section 1.1 of National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations.

Taxation and Eligibility for Investment

Any discussion of taxation and related matters contained in this prospectus does not purport to be a comprehensive description of all of the tax considerations that may be relevant to a Canadian investor when deciding to purchase the securities and, in particular, does not address any Canadian tax considerations. No representation or warranty is hereby made as to the tax consequences to a resident, or deemed resident, of Canada of an investment in the securities or with respect to the eligibility of the securities for investment by such investor under relevant Canadian federal and provincial legislation and regulations.

Rights of Action for Damages or Rescission

Securities legislation in certain of the Canadian jurisdictions provides certain purchasers of securities pursuant to an offering memorandum (such as this prospectus), including where the distribution involves an “eligible foreign security” as such term is defined in Ontario Securities Commission Rule 45-501 Ontario Prospectus and Registration Exemptions and in Multilateral Instrument 45-107 Listing Representation and Statutory Rights of Action Disclosure Exemptions, as applicable, with a remedy for damages or rescission, or both, in addition to any other rights they may have at law, where the offering memorandum, or other offering document that constitutes an offering memorandum, and any amendment thereto, contains a “misrepresentation” as defined under applicable Canadian securities laws. These remedies, or notice with respect to these remedies, must be exercised or delivered, as the case may be, by the purchaser within the time limits prescribed under, and are subject to limitations and defenses under, applicable Canadian securities legislation. In addition, these remedies are in addition to and without derogation from any other right or remedy available at law to the investor.

Language of Documents

Upon receipt of this document, each Canadian investor hereby confirms that it has expressly requested that all documents evidencing or relating in any way to the sale of the securities described herein (including for greater certainty any purchase confirmation or any notice) be drawn up in the English language only. Par la

réception de ce document, chaque investisseur canadien confirme par les présentes qu’il a expressément exigé que tous les documents faisant foi ou se rapportant de quelque manière que ce soit à la vente des valeurs mobilières décrites aux présentes (incluant, pour plus de certitude, toute confirmation d’achat ou tout avis) soient rédigés en anglais seulement.

China

The information in this document does not constitute a public offer of the securities, whether by way of sale or subscription, in the People’s Republic of China (the “PRC”) (excluding, for purposes of this paragraph, Hong Kong Special Administrative Region, Macau Special Administrative Region and Taiwan). The securities may not be offered or sold directly or indirectly in the PRC to legal or natural persons other than directly to “qualified domestic institutional investors.”

European Economic Area

The information in this document has been prepared on the basis that all offers of securities will be made pursuant to an exemption under the Regulation (EU) 2017/1123 (“Prospectus Regulation”), as implemented in Member States of the European Economic Area (each, a “Relevant Member State”), from the requirement to produce a prospectus for offers of securities.

An offer to the public of securities has not been made, and may not be made, in a Relevant Member State except pursuant to one of the following exemptions under the Prospectus Regulation as implemented in that Relevant Member State:

(a)	an offer of securities addressed solely to qualified investors (as defined in the Prospectus Regulation);

(b)	an offer of securities addressed to fewer than 150 natural or legal persons in each Relevant Member State, other than qualified investors;

(c)	an offer of securities who acquire securities for a total consideration of at least EUR 100,000 per investor, for each separate offer; or

(d)

in any other circumstances falling within Article 1(4) of the Prospectus Regulation, provided that no such offer of securities shall result in a requirement for the publication by our Company of a prospectus pursuant to Article 3 of the Prospectus Regulation.

France

This document is not being distributed in the context of a public offering of financial securities (offre au public de titres financiers) in France within the meaning of Article L.411-1 of the French Monetary and Financial Code (Code monétaire et financier) and Articles 211-1 et seq. of the General Regulation of the French Autorité des marchés financiers (“AMF”). The securities have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in France.

This document and any other offering material relating to the securities have not been, and will not be, submitted to the AMF for approval in France and, accordingly, may not be distributed or caused to distributed, directly or indirectly, to the public in France.

Such offers, sales and distributions have been and shall only be made in France to (i) qualified investors (investisseurs qualifiés) acting for their own account, as defined in and in accordance with Articles L.411-2-II-2° and D.411-1 to D.411-3, D.744-1, D.754-1 and D.764-1 of the French Monetary and Financial Code and any implementing regulation and/or (ii) a restricted number of non-qualified investors (cercle restreint d’investisseurs non-qualifiés) acting for their own account, as defined in and in accordance with Articles L.411-2-II-2° and D.411-4, D.744-1, D.754-1 and D.764-1 of the French Monetary and Financial Code and any implementing regulation.

Pursuant to Article 211-3 of the General Regulation of the AMF, investors in France are informed that the securities cannot be distributed (directly or indirectly) to the public by the investors otherwise than in accordance with Articles L.411-1, L.411-2, L.412-1 and L.621-8 to L.621-8-3 of the French Monetary and Financial Code.

Ireland

The information in this document does not constitute a prospectus under any Irish laws or regulations and this document has not been filed with or approved by any Irish regulatory authority as the information has not been prepared in the context of a public offering of securities in Ireland within the meaning of the Irish Prospectus (Directive 2003/71/EC) Regulations 2005 (the “Prospectus Regulations”). The securities have not been offered or sold, and will not be offered, sold or delivered directly or indirectly in Ireland by way of a public offering, except to (i) qualified investors as defined in Regulation 2(l) of the Prospectus Regulations and (ii) fewer than 100 natural or legal persons who are not qualified investors.

Israel

The securities offered by this prospectus have not been approved or disapproved by the Israeli Securities Authority (the “ISA”), nor have such securities been registered for sale in Israel. The shares may not be offered or sold, directly or indirectly, to the public in Israel, absent the publication of a prospectus. The ISA has not issued permits, approvals or licenses in connection with the offering or publishing the prospectus; nor has it authenticated the details included herein, confirmed their reliability or completeness, or rendered an opinion as to the quality of the securities being offered. Any resale in Israel, directly or indirectly, to the public of the securities offered by this prospectus is subject to restrictions on transferability and must be effected only in compliance with the Israeli securities laws and regulations.

Italy

The offering of the securities in the Republic of Italy has not been authorized by the Italian Securities and Exchange Commission (Commissione Nazionale per le Societá e la Borsa, “CONSOB”) pursuant to the Italian securities legislation and, accordingly, no offering material relating to the securities may be distributed in Italy and such securities may not be offered or sold in Italy in a public offer within the meaning of Article 1.1(t) of Legislative Decree No. 58 of 24 February 1998 (“Decree No. 58”), other than:

•

to Italian qualified investors, as defined in Article 100 of Decree No. 58 by reference to Article 34-ter of CONSOB Regulation no. 11971 of 14 May 1999 (“Regulation no. 11971”) as amended (“Qualified Investors”); and

•	in other circumstances that are exempt from the rules on public offer pursuant to Article 100 of Decree No. 58 and Article 34-ter of Regulation No. 11971 as amended.

Any offer, sale or delivery of the securities or distribution of any offer document relating to the securities in Italy (excluding placements where a Qualified Investor solicits an offer from the issuer) under the paragraphs above must be:

•

made by investment firms, banks or financial intermediaries permitted to conduct such activities in Italy in accordance with Legislative Decree No. 385 of 1 September 1993 (as amended), Decree No. 58, CONSOB Regulation No. 16190 of 29 October 2007 and any other applicable laws; and

•	in compliance with all relevant Italian securities, tax and exchange controls and any other applicable laws.

Any subsequent distribution of the securities in Italy must be made in compliance with the public offer and prospectus requirement rules provided under Decree No. 58 and the Regulation No. 11971 as amended, unless an exception from those rules applies. Failure to comply with such rules may result in the sale of such securities being declared null and void and in the liability of the entity transferring the securities for any damages suffered by the investors.

Japan

The securities have not been and will not be registered under Article 4, paragraph 1 of the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948), as amended (the “FIEL”), pursuant to an exemption from the registration requirements applicable to a private placement of securities to Qualified Institutional Investors (as defined in and in accordance with Article 2, paragraph 3 of the FIEL and the regulations promulgated thereunder). Accordingly, the securities may not be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan other than Qualified Institutional Investors. Any Qualified Institutional Investor who acquires securities may not resell them to any person in Japan that is not a Qualified Institutional Investor, and acquisition by any such person of securities is conditional upon the execution of an agreement to that effect.

Portugal

This document is not being distributed in the context of a public offer of financial securities (oferta pública de valores mobiliários) in Portugal, within the meaning of Article 109 of the Portuguese Securities Code (Código dos Valores Mobiliários). The securities have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in Portugal. This document and any other offering material relating to the securities have not been, and will not be, submitted to the Portuguese Securities Market Commission (Comissão do Mercado de Valores Mobiliários) for approval in Portugal and, accordingly, may not be distributed or caused to distributed, directly or indirectly, to the public in Portugal, other than under circumstances that are deemed not to qualify as a public offer under the Portuguese Securities Code. Such offers, sales and distributions of securities in Portugal are limited to persons who are “qualified investors” (as defined in the Portuguese Securities Code). Only such investors may receive this document and they may not distribute it or the information contained in it to any other person.

Sweden

This document has not been, and will not be, registered with or approved by Finansinspektionen (the Swedish Financial Supervisory Authority). Accordingly, this document may not be made available, nor may the securities be offered for sale in Sweden, other than under circumstances that are deemed not to require a prospectus under the Swedish Financial Instruments Trading Act (1991:980) (Sw. lag (1991:980) om handel med finansiella instrument). Any offering of securities in Sweden is limited to persons who are “qualified investors” (as defined in the Financial Instruments Trading Act). Only such investors may receive this document and they may not distribute it or the information contained in it to any other person.

Switzerland

The securities may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (“SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering material relating to the securities may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering material relating to the securities have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of securities will not be supervised by, the Swiss Financial Market Supervisory Authority.

This document is personal to the recipient only and not for general circulation in Switzerland.

United Arab Emirates

Neither this document nor the securities have been approved, disapproved or passed on in any way by the Central Bank of the United Arab Emirates or any other governmental authority in the United Arab Emirates, nor have we received authorization or licensing from the Central Bank of the United Arab Emirates or any other governmental authority in the United Arab Emirates to market or sell the securities within the United Arab Emirates. This document does not constitute and may not be used for the purpose of an offer or invitation. No services relating to the securities, including the receipt of applications and/or the allotment or redemption of such shares, may be rendered within the United Arab Emirates by our Company.

No offer or invitation to subscribe for securities is valid or permitted in the Dubai International Financial Centre.

United Kingdom

Neither the information in this document nor any other document relating to the offer has been delivered for approval to the Financial Services Authority in the United Kingdom and no prospectus (within the meaning of section 85 of the Financial Services and Markets Act 2000, as amended (“FSMA”)) has been published or is intended to be published in respect of the securities. This document is issued on a confidential basis to “qualified investors” (within the meaning of section 86(7) of FSMA) in the United Kingdom, and the securities may not be offered or sold in the United Kingdom by means of this document, any accompanying letter or any other document, except in circumstances which do not require the publication of a prospectus pursuant to section 86(1) FSMA. This document should not be distributed, published or reproduced, in whole or in part, nor may its contents be disclosed by recipients to any other person in the United Kingdom.

Any invitation or inducement to engage in investment activity (within the meaning of section 21 of FSMA) received in connection with the issue or sale of the securities has only been communicated or caused to be communicated and will only be communicated or caused to be communicated in the United Kingdom in circumstances in which section 21(1) of FSMA does not apply to our company.

In the United Kingdom, this document is being distributed only to, and is directed at, persons (i) who have professional experience in matters relating to investments falling within Article 19(5) (investment professionals) of the Financial Services and Markets Act 2000 (Financial Promotions) Order 2005 (“FPO”), (ii) who fall within the categories of persons referred to in Article 49(2)(a) to (d) (high net worth companies, unincorporated associations, etc.) of the FPO or (iii) to whom it may otherwise be lawfully communicated (together “relevant persons”). The investments to which this document relates are available only to, and any invitation, offer or agreement to purchase will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on this document or any of its contents.

SERVICE OF PROCESS AND ENFORCEMENT OF CIVIL LIABILITIES

We are a Marshall Islands corporation and our executive office is located outside of the United States in Athens, Greece. Our directors and officers and those of our subsidiaries are residents of countries other than the United States. Substantially all of our and our subsidiaries’ assets and a substantial portion of the assets of our directors and officers are located outside the United States. As a result, it may be difficult or impossible for United States investors to effect service of process within the United States upon us, our directors or officers, our subsidiaries or to realize against us or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.

In addition, there is uncertainty as to whether the courts of the Marshall Islands would (1) recognize or enforce against us, or our directors or officers judgments of courts of the United States based on civil liability provisions of applicable U.S. federal and state securities laws; or (2) impose liabilities against us or our directors and officers in original actions brought in the Marshall Islands, based on these laws.

You may also have difficulties enforcing in courts outside the United States judgments obtained in the U.S. courts against any of our directors and executive officers or us, including actions under the civil liability provisions of the U.S. securities laws.

LEGAL MATTERS

Certain legal matters with respect to Marshall Islands law will be passed upon for us by Reeder & Simpson P.C. Certain matters of U.S. Federal and New York law are being passed upon for us by Goodwin Procter LLP, New York, New York. The underwriters are represented by Ellenoff Grossman & Schole LLP.

EXPERTS

The consolidated financial statements of Imperial Petroleum Inc. as of December 31, 2020 and 2021 and for each of the three years in the period ended December 31, 2021 incorporated by reference into this Prospectus have been audited by Deloitte Certified Public Accountants, S.A., an independent registered public accounting firm, as stated in their report which expresses an unqualified opinion on the financial statements. Such financial statements are incorporated by reference in reliance upon the report of such firm given their authority as experts in accounting and auditing.

The office of Deloitte Certified Public Accountants, S.A. is located at Fragoklissias 3a & Granikou Street, Maroussi, Athens 151 25, Greece.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form F-1 regarding the securities being offered pursuant to this prospectus. This prospectus does not contain all of the information found in the registration statement. For further information regarding us and the securities offered by this prospectus, you may wish to review the full registration statement, including its exhibits.

We are subject to the information requirements of the Securities Exchange Act of 1934, and, in accordance therewith, we will be required to file with the SEC annual reports on Form 20-F within four months of our fiscal year-end, and provide to the SEC other material information on Form 6-K. These reports and other information may be inspected and copied at the public reference facilities maintained by the SEC or obtained from the SEC’s website as provided above. We expect to make our periodic reports and other information filed with or furnished to the SEC available, free of charge, through our website as soon as reasonably practicable after those reports and other information are electronically filed with or furnished to the SEC.

As a foreign private issuer, we are exempt under the Exchange Act from, among other things, certain rules prescribing the furnishing and content of proxy statements, and our executive officers, directors and principal stockholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we will not be required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act, including the filing of quarterly reports or current reports on Form 8-K. However, we intend to furnish or make available to our stockholders annual reports containing our audited financial statements prepared in accordance with U.S. GAAP and make available to our stockholders quarterly reports containing our unaudited interim financial information for the first three fiscal quarters of each fiscal year. Our annual report will contain a detailed statement of any transactions between us and our related parties.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with the SEC. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus.

This prospectus incorporates by reference the following documents:

•	our Annual Report on Form 20-F for the year ended December 31, 2021, filed with the SEC on March 29, 2022;

•	our Registration Statement on Form 8-A filed with the SEC on November 19, 2021, including any subsequent amendments or reports filed for the purpose of updating such description.

We will provide, free of charge upon written or oral request, to each person to whom this prospectus is delivered, including any beneficial owner of the securities, a copy of any or all of the information that has been incorporated by reference into this prospectus, but which has not been delivered with the prospectus. Copies of these documents also may be obtained on the “Investors” section of our website at www.imperialpetro.com. The information contained on or linked to or from our website is not incorporated by reference into this prospectus and should not be considered part of this prospectus. Requests for such information should be made to us at the following address:

Imperial Petroleum Inc.

331 Kifissias Avenue,

Erithrea 14561, Athens, Greece

Telephone: (011) (30) (210) 625 0001

Facsimile: (011) (30) (210) 625 0018

Attention: Chief Financial Officer

You should assume that the information appearing in this prospectus and any accompanying prospectus supplement, as well as the information we previously filed with the SEC and incorporated by reference, is accurate as of the dates on the front cover of those documents only. Our business, financial condition and results of operations and prospects may have changed since those dates.

OTHER EXPENSES OF ISSUANCE AND OFFERING

The following table sets forth the main costs and expenses in connection with this offering, which we will be required to pay.*

SEC registration fee	$8,662
Nasdaq listing fee	22,500
FINRA filing fee	6,500
Legal fees and expenses	115,000
Accounting fees and expenses	50,000
Printing and engraving costs	50,000
Transfer agent fees	7,500
Miscellaneous	139,838

Total	$400,000

*	All amounts are estimated, except the SEC registration fee, Nasdaq listing fee and FINRA filing fee.

56,338,000 Units consisting of

Common Stock or Pre-Funded Warrants to Purchase Common Stock and

Class C Warrants to Purchase Common Stock

IMPERIAL PETROLEUM INC.

PROSPECTUS

Maxim Group LLC

                , 2022

PART II: INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 6. Indemnification of Directors and Officers

The bylaws of the Registrant provide that any person who is or was a director or officer of the Registrant, or is or was serving at the request of the Registrant as a director or officer of another, partnership, joint venture, trust or other enterprise, shall be entitled to be indemnified by the Registrant upon the same terms, under the same conditions, and to the same extent as authorized by Section 60 of the BCA, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Registrant, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

Section 60 of the BCA provides as follows:

Indemnification of directors and officers.

(1) Actions not by or in right of the corporation. A corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of no contest, or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

(2) Actions by or in right of the corporation. A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure judgment in its favor by reason of the fact that he is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by him or in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not, opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

(3) When director or officer successful. To the extent that a director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (1) or (2) of this section, or in the defense of a claim, issue or matter therein, he shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection therewith.

(4) Payment of expenses in advance. Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid in advance of the final disposition of such action, suit or proceeding as authorized by the board of directors in the specific case upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this section.

(5) Indemnification pursuant to other rights. The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

(6) Continuation of indemnification. The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

(7) Insurance. A corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director or officer against any liability asserted against him and incurred by him in such capacity whether or not the corporation would have the power to indemnify him against such liability under the provisions of this section.

Item 7. Recent Sales of Unregistered Securities

The Company issued 4,775,272 shares of its common stock and 795,878 shares of its 8.75% Series A Preferred Stock to StealthGas Inc. in exchange for its contribution to the Company of all the outstanding shares of the Company’s four vessel-owning subsidiaries in conjunction with the spin-off transaction completed on December 3, 2021. These issuances were each exempt from registration as a transaction not involving an offering in the United States under Regulation S of the Securities Act.

Item 8. Exhibits and Financial Statement Schedules

1.1*	Form of Underwriting Agreement

3.1	Restated Articles of Incorporation of Imperial Petroleum Inc. (incorporated by reference to Exhibit 3.1 to the Company’s Registration Statement on Form F-1 (File No. 333-262264) filed with the SEC on January 20, 2022)

3.2	Amended and Restated Bylaws of Imperial Petroleum Inc. (incorporated by reference to Exhibit 3.2 to the Company’s Registration Statement on Form F-1 (File No. 333-262264) filed with the SEC on January 20, 2022)

3.3	Statement of Designation of 8.75% Series A Preferred Stock (incorporated by reference to Exhibit 3.3 to the Company’s Registration Statement on Form F-1 (File No. 333-262264) filed with the SEC on January 20, 2022)

4.1	Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement on Form F-1 (File No. 333-260829) filed with the SEC on November 12, 2021)

4.2	Specimen Series A Preferred Stock Certificate (incorporated by reference to Exhibit 4.2 to the Company’s Registration Statement on Form F-1 (File No. 333-260829) filed with the SEC on November 12, 2021)

4.3	Contribution Agreement between Imperial Petroleum Inc. and StealthGas Inc. (incorporated by reference to Exhibit 4.3 to the Company’s Registration Statement on Form F-1 (File No. 333-262264) filed with the SEC on January 20, 2022)

4.4	Class A Warrant, dated February 2, 2022 (incorporated by reference to Exhibit 4.2 to the Company’s Report on Form 6-K filed with the SEC on February 3, 2022)

4.5	Representative’s Purchase Warrants (incorporated by reference to Exhibit 4.3 to the Company’s Report on Form 6-K filed with the SEC on February 3, 2022)

4.6	Warrant Agency Agreement, dated February 2, 2022, by and between American Stock Transfer & Trust Company and the registrant (incorporated by reference to Exhibit 4.1 to the Company’s Report on Form 6-K filed with the SEC on February 3, 2022)

4.7	Warrant Agency Agreement, dated March 23, 2022, by and between American Stock Transfer & Trust Company and the registrant (incorporated by reference to Exhibit 4.1 to the Company’s Report on Form 6-K filed with the SEC on March 23, 2022)

4.8	Form of Class B Warrant (incorporated by reference to Exhibit 4.2 to the Company’s Report on Form 6-K filed with the SEC on March 23, 2022)

4.9	Form of Pre-Funded Warrant (incorporated by reference to Exhibit 4.3 to the Company’s Report on Form 6-K filed with the SEC on March 23, 2022)

4.10	Representative’s Purchase Warrants (incorporated by reference to Exhibit 4.4 to the Company’s Report on Form 6-K filed with the SEC on March 23, 2022)

4.11*	Form of Warrant Agency Agreement by and between American Stock Transfer & Trust Company and the registrant

4.12*	Form of Class C Warrant

4.13*	Form of Pre-Funded Warrant

4.14*	Form of underwriters warrants to be issued to underwriters of offering

5.1	Opinion of Reeder & Simpson P.C. as to the validity of the shares of common stock being registered

5.2	Opinion of Goodwin Procter LLP as to the validity of the units and warrants being registered

8.1	Opinion of Reeder & Simpson, P.C. with respect to certain Marshall Islands tax matters

8.2	Opinion of Goodwin Procter LLP with respect to certain U.S. tax matters

10.1	Management Agreement between Imperial Petroleum Inc. and Stealth Maritime S.A. (incorporated by reference to Exhibit 10.1 to the Company’s Registration Statement on Form F-1 (File No. 333-262264) filed with the SEC on January 20, 2022)

10.2.1	Senior Secured Credit Facility (incorporated by reference to Exhibit 10.2 to the Company’s Registration Statement on Form F-1 (File No. 333-260829) filed with the SEC on November 12, 2021)

10.2.2	Supplemental Agreement, dated January 27, 2022 (incorporated by reference to Exhibit 10.2.2 to the Company’s Registration Statement on Form F-1 (File No. 333-263593) filed with the SEC on March 16, 2022)

10.3	Equity Compensation Plan (incorporated by reference to Exhibit 10.3 to the Company’s Registration Statement on Form F-1 (File No. 333-262264) filed with the SEC on January 20, 2022)

10.4	Memoranda of Agreement for product tankers (incorporated by reference to Exhibit 10.4 to the Company’s Registration Statement on Form F-1 (File No. 333-263593) filed with the SEC on March 16, 2022)

14.1	Code of Business Conduct and Ethics (incorporated by reference to Exhibit 14.1 to the Company’s Registration Statement on Form F-1 (File No. 333-260829) filed with the SEC on November 12, 2021)

21.1	Significant Subsidiaries of Imperial Petroleum Inc. (incorporated by reference to Exhibit 21.1 to the Company’s Registration Statement on Form F-1 (File No. 333-263593) filed with the SEC on March 16, 2022)

23.1	Consent of Deloitte Certified Public Accountants S.A.

23.2	Consent of Reeder & Simpson P.C. (included in Exhibits 5.1 and 8.1)

23.3	Consent of Goodwin Procter LLP (included in Exhibits 5.2 and 8.2)

24.1*	Powers of Attorney (included on signature page hereof)

107	Filing Fee Table

* Previously filed.

Item 9. Undertakings

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Athens, Greece on May 12, 2022.

IMPERIAL PETROLEUM INC. (Registrant)

By:	/s/ Harry N. Vafias
Name:	Harry N. Vafias
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on May 12, 2022.

Signature	Title
/s/ Harry N. Vafias	Chief Executive Officer and Director (Principal Executive Officer)
Harry N. Vafias

/s/ Ifigeneia Sakellari	Interim Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)
Ifigeneia Sakellari

*	Director
John Kostoyiannis

*	Director
George Xiradakis

*By:	/s/ Harry N. Vafias
Attorney-in-Fact

Authorized Representative

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned, the duly authorized representative of the Registrant in the United States, has signed this registration statement on Form F-1 in Newark, Delaware, on May 12, 2022.

Puglisi & Associates

By:	/s/ Donald J. Puglisi
Name:	Donald J. Puglisi
Title:	Managing Director